Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-261366

November 4, 2022

PROSPECTUS SUPPLEMENT NO. 5

23,375,000 ORDINARY SHARES and

110,303,689 ORDINARY SHARES

Offered by Selling Securityholders

This prospectus supplement amends the prospectus dated May 6, 2022, as supplemented on May 24, 2022, June 15, 2022, August 30, 2022 and September 2, 2022 (the “Prospectus”), of Procaps Group, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B 253360 (the “Company”), that relates to the (i) issuance of up to 23,375,000 ordinary shares, with a nominal value of $0.01 per share (“Ordinary Shares”) that may be issued upon exercise of warrants to purchase Ordinary Shares (the “Warrants”) at an exercise price of $11.50 per Ordinary Share and (ii) resale of up to 110,303,689 Ordinary Shares by the Selling Securityholders (as defined in the Prospectus) identified in the Prospectus, as amended and supplemented from time to time.

This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information set in our current report on Form 6-K, including Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1 thereto, filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2022, which is set forth below. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement.

The Ordinary Shares are listed on the Nasdaq Stock Market (the “Nasdaq”) under the ticker symbol “PROC.” The closing sale price on the Nasdaq for the Ordinary Shares on November 3, 2022 was $6.99 per share. The Warrants are listed on Nasdaq under the ticker symbol “PROCW.” The closing sale price on the Nasdaq for the Warrants on November 3, 2022 was $0.748 per warrant.

Investing in the Ordinary Shares involves risks. See “Risk Factors” beginning on page 16 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is November 4, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of November 2022

Commission File Number: 001-40851

Procaps Group, S.A.

(Translation of registrant’s name in English)

9 rue de Bitbourg, L-1273

Luxembourg

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B253360

Tel : +356 7995-6138

(Address of Principal Executive Offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

As previously reported, on May 16, 2022, Procaps Group, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with AI Global Investments (Netherlands) PCC Limited, a protected cell company limited by shares organized under the laws of the Island of Guernsey (“PCC”), acting for and on behalf of the Soar Cell, Triana Capital S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Triana”), AI Pearl (Netherlands) B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Pearl Holding Seller”), Perrigo Ireland 7 DAC, a company duly organized and validly existing under the laws of the Republic of Ireland (“Pearl Ireland”, and together with PCC, Triana and Pearl Holding Seller, each a “Seller” and collectively, the “Sellers”), AI Soar (Netherlands) BV, a (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Somar Holding Company”), Química y Farmacia S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“Quifa”), PDM Acondifarma S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“PDM”), Gelcaps Exportadora de México S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“Gelcaps”, and together with Quifa and PDM, “Pearl Mexico”) and Grupo Farmacéutico Somar S.A.P.I. de C.V., a sociedad anónima promotora de inversión de capital variable organized under the laws of Mexico (“Somar” and together with Somar Holding Company and Pearl Mexico, “Grupo Somar” or the “Targets”) (the transactions contemplated by the SPA, the “Acquisition”).

In connection with the Acquisition, on October 11, 2022, the Company and certain of its subsidiaries entered into a credit agreement with Bank of New York Mellon, as administrative and collateral agent, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and bookrunners, and the lenders from time to time party thereto (the "Bridge Facility") to finance the cash portion of the purchase price of the Acquisition, to pay fees and expenses related to the Bridge Facility, to prepay, refinance and/or redeem certain existing indebtedness at the closing of the Acquisition (the “Closing”), and to the extent any proceeds remain after applying to the foregoing, to use for working capital and other general corporate purposes. Any borrowing under the Bridge Facility (the “Bridge Loan”), which shall occur on the date of the Closing, will accrue interest at a rate of Term SOFR (as defined in the Bridge Facility) plus a spread between 5.00% and 7.25%% determined according to the time period any such borrowing is outstanding and the Company’s credit rating, and will mature 12 months after the date of borrowing. The Bridge Facility is guaranteed by certain existing and future direct and indirect material subsidiaries of the Company and will be guaranteed by certain of the Targets and their subsidiaries upon the Closing. The Bridge Facility will also be secured by a pledge of all issued and outstanding shares of capital stock of certain of the Targets and their subsidiaries upon the Closing.

Pursuant to the Bridge Facility, the Company and the guarantors thereunder are subject to customary affirmative, negative and financial covenants which, among other things, (i) restrict, subject to certain exceptions, the Company’s and the guarantors’ ability to incur debt or grant liens, sell or transfer title to operating assets, pay dividends and distributions, engage in mergers and consolidations, guarantee, indemnify or assume the liabilities of third parties, engage in certain transactions with affiliates; change lines of business, or amend organizational documents; and (ii) require the Company to maintain a minimum consolidated interest coverage ratio of 3.0x EBITDA at all times, and a maximum consolidated leverage ratio of 4.25x to 4.75x EBITDA, according to the time period any Bridge Loan has been outstanding, calculated on an annual basis. Additionally, the Bridge Loan may be prepaid by the Company or refinanced at any time, without penalty. The Company must prepay the Bridge Loan with, (i) subject to certain exceptions, all proceeds from asset sales or the incurrence of debt by the Company and its subsidiaries, and (ii) 75% of net cash proceeds from any issuances of equity or equity-like instruments by the Company or any of its subsidiaries.

As previously reported, on November 12, 2021, the Company closed a private placement offering of $115 million aggregate principal amount of 4.75% guaranteed senior notes due November 12, 2031 (the “Senior Notes”) issued by Procaps, S.A., the Company's subsidiary, pursuant to a note purchase agreement (as subsequently amended prior to the NPA Amendment (as defined below), the “NPA”) entered into on November 5, 2021 with The Prudential Insurance Company of America, Prudential Annuities Life Assurance Corporation, Healthspring Life & Health Insurance Company, Inc. and Cigna Health and Life Insurance Company Inc. (collectively, the “Noteholders”). The Senior Notes are the senior unsecured obligations of Procaps, S.A. and unconditionally guaranteed by the Company and the following subsidiaries: Crynssen Pharma Group Limited, C.I. Procaps, S.A., Diabetrics Healthcare S.A.S., Pharmayect S.A., Procaps, S.A. de C.V., Biokemical, S.A. de C.V., Colbras Indústria e Comércio Ltda., and Sofgen Pharmaceuticals LLC.

1

In connection with the Acquisition and the Bridge Facility, at Closing the Company intends to prepay in full the aggregate principal amount of the Senior Notes, together with interest accrued thereon to the date of such prepayment and the make-whole amount determined for the date of such prepayment pursuant to the NPA (the “Notes Payoff”).

The Company previously expected that the Closing would occur on October 14, 2022 (the “Scheduled Closing and Prepayment Date”), and accordingly, pursuant to the requirements of the NPA, delivered advance notice to the Noteholders on October 11, 2022, of the Notes Payoff to occur on the Scheduled Closing and Prepayment Date.

On October 13, 2022, the Company was informed by the Sellers, and the Company subsequently informed the Noteholders, that the Sellers would not consummate the Acquisition on the Scheduled Closing and Prepayment Date due to the purported incomplete satisfaction of the closing conditions under the SPA, which relate to the Sellers and are unrelated to the Company. As a result of the delay in Closing, the expected borrowing under the Bridge Facility did not occur, and the Company was unable to complete the Notes Payoff on the Scheduled Closing and Prepayment Date, which technically constituted an event of default under the NPA (the “Technical Default”). The Noteholders informed the Company that they would not exercise any rights or remedies under the NPA due to the Technical Default pending entry into an amendment to the NPA formally waiving the Technical Default, and the Company and the Noteholders executed temporary waivers in connection therewith. On November 1, 2022, the Company and the Noteholders entered into an amendment to the NPA (the “NPA Amendment”) formally waiving the Technical Default effective as of the Scheduled Closing and Prepayment Date. The NPA Amendment also (i) provides the Company the ability, until November 30, 2022, to prepay the Senior Notes with two business days’ notice, (ii) provides that the make-whole amount under the NPA shall in no case be less than US$1,488,204.60, and (iii) provides that, if the Notes Payoff does not occur on or prior to November 30, 2022, a waiver fee of 3.75% per annum on the outstanding principal amount of Senior Notes outstanding shall (a) accrue from (and including) October 14, 2022 and (b) be payable to the Noteholders on the 12th day of February, May, August and November in each year (commencing on February 12, 2023), on the maturity date of such Senior Note and on each other date on which interest on such Senior Note is due and payable in accordance with the terms of the NPA and such Senior Note.

The Company expects that the Closing will occur in the fourth quarter of 2022, subject to closing conditions.

The Company announces material information to the public through filings with the Securities and Exchange Commission (the “SEC”), the investor relations page on the Company’s website, press releases, public conference calls and webcasts. The information disclosed by the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media and others to follow the channels listed above and to review the information disclosed through such channels.

The foregoing descriptions of the NPA, the NPA Amendment and the Bridge Facility are qualified in their entirety by reference to the full text of such documents, copies of which are included as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1 to this Current Report on Form 6-K, and are incorporated by reference into the Registration Statement on Form F-1 (File No. 333-261366).

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Forward-Looking Statements

This Form 6-K contains “forward-looking statements.” Forward looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information; expectations related to the Company becoming one of the fastest growing pharmaceutical organizations in Latin America; expectations related to the closing of the acquisition and timing; expectations related the consideration to be paid for the acquisition of Grupo Somar; expectation regarding Grupo Somar’s continued growth; expectations regarding the added value of the acquisition of Group Somar to the Company’s shareholders and anticipated long-term double-digit earnings accretion; expectations related to synergies, accelerated growth in the Mexican market and cross-selling cost efficiencies; and anticipated integration costs and synergies from the consolidation of Grupo Somar. Such forward-looking statements with respect to revenues, earnings, performance, strategies, synergies, prospects, and other aspects of the businesses of the Company are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Form 6-K, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We cannot assure you that the forward-looking statements in this form 6-K will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to recognize the anticipated benefits of the acquisition of the Grupo Somar , the impact of COVID-19 and other potential future pandemics on the Company’s business, costs related to the acquisition and integration of the Grupo Somar, changes in applicable laws or regulations, the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those included under the header “Risk Factors” in the Company’s annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (“SEC”), as well as the Company’s other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements.

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Exhibit Index

Exhibit Number	Exhibit Title
4.1*	Note Purchase and Guarantee Agreement, dated November 5, 2021 by and among Procaps S.A., Procaps Group, S.A., the subsidiary guarantors listed on Annex A thereto, Prudential Insurance Company of America, Prudential Annuities Life Assurance Corporation, Healthspring Life & Health Insurance Company, Inc. and Cigna Health and Life Insurance Company.
4.2	First Amendment to Note Purchase and Guarantee Agreement, dated as of January 12, 2022, by and among Procaps S.A., Procaps Group, S.A., the subsidiary guarantors listed on Annex A thereto, Prudential Insurance Company of America, Prudential Annuities Life Assurance Corporation, Healthspring Life & Health Insurance Company, Inc. and Cigna Health and Life Insurance Company.
4.3	Second Amendment to Note Purchase and Guarantee Agreement, dated as of February 28, 2022, by and among Procaps S.A., Procaps Group, S.A., the subsidiary guarantors listed on Annex A thereto, Prudential Insurance Company of America, Prudential Annuities Life Assurance Corporation, Healthspring Life & Health Insurance Company, Inc. and Cigna Health and Life Insurance Company.
4.4	Waiver and Third Amendment to Note Purchase and Guarantee Agreement, dated as of November 1, 2022, by and among Procaps S.A., Procaps Group, S.A., the subsidiary guarantors listed on Annex A thereto, Prudential Insurance Company of America, Prudential Annuities Life Assurance Corporation, Healthspring Life & Health Insurance Company, Inc. and Cigna Health and Life Insurance Company.
10.1*

Credit Agreement entered into as of October 11, 2022, by and among the Company, each guarantor from time to time party thereto, each lender from time to time party thereto, The Bank of New York Mellon, as administrative agent and collateral agent for the lenders, and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as the joint lead arrangers and bookrunners.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCAPS GROUP, S.A.

By:	/s/ Ruben Minski
Name:	Ruben Minski
Title:	Chief Executive Officer

Dated: November 4, 2022

5

Exhibit 4.1

Execution Version

PROCAPS S.A.

US$115,000,000

Guaranteed Senior Notes due NOVEMBER 12, 2031

Guaranteed by

PROCAPS GROUP, S.A.,

as Parent Guarantor, AND

certain Subsidiary Guarantors

Note Purchase and Guarantee Agreement

Dated NOVEMBER 5, 2021

- i -

TABLE OF CONTENTS (Cont’d.)

- ii -

TABLE OF CONTENTS (Cont’d.)

- iii -

TABLE OF CONTENTS (Cont’d.)

- iv -

Schedule A	—	Defined Terms
Schedule B	—	Original Subsidiary Guarantors
Schedule C	—	Form of Subsidiary Guarantor Joinder Agreement
Schedule 1-A	—	Form of Note
Schedule 1-B		Form of Pagaré
Schedule 1-C	—	Form of Instruction Letter
Schedule 5.3	—	Disclosure Materials
Schedule 5.4	—	Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock
Schedule 5.5	—	Financial Statements
Schedule 5.15	—	Existing Indebtedness; Future Liens
Schedule 8.1	—	Amortization Schedule
Schedule 10.5(a)	—	Existing Liens
Schedule 10.5(b)	—	Material Property
Schedule 10.5(c)	—	Existing Leases
Purchaser Schedule	—	Information Relating to Purchasers

- v -

PROCAPS S.A.

Calle 80 No. 78B-201, Barranquilla, Colombia

PROCAPS Group, S.A.

9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

Guaranteed Senior Notes due November 12, 2031

November 5, 2021

To Each of the Purchasers Listed in
the Purchaser Schedule Attached Hereto:

Ladies and Gentlemen:

Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), Procaps Group, S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B253360 (the “Parent Guarantor”), each of the entities set forth on Schedule B (collectively, the “Original Subsidiary Guarantors”) and each Subsidiary that becomes a Subsidiary Guarantor after the date of this Agreement (including the Intermediate Parent), jointly and severally agree with each of the Purchasers as follows:

Section 1.  Authorization of Notes; guaranties.

The Company will authorize the issue and sale of US$115,000,000 aggregate principal amount of its Guaranteed Senior Notes due November 12, 2031 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1-A. With respect to the Note or Notes of each Purchaser, the Company and each Guarantor will execute and deliver to each Purchaser (a) one pagaré, payable to such Purchaser (or its nominee), in the form set out in Schedule 1-B (each, a “Pagaré”) and (b) one letter of instruction, in favor of such Purchaser (or its nominee), in the form set out in Schedule 1-C (each, an “Instruction Letter”). Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 24.4 shall govern.

The obligations of the Company under this Agreement and the Notes shall be guaranteed by the Guarantors as provided in Section 15.

Section 2.  Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. The Notes have not been and will not be registered under the Securities Act and will, therefore, be issued pursuant to an exemption from registration therefrom in reliance upon the representations and warranties of the Purchasers and subject to the restrictions on transfer set forth herein.

Section 3.  Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, 44th Floor, New York, New York 10036-6745, at 10:00 a.m., local time, at a closing (the “Closing”) on November 12, 2021 or on such other Business Day thereafter on or prior to November 16, 2021 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least US$500,000 as such Purchaser may request), dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account designated in the Funding Instruction Letter. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4.  Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be issued and sold to such Purchaser at the Closing is subject to the fulfilment to such Purchaser’s satisfaction (or waiver thereof in accordance with Section 19.1), prior to or at the Closing, of the following conditions:

Section 4.1  Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct at the date of this Agreement and at the Closing (unless such representation or warranty relates solely to an earlier date, in which case it shall have been correct as of such earlier date). The statements of the Obligors and their respective officers or other representatives made in any certificates delivered as of the date of the Closing pursuant to this Agreement shall be true and correct on and as of the Closing (unless such representation or warranty relates solely to an earlier date, in which case it shall have been correct as of such earlier date).

Section 4.2  Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Parent Guarantor nor any of its Subsidiaries shall have entered into any transaction since September 3, 2021 that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3  Closing Certificates; Powers of Attorney.

(a)  Officer’s Certificate. The Parent Guarantor shall have delivered to such Purchaser an Officer’s Certificate of the Parent Guarantor, dated the date of the Closing, (i) certifying that the conditions specified in Section 4.1, Section 4.2 and Section 4.9 have been fulfilled and (ii) certifying that (A) there is no More Favorable Provision in effect on the date of the Closing or (B) setting forth a description of each More Favorable Provision in effect on the date of the Closing (including any defined terms used therein) and related explanatory calculations, if applicable.

(b)  Secretary’s or Director’s Certificates. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary, an Assistant Secretary, a Director or another appropriate person, dated the date of the Closing, certifying as to:

(i)  the resolutions attached thereto and other corporate or other entity proceedings, as applicable, relating to the authorization, execution and delivery of each Finance Document to which such Obligor is a party, including, to the extent applicable, resolutions of the shareholders of such Obligor,

(ii)  such Obligor’s organizational documents as then in effect (in the case of the Parent Guarantor, including, but not limited to, copies of its organizational documents certified by a Responsible Officer of the Parent Guarantor and the excerpt from the Luxembourg trade and companies register (the “RCS”) and the non-registration certificate (certificat de non-inscription d'une décision judiciaire) from the RCS pertaining to the Parent Guarantor),

(iii)  the signatures and incumbency of relevant officers of such Obligor, or other authorized persons acting on behalf of such Obligor, executing any Finance Document to which such Obligor is a party, and

(iv)  to the extent applicable, the due issuance of any power of attorney required for the execution of any Finance Document to which such Obligor is a party.

Section 4.4  Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Clifford Chance US LLP, U.S. special counsel for the Obligors, (ii) Philippi Prietocarrizosa Ferrero DU & Uría S.A.S., Colombian special counsel for the Obligors, (iii) Clifford Chance, Luxembourg special counsel for the Parent Guarantor, (iv) Demarest Advogados, Brazilian special counsel for the Obligor organized in Brazil, (v) PAG.law PLLC, Florida special counsel for the Obligor organized in Florida and (vi) Bufete Dr. F.A. Arias, S.A. de C.V., El Salvador special counsel for the Obligors organized in El Salvador (and each Obligor hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Akin Gump Strauss Hauer & Feld LLP, the Purchasers’ U.S. special counsel in connection with such transactions.

Section 4.5  Purchase Permitted By Applicable Law, Etc. On the date of the Closing each Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement, such determination to be made by such Purchaser. If requested by such Purchaser at least three (3) Business Days prior to the date of the Closing, such Purchaser shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6  Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7  Payment of Fees. Without limiting Section 17.1, the Parent Guarantor or the Company shall have paid (or arranged for the payment out of the proceeds of the Notes), on or before the Closing (i) all reasonable fees, charges and disbursements of (A) Akin Gump Strauss Hauer & Feld LLP, the Purchasers’ U.S. special counsel, and (B) each local counsel engaged by the Purchasers in connection with the Closing, in each case to the extent reflected in a statement of such counsel rendered to the Parent Guarantor or the Company at least one Business Day prior to the Closing, (ii) all reasonable fees, charges, and disbursements of any notary public engaged by the Purchasers or their counsel in connection with the Closing, and (iii) all other reasonable fees, expenses and documentary and similar taxes payable by the Obligors and their Subsidiaries in connection with the Closing in respect of the transactions contemplated by this Agreement and the other Finance Documents.

Section 4.8  Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9  Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5 (other than (x) the incorporation of the Parent Guarantor under the laws of Luxembourg on or about March 29, 2021 and (y) the “Business Combination” as defined in and contemplated by the Form F-4 Registration Statement).

Section 4.10  Funding Instructions. At least five Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Company on letterhead of the Company (the “Funding Instruction Letter”) specifying (a) the name and address of the transferee bank for payment of the purchase price of the Notes in accordance with Section 3, (b) such transferee bank’s ABA number, Swift Code and/or IBAN, as applicable, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) providing contact information (name, email address and telephone number) for an appropriate person at each of the transferee bank and the Company who is available to answer questions the Purchasers may have regarding the details contained in the Funding Instruction Letter and otherwise verify such details.

Section 4.11  Acceptance of Appointment to Receive Service of Process. Such Purchaser shall have received evidence of the acceptance by the Process Agent of the appointment and designation provided for in Section 24.7(e) for the period from the date of the Closing to a date that is at least one year after the Maturity Date of the Notes (and the payment in full of all fees in respect thereof).

Section 4.12  Pagarés. With respect to the Note or Notes, as applicable, to be purchased by it at the Closing, such Purchaser shall have received one Pagaré, executed by the Company, as issuer, and the Parent Guarantor and each Original Subsidiary Guarantor, as guarantors (avalista), payable to such Purchaser (or its nominee), notarized by a Colombian notary public.

Section 4.13  Instruction Letters. With respect to the Pagaré to be issued to it at the Closing, such Purchaser shall have received an Instruction Letter executed by the Company, the Parent Guarantor and each Original Subsidiary Guarantor, in favor of such Purchaser (or its nominee), notarized by a Colombian notary public.

Section 4.14  KYC Information. Such Purchaser shall have received all documentation (including U.S. Internal Revenue Service Forms W-9 or other applicable U.S. Internal Revenue Service forms) and other information with respect to the Obligors required by it in connection with “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Section 4.15  SPAC and PIPE Transactions. The “Business Combination” and “PIPE” transactions as defined in and contemplated by the registration statement on Form F-4 filed by the Parent Guarantor with the SEC on June 21, 2021 (the “Form F-4 Registration Statement”) shall have occurred (substantially in accordance with the Form F-4 Registration Statement) and the Parent Guarantor shall have received the net proceeds of such PIPE transaction.

Section 4.16  Proceedings and Documents. All corporate, private limited liability company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.  Representations and Warranties of the obligors.

The Parent Guarantor, on behalf of itself and all Obligors, and each Obligor on behalf of itself, represents and warrants to each Purchaser as of the date of this Agreement and as of the date of the Closing that:

Section 5.1  Organization; Power and Authority. Each Obligor is a sociedad anónima, société anonyme, sociedade limitada, private limited liability company, public limited liability company, corporation or other limited liability entity (as applicable) duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or other entity power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Finance Document to which it is a party and to perform the provisions thereof.

Section 5.2  Authorization, Etc. Each Finance Document to which an Obligor is a party has been duly authorized by all necessary corporate, private limited liability company or other entity action on the part of such Obligor, and this Agreement constitutes, and upon execution and delivery thereof each other Finance Document to which an Obligor is a party will constitute, a legal, valid and binding obligation of each Obligor party thereto, enforceable against each such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, judicial or extrajudicial recovery, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3  Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors prior to September 3, 2021 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2020, there has been no change in the financial condition, operations, business, properties or prospects of any of the Obligors or any of their respective Subsidiaries except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. Notwithstanding the foregoing, the Obligors make no representation or warranty with respect to any financial projections, forecasts, general economic and market estimates or forward looking-information included in the Disclosure Documents, except that such information was prepared in good faith based upon reasonable assumptions that take into account all material matters and sensitivities of which an Obligor is aware concerning the Group and the markets in which the Group is carrying on, or is expecting or proposing to carry on, business.

Section 5.4  Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)  Schedule 5.4 contains (except as noted therein) complete and correct lists of: (i) the Parent Guarantor’s Subsidiaries as of the date of this Agreement, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Parent Guarantor and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) the Parent Guarantor’s and the Company’s Affiliates, other than the Parent Guarantor’s Subsidiaries, and (iii) the Parent Guarantor’s and the Company’s directors and senior officers.

(b)  All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by an Obligor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by an Obligor or a Subsidiary free and clear of any Lien that is not permitted by Section 10.5.

(c)  Each Subsidiary (other than an Obligor) is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)  No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any of the Obligors or any of their respective Subsidiaries that owns outstanding Equity Interests of such Subsidiary.

Section 5.5  Financial Statements; Material Liabilities. The Obligors have delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the applicable Obligor and its Subsidiaries as of the respective dates specified in Schedule 5.5 and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with IFRS consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). None of the Obligors nor any of their respective Subsidiaries have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6  Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of the Finance Documents to which an Obligor is a party do not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any of the Obligors or any of their respective Subsidiaries under, (x) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, (y) corporate charter, memorandum of association, articles of association, regulations or by-laws, shareholders agreement or (z) any other agreement or instrument to which any of the Obligors or any of their respective Subsidiaries is bound or by which any of the Obligors or any of their respective Subsidiaries or any of their respective properties may be bound or affected (other than any constitutional document), (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries, in the case of clauses (i)(x) and (i)(z), expect for any conflict, breach or violation that could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

Section 5.7  Governmental Authorizations, Etc.

(a)  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of any Finance Document to which an Obligor is a party, including any thereof required in connection with the obtaining of Dollars to make payments under this Agreement or the Notes and the payment of such Dollars to Persons resident in the United States of America, other than (i) a filing by the Company with the Colombian Central Bank (Banco de la República) of (A) a public external indebtedness report on Form No. 6 (Formulario 6) with respect to the issuance of the Notes and (B) an external indebtedness minimum information report (Declaración de Cambio) with respect to each payment on the Notes and (ii) those consents, approvals, authorizations, registrations, declarations and filings that have been obtained or made on or prior to the date of this Agreement.

(b)  It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the jurisdiction of organization of any Obligor of any Finance Document to which an Obligor is a party that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than any applicable de minimis Court Filing Duty that may be required in connection with admissibility into evidence; provided that (i) in order for any document written in a language other than Spanish to be admissible into evidence before a Colombian court, such document must be translated into Spanish by an official translator, (ii) in order for any Finance Document executed outside Brazil to be admissible into evidence before a Brazilian Governmental Authority and a Brazilian court, it must (A) have the notarization of the signatures of the parties signing outside Brazil by an official public notary, (B) be apostilled by the competent authority of the respective country of origin of the document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalisation for Foreign Public Documents, the signatures of the parties must be certified by the competent Brazilian consulate located in the country of origin, (C) be translated into Portuguese by an official translator (tradutor público juramentado) and (D) be registered together with its respective official translation into the Portuguese language with the appropriate Registry of Deeds and Documents (Registro de Títulos e Documentos), (iii) in order for any document written in a language other than Spanish to be admissible into evidence before a Salvadoran court, such document must be translated into Spanish, notarized by a Salvadoran notary public and apostilled by the competent Governmental Authority of the respective country of origin of such document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, the signatures of the parties must be certified by the competent Salvadoran consulate located in the country of origin, and (iv) in order for any Finance Document to be admissible into evidence before a Luxembourg court or public authority, such Finance Document must be accompanied by a complete or partial translation into French or German by an official translator and a Luxembourg court may always require that the parties produce the original of the Finance Document on the basis of which a claim is made. The registration of the Finance Documents (and any document in connection therewith) with the Administration de l’Enregistrement et des Domaines et de la TVA in Luxembourg will be required where the Finance Documents are either (A) attached as an annex to an act (annexés à un acte) that itself is subject to mandatory registration or (B) deposited in the minutes of a notary (déposés au rang des minutes d' un notaire), in which case the Finance Documents will be subject to registration duties, at a fixed rate or an ad valorem rate, depending on the nature of the Finance Documents. Such Luxembourg registration duties will also be payable in the case of voluntary registration of the Finance Documents with the Administration de l’Enregistrement et des Domaines et de la TVA in Luxembourg.

Section 5.8  Litigation; Observance of Agreements, Statutes and Orders.

(a)  There are no actions, suits, investigations or proceedings pending or, to the best knowledge of any Obligor, threatened against or affecting any of the Obligors or any of their respective Subsidiaries or any property of any of the Obligors or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  None of the Obligors nor any of their respective Subsidiaries is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority binding upon it or its property, or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16, as applicable), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9  Taxes.

(a)  The Obligors and their respective Subsidiaries have filed, or caused to be filed, all income and other material tax returns that are required by applicable law to have been filed by or with respect to any of them in any jurisdiction, and have paid all taxes shown to be due and payable by or with respect to any of them on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which any such Obligor or Subsidiary, as the case may be, has established adequate reserves in accordance with IFRS. No Obligor knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of U.S. federal, state or other taxes as are applicable to them for all fiscal periods are adequate in all material respects.

(b)  No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the jurisdiction of organization of any Obligor or any political subdivision of any thereof will be incurred by any Obligor or any holder of a Note as a result of the execution or delivery of any Finance Document to which an Obligor is a party and no deduction or withholding in respect of Taxes imposed by or for the account of the jurisdiction of organization of any Obligor or, to the knowledge of the Obligors, any other Taxing Jurisdiction, is required to be made from any payment by any Obligor under this Agreement or, with respect to the Company only, the Notes except (i) in the case of any payment of the Guaranteed Obligations by any Guarantor, any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of Luxembourg, Malta, Brazil or El Salvador arising out of circumstances described in clauses (i) through (vi) of Section 13(b); (ii) in the case of any payment of the Guaranteed Obligations made by a Guarantor organized in Brazil, or any payment that is considered sourced in Brazil, (A) Brazilian withholding income tax at a rate of up to 25%, provided that a reduced rate will apply to residents not located in low tax jurisdictions and may apply in case of payments to residents in countries with Treaties to Avoid Double Taxation signed with Brazil, (B) in case of payment of Guaranteed Obligations deemed service fees or reimbursements of expenses, the Brazilian withholding income tax, the Contribution to the Social Integration Plan on imports (“PIS - Importação”), Contribution for Social Security Financing on imports (“COFINS - Importação”), Tax on Services on imports of services ( “ISS”), and Contribution for Intervention in the Economic Domain (“CIDE”); and/or (C) IOF/Exchange Tax (the “IOF/Exchange Tax”) at a rate, as of the date hereof, of 0.38% as a result of the conversion of Brazilian reais into foreign currency; and (iii) in the case of any payment of the Guaranteed Obligations deemed to be interest made by a Guarantor that is a resident of El Salvador, or any such payment that is considered sourced in El Salvador, withholding taxes payable on payments of interest, and taxes payable on commissions and fees, made by such Guarantor to a holder of a Note that is not domiciled in El Salvador for tax purposes, as follows: (A) 20% income tax withholding on the payment of interest and 13% of Value Added Tax (VAT) to a holder of a Note that is not located in a jurisdiction with a low or null taxation regime or “tax haven” (as determined by the applicable regulations issued by the Salvadoran Ministerio de Hacienda), and (B) 25% income tax withholding on the payment of interest and 13% of Value Added Tax (VAT) to a holder of a Note that is located in a tax haven (as determined by the applicable regulations issued by the Salvadoran Ministerio de Hacienda); provided that, in the case of each of clauses (i) – (iii) inclusive above, the holders of the Notes will benefit from the tax gross-up requirements set forth in Section 13 (subject to the limitations set forth therein). For avoidance of doubt, no deduction or withholding in respect of Taxes imposed by or for the account of Colombia is required in connection with interest payments under the Notes in accordance with ruling No. 032227 issued by the Colombian Dirección de Impuestos y Aduanas Nacionales DIAN (the “Colombian Tax Authority”) on November 25, 2016. In this ruling, the Colombian Tax Authority concluded that non-Colombian tax resident noteholders are not subject to withholding on interest payments in Colombia.

Section 5.10  Title to Property; Leases. Each of the Obligors and their respective Subsidiaries have good and valid title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any of the Obligors or any of their respective Subsidiaries after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens not permitted by Section 10.5. All leases that individually or in the aggregate are Material to any of the Obligors or any of their respective Subsidiaries are valid and subsisting and are in full force and effect in all material respects.

Section 5.11  Licenses, Permits, Etc.

(a)  Each of the Obligors and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)  To the best knowledge of each Obligor, no product or service of any of the Obligors or any of their respective Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)  To the best knowledge of each Obligor, there is no Material violation by any Person of any right of any of the Obligors or any of their respective Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any of the Obligors or any of their respective Subsidiaries.

Section 5.12  Compliance with ERISA.

(a)  Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) except for any such liability that would not result in a Material Adverse Effect, and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)  The present value within the meaning of Section 3 of ERISA of the aggregate benefit liabilities within the meaning of Section 4001 of ERISA under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value within the meaning of Section 3 of ERISA of the assets of such Plan allocable to such benefit liabilities by an amount that would result in a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the applicable Obligor’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by an amount that would result in a Material Adverse Effect.

(c)  The Obligors and their respective ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would result in a Material Adverse Effect or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate would result in a Material Adverse Effect.

(d)  The expected postretirement benefit obligation (determined as of the last day of the applicable Obligor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of any Obligor and its Subsidiaries would not result in a Material Adverse Effect.

(e)  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve a non-exempt prohibited transaction under Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)  All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply would not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by any Obligor and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue would not be reasonably expected to have a Material Adverse Effect.

Section 5.13  Private Offering by the Company. No Obligor nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than ten (10) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. No Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. Without limiting the foregoing, no Obligor nor anyone acting on its behalf has offered or sold any Note, or will offer or sell any Note, to any Person in Colombia, Luxembourg, Malta, the European Union, El Salvador or Brazil.

Section 5.14  Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to the repayment in full of certain existing Indebtedness of the Company and its Subsidiaries, to the payment of transaction fees and expenses related to the issuance of the Notes and for general corporate purposes of the Company and its Subsidiaries. None of the proceeds of the sale of the Notes will be used to finance a Hostile Tender Offer. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent Guarantor and its Subsidiaries and the Parent Guarantor does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15  Existing Indebtedness; Future Liens.

(a)  Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Obligors and their respective Subsidiaries as of September 3, 2021 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of any Obligor or any Subsidiary. None of the Obligors nor any of their respective Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor or any Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)  Except for Liens securing Indebtedness existing prior to the date of this Agreement as disclosed on Schedule 5.15, none of the Obligors nor any of their respective Subsidiaries has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)  None of the Obligors nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor or any Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any Obligor, except as disclosed in Schedule 5.15.

Section 5.16  Foreign Assets Control Regulations, Etc.

(a)  No Obligor nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified by any competent Governmental Authority that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the European Union, Colombia, Luxembourg, Malta, Brazil, El Salvador, or any jurisdiction in which an Obligor is incorporated or conducts business.

(b)  No Obligor nor any Controlled Entity (i) has violated, been found by the competent Governmental Authority to be in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Obligors’ knowledge, is under investigation by any applicable Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or any similar or equivalent legislation in the jurisdiction of incorporation of the Obligors.

(c)  No part of the proceeds from the sale of the Notes hereunder:

(i)  constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Obligor or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)  will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)  will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

It is acknowledged and agreed by each Purchaser that the representations and undertakings made pursuant to this subsection (c) by any Obligor organized in a European Union country or the United Kingdom are only sought and given for the benefit of the Purchasers to the extent that to do so would not result in any violation of, or conflict with, the EU Blocking Regulation or, as the case may be, the UK Blocking Regulation.

(d)  Each Obligor has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure compliance by the Parent Guarantor and each Controlled Entity with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17  Investment Company. No Obligor is an “investment company” or a company controlled by an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

Section 5.18  Environmental Matters.

(a)  None of the Obligors nor any of their respective Subsidiaries has knowledge of any claim or has received any written notice of any claim against any such Person and no proceeding has been instituted and is still pending (in whole or in part) asserting any claim against any such Person or any of its respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, as could, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect.

(b)  None of the Obligors nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)  None of the Obligors nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them resulting in any violation of any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)  None of the Obligors nor any of their respective Subsidiaries has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)  All buildings on all real properties now owned, leased or operated by any of the Obligors or any of their respective Subsidiaries are in compliance with the applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19  Ranking of Obligations. Each Obligor’s payment obligations under this Agreement, the Pagarés and, with respect to the Company only, the Notes will, upon issuance of the Notes and the Pagarés, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the relevant Obligor, except, in each case, for such payment obligations that are mandatorily preferred by operation of bankruptcy, insolvency, liquidation, judicial or extrajudicial recovery or similar laws of general application.

Section 5.20  Solvency. Each Obligor individually and the Group on a consolidated basis is and, after giving effect to the issuance of the Notes, the execution and delivery of the Finance Documents and the consummation of the transactions contemplated thereby, will be Solvent.

Section 5.21  No Immunity. None of the Obligors nor any of their respective Subsidiaries has the right to claim for itself or any of its assets immunity of any kind with respect to jurisdiction, enforcement, seizure, service of process or other similar generally applicable legal rules, subject to, in the case of members of the Group organized in Colombia, article 594 of the Colombia General Process Code (Código General del Proceso) or other Colombian laws providing that certain assets are non-attachable.

Section 5.22  Absence of Currency Exchange Controls. There are no restrictions or requirements under the laws or regulations of any jurisdiction in which an Obligor is organized that limit the availability of foreign currency, or require any governmental authorization for or otherwise restrict the transfer of foreign currency out of such jurisdiction, except that payments made by any Guarantor organized in Brazil under the Guaranty with funds held in Brazil are subject to the closing of a foreign exchange transaction, which must be carried out by a financial institution in Brazil authorized by the Brazilian Central Bank to deal in the exchange market, and comply with the requirements imposed by such financial institution and the Brazilian regulations then in effect, including the presentation of proper documentation supporting the legality of the relevant remittance of funds outside of Brazil.

Section 5.23  Status of Pagarés. As of the date of the Closing, each Pagaré will be a valid and enforceable non-negotiable executive title (título ejecutivo) and shall be issued in the form of and qualify under Colombian law as a pagaré payable no later than the Maturity Date thereof pursuant to the related Instruction Letter, and shall be enforceable under Colombian law by means of a summary judicial proceeding (proceso ejecutivo) against the Company, as issuer, and each Guarantor signatory thereto, as a guarantor (avalista). Each Note and the Pagaré related thereto (together with any aval with respect thereto) shall evidence the same obligations to pay the unpaid principal amount of, and interest on, the debt evidenced thereby. The holder of a Note may elect to enforce payment of such debt by bringing an action on either the Note or the Pagaré related thereto (together with any aval with respect thereto) in the relevant court; provided that payment by the Obligors of any part of the principal or interest of either a Note or the Pagaré related thereto (together with any aval with respect thereto) in accordance with this Agreement, the Notes and the Pagarés shall (a) reduce the outstanding principal or interest amount of both such Note and such Pagaré (together with any aval with respect thereto) pro tanto and (b) discharge the corresponding obligation of the Obligors under this Agreement, the Notes and the Pagarés to pay principal or interest of the debt evidenced by such Note and such Pagaré (together with any aval related thereto) pro tanto.

Section 5.24  Fiscal Year. The fiscal year of each of the Obligors and their respective Subsidiaries is the 12-month period ending on December 31 of each year.

Section 5.25 Centre of Main Interest. For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (the “Regulation”), the Parent Guarantor has its centre of main interest (as that term is used in Article 3(1) of the Regulation) situated in its jurisdiction of incorporation and has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. The Parent Guarantor has its central administration (administration centrale) in Luxembourg.

Section 6.  Representations of the Purchasers.

Section 6.1  Purchase for Investment. Each Purchaser severally represents as of the date of this Agreement and as of the date of the Closing that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser acknowledges that the Notes have not been and will not be registered with the Brazilian Securities Exchange Commission or the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia), and that the Notes may not be offered or sold in Brazil, El Salvador or Colombia, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian, El Salvador or Colombian laws and regulations.

Section 6.2  Source of Funds. Each Purchaser severally represents as of the date of the Closing that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)  the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)  the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)  the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)  the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)  the Source is a governmental plan; or

(g)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3  Accredited Investor; Knowledge and Experience. Each Purchaser severally represents as of the date of this Agreement and as of the date of Closing that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (or any other sub-clause of clause (a) of such Rule 501 that applies to entities)) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Without limiting the force and effect of the representations and warranties of the Obligors, each Purchaser severally represents as of the date of this Agreement and as of the date of the Closing that it (a) has such knowledge and experience in financial and business matters, as to enable it to evaluate the merits and risks of entering into this Agreement and purchasing the Notes and (b) has been offered the opportunity to ask questions of the Obligors and received answers thereto as it deemed necessary in connection with the decision to purchase the Notes.

Section 7.  Information as to obligors.

Section 7.1  Financial and Business Information. The Obligors shall deliver (or cause to be delivered) to each Purchaser and each holder of a Note that is an Institutional Investor (and for purposes of this Agreement, the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a)  Interim Statements — promptly after the same are available and in any event within 60 days (or, if earlier, the date on which such financial statements are delivered under any Material Credit Facility, and, in the case of the fourth quarter financial statements, together with the delivery of the annual financial statements in accordance with Section 7.1(b)) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor, commencing with the first fiscal quarter of the Parent Guarantor that ends after the Closing, duplicate copies of,

(i)  a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal period, and

(ii)  consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such fiscal period and (in the case of the second, third and fourth quarters) for the portion of the fiscal year ending with such quarters, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS applicable to interim financial statements generally, and certified by a Senior Financial Officer of the Parent Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)  Annual Statements — promptly after the same are available and in any event within 120 days (or, if earlier, the date on which such financial statements are delivered under any Material Credit Facility) after the end of each fiscal year of the Parent Guarantor, commencing with the fiscal year of the Parent Guarantor ending December 31, 2021, duplicate copies of:

(i)  a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(ii)  consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS, and accompanied by an opinion thereon (without, commencing with the fiscal year beginning on January 1, 2022, a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects the consolidated financial position of the companies being reported upon and their consolidated results of operations and consolidated cash flows and have been prepared in conformity with IFRS, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)  Regulatory and Other Reports — promptly, and in any event within 5 Business Days, upon their becoming available, one copy of (i) each financial statement, report, circular, notice, proxy statement or similar document sent by any Obligor or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by any Obligor or any Subsidiary with the SEC, the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia) or any similar Governmental Authority or any securities exchange and of all press releases and other statements made available generally by any Obligor or any Subsidiary to the public concerning developments that are Material;

(d)  Notice of Default or Event of Default — promptly, and in any event within 5 Business Days, after a Responsible Officer of the Parent Guarantor or the Company acquiring knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Parent Guarantor or the Company, as the case may be, is taking or proposes to take with respect thereto;

(e)  Employee Benefits Matters — promptly, and in any event within 5 Business Days after a Responsible Officer of the Parent Guarantor or the Company acquiring knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that an Obligor or an ERISA Affiliate proposes to take with respect thereto:

(i)  any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, with respect to any Plan for which notice thereof has not been waived pursuant to such regulations as in effect on the date of this Agreement;

(ii)  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan under Section 4041A of ERISA;

(iii)  except as would not result in a Material Adverse Effect, any event, transaction or condition that could result in (i) the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of Section 412 of the Code relating to employee benefit Plans or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate pursuant to Title I or Title IV of ERISA or such penalty or excise tax provisions, if such liability, taken together with any other such liabilities or Liens then existing would reasonably be expected to have a Material Adverse Effect; or

(iv)  receipt of notice of the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans, except for any such penalty that would not result in a Material Adverse Effect;

(f)  Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)  Material Litigation — promptly, and in any event within 5 Business Days after a Responsible Officer of the Parent Guarantor or the Company acquiring knowledge of any of the following, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any Obligor or any Subsidiary, and which are reasonably likely to be adversely determined and if adversely determined, are reasonably likely to have a Material Adverse Effect;

(h)  Resignation or Replacement of Auditors — within 15 days following the date on which any Obligor’s auditors resign or any Obligor elects to change auditors, as the case may be, written notification thereof, together with such supporting information as the Required Holders may reasonably request; and

(i)  Requested Information — with reasonable promptness, and in any event within 5 Business Days of such request, such other data or information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any Subsidiary or relating to the ability of any Obligor to perform its obligations under any Finance Document to which such Obligor is a party as from time to time may be reasonably requested by any such Purchaser or holder of a Note, including information readily available to the Obligors explaining the Obligors’ financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Section 7.2  Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent Guarantor:

(a)  Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Obligors were in compliance with the requirements of Section 10 and any Incorporated Provision during the interim or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations), and reasonably detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that any Obligor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 24.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from IFRS with respect to such election;

(b)  Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their respective Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any condition or event resulting from the failure of any Obligor or any Subsidiary to be in material compliance with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto; and

(c)  Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of such Senior Financial Officer.

Section 7.3  Visitation. The Obligors shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)  No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and at reasonable intervals and upon reasonable prior notice to the Parent Guarantor or the Company, as applicable, to visit the principal executive offices of the Parent Guarantor or the Company, as applicable, to discuss the affairs, finances and accounts of the Parent Guarantor and its Subsidiaries with the Parent Guarantor’s or the Company’s officers, and (with the consent of the Parent Guarantor or the Company, as applicable, which consent will not be unreasonably withheld) its independent public accountants, and subject to any safety procedures requested by the Parent Guarantor, the Company or the relevant Subsidiary (with the consent of the Parent Guarantor or the Company, as applicable, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided that such visits or inspections do not unreasonably interfere with the operation of any Obligor or any Subsidiary and such Purchaser or such holder of a Note shall use its commercially reasonable efforts to coordinate any such discussions or inspection; provided, further, that each Purchaser and each holder of a Note shall only be entitled to one such visit per calendar year; and

(b)  Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the principal executive offices or properties of any of the Obligors or any of their respective Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and as often as may be requested.

Section 7.4  Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Obligors pursuant to Section 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Obligors satisfy any of the following requirements with respect thereto:

(a)  such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser and each holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Parent Guarantor or the Company; or

(b)  such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Obligors on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has access without charge as of the date of this Agreement;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 22 of this Agreement); provided further, that in the case of clause (b), the Parent Guarantor or the Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 20, of such posting or availability in connection with each delivery; and provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Obligors will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

Section 7.5  Limitation on Disclosure Obligation. No Obligor shall be required to disclose the following information pursuant to Section 7.1(c)(i)(x), Section 7.1(i) or Section 7.3:

(a)  information that such Obligor determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 22, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof;

(b)  information that, notwithstanding the confidentiality requirements of Section 22, such Obligor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon such Obligor and not entered into in contemplation of this clause (b), provided that such Obligor shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that such Obligor has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement; or

(c)  in the case of the disclosure of any information to any actual or prospective competitor of the Group, any information that (i) constitutes non-financial trade secrets or non-financial proprietary information or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Promptly after determining that an Obligor is not permitted to disclose any information as a result of the limitations described in this Section 7.5, such Obligor will provide each of the Purchasers and holders with an Officer’s Certificate describing generally the requested information that such Obligor is prohibited from disclosing pursuant to this Section 7.5 and the circumstances under which such Obligor is not permitted to disclose such information. Promptly after a request therefor from any Purchaser or holder of Notes that is an Institutional Investor, the relevant Obligor will provide such Purchaser or holder with a written opinion of counsel (which may be addressed to such Obligor) relied upon as to any requested information that such Obligor is prohibited from disclosing to such Purchaser or holder under circumstances described in this Section 7.5.

Section 8.  Payment and Prepayment of the Notes.

Section 8.1  Required Prepayments; Maturity. The Company will prepay the Notes in the principal amounts (or such lesser principal amount as shall then be outstanding) and on the dates set forth in Schedule 8.1, at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2, Section 8.3, Section 8.4 or Section 8.10, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2  Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in a minimum principal amount of not less than US$5,000,000, together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 19. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount, if any, as of the specified prepayment date.

Section 8.3  Prepayment for Tax Reasons.

(a)  If at any time as a result of a Change in Tax Law (as defined below) the Company is or will be obligated under Section 13 to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment (but without any Make-Whole Amount), except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid.

(b)  No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

(c)  The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (i) if a Default or Event of Default then exists, (ii) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (iii) if the obligation to make such Additional Payments directly results or resulted from actions taken by an Obligor or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

(d)  For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any such law, treaty, rule or regulation of Colombia or any jurisdiction by or through which payments on the Notes are made at the Company’s direction (or any political subdivision or taxing authority thereof or therein) after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is or will be in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is or will be in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the relevant Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

Section 8.4  Prepayment in Connection with a Noteholder Sanctions Event.

(a)  Upon the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event has occurred (which notice shall refer specifically to this Section 8.4(a) and describe in reasonable detail such Noteholder Sanctions Event), the Company shall promptly, and in any event within 10 Business Days, make an offer (the “Sanctions Prepayment Offer”) to prepay the entire unpaid principal amount of Notes held by such Affected Noteholder (the “Affected Notes”), together with interest accrued thereon to the prepayment date selected by the Company with respect to each Affected Note but without payment of any Make-Whole Amount with respect thereto, which prepayment shall be on a Business Day not less than 30 days and not more than 60 days after the date of the Sanctions Prepayment Offer (the “Sanctions Prepayment Date”). Such Sanctions Prepayment Offer shall provide that such Affected Noteholder notify the Company in writing by a stated date (the “Sanctions Prepayment Response Date”), which date is not later than 10 Business Days prior to the stated Sanctions Prepayment Date, of its acceptance or rejection of such prepayment offer. If such Affected Noteholder does not notify the Company as provided above, then the holder shall be deemed to have accepted such offer.

(b)  Subject to the provisions of subparagraphs (c) and (d) of this Section 8.4, the Company shall prepay on the Sanctions Prepayment Date the entire unpaid principal amount of the Affected Notes held by such Affected Noteholder who has accepted (or has been deemed to have accepted) such prepayment offer (in accordance with subparagraph (a)), together with interest accrued thereon to the Sanctions Prepayment Date with respect to each such Affected Note, but without payment of any Make-Whole Amount with respect thereto.

(c)  If a Noteholder Sanctions Event has occurred but the Company and/or the Controlled Entities have taken such action(s) in relation to their activities so as to remedy such Noteholder Sanctions Event (with the effect that a Noteholder Sanctions Event no longer exists, as reasonably determined by such Affected Noteholder) prior to the Sanctions Prepayment Date, then the Company shall no longer be obliged or permitted to prepay such Affected Notes in relation to such Noteholder Sanctions Event. If the Company and/or the Controlled Entities shall undertake any actions to remedy any such Noteholder Sanctions Event, the Company shall keep the holders reasonably and timely informed of such actions and the results thereof.

(d)  If any Affected Noteholder that has given written notice to the Company of its acceptance of (or has been deemed to have accepted) the Company’s prepayment offer in accordance with subparagraph (a) also gives notice to the Company prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any Governmental Authority in order to receive a prepayment pursuant to this Section 8.4, the principal amount of each Note held by such Affected Noteholder, together with interest accrued thereon to the date of prepayment, shall become due and payable on the later to occur of (but in no event later than the Maturity Date of the relevant Note) (i) such Sanctions Prepayment Date and (ii) the date that is 10 Business Days after such Affected Noteholder gives notice to the Company that it is entitled to receive a prepayment pursuant to this Section 8.4 (which may include payment to an escrow account designated by such Affected Noteholder to be held in escrow for the benefit of such Affected Noteholder until such Affected Noteholder obtains such clearance from such Governmental Authority), and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default.

(e)  Promptly, and in any event within 5 Business Days, after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event shall have occurred with respect to such Affected Noteholder, the Company shall forward a copy of such notice to each other Purchaser or holder of Notes.

(f)  The Company shall promptly, and in any event within 10 Business Days, give written notice to the Purchasers and holders after the Company or any Controlled Entity having been notified by a competent Governmental Authority (or becoming aware) that (i) its name appears or may in the future appear on a State Sanctions List or (ii) it is in violation of, or is subject to the imposition of sanctions under, any U.S. Economic Sanctions Laws, in each case which written notice shall describe the facts and circumstances thereof and set forth the action, if any, that the Company or a Controlled Entity proposes to take with respect thereto.

(g)  The foregoing provisions of this Section 8.4 shall be in addition to any rights or remedies available to any Purchaser or any holder of Notes that may arise under this Agreement as a result of the occurrence of a Noteholder Sanctions Event; provided, that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of the events, conditions or actions of the Company or any Controlled Entity that gave rise to a Noteholder Sanctions Event, the remedies set forth in Section 12 shall control.

Section 8.5  Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.6  Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be, as soon as practicable thereafter, surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. In the case of the payment or prepayment in full of all of a holder’s Notes, as soon as practicable thereafter, the related Pagaré and the Instruction Letter related to such Pagaré shall be surrendered to the Company and cancelled and shall not be reissued.

Section 8.7  Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder of a Note with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of the Notes of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.8  Make-Whole Amount.

The term “Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may not in any event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.9  Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.10  Prepayment in Connection with a Disposition.

(a)  In the event that the Company makes an offer of prepayment of the Notes pursuant to Section 10.7(i)(iii)(B), the Company shall give written notice thereof (a “Disposition Prepayment Notice”) to each holder of a Note, which notice shall (i) describe the relevant Disposition in reasonable detail, (ii) refer to this Section 8.10, (iii) state the amount of the proceeds of such Disposition and the aggregate principal amount of Indebtedness being prepaid or offered to be prepaid, (iv) contain an irrevocable offer by the Company to prepay outstanding principal of each Note held by such holder in an amount equal to such Note’s Pro Rata Share of the proceeds of such Disposition being applied or offered pursuant to Section 10.7(i)(iii)(B), together with interest accrued thereon to the date of prepayment (without payment of any Make-Whole Amount or other premium with respect thereto), on a specified date (the “Disposition Prepayment Date”), which date shall be a Business Day not less than 30 nor more than 60 days after the date of such Disposition Prepayment Notice (unless another time period is otherwise agreed by the Company and the Required Holders), (v) with respect to each Note of such holder, state the amount of principal of such Note offered to be prepaid and the amount of interest that would be paid on the Disposition Prepayment Date, and (vi) request that such holder notify the Company in writing by a specified date (the “Disposition Acceptance Notification Date”), which date shall be not less than 20 days after the date of such Disposition Prepayment Notice (unless another time period is otherwise agreed by the Company and the Required Holders) if such holder wishes any of its Notes to be so prepaid.

(b)  A holder may accept or reject an offer of prepayment made pursuant to this Section 8.10 by causing written notice of such acceptance or rejection to be delivered to the Company on or before the Disposition Acceptance Notification Date. If a holder does not notify the Company on or before the Disposition Acceptance Notification Date of such holder’s acceptance or rejection of the prepayment offer contained in the relevant Disposition Prepayment Notice, such holder will be deemed to have rejected the prepayment offer. For purposes of this Section 8.10, any holder of more than one Note may act separately with respect to each such Note (with the effect that a holder may accept an offer with respect to one or more Notes and reject such offer with respect to one or more other Notes).

(c)  On the Disposition Prepayment Date, the appropriate outstanding principal amount of each Note with respect to which the holder thereof has accepted such prepayment offer (equal to such Note’s Pro Rata Share of the proceeds of such Disposition being applied or offered pursuant to Section 10.7(i)(iii)(B)), together with interest accrued thereon to the date of prepayment (without payment of any Make-Whole Amount or other premium), will be due and payable.

Section 8.11  Interest. Each Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months):

(a)  on the unpaid principal balance of such Note at the rate of 4.75% per annum from the date thereof, payable quarterly, on the 12th day of February, May, August and November in each year, commencing with the February 12, May 12, August 12 or November 12 next succeeding the date thereof, and on the Maturity Date, until the principal thereof shall have become due and payable, and

(b)  to the extent permitted by law, (i) on any overdue payment of interest and (ii) during the continuance of an Event of Default, on such unpaid principal balance and on any overdue payment of any Make-Whole Amount, at the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder thereof, on demand).

Section 9.  Affirmative Covenants.

From the date of this Agreement until the Closing and, thereafter, so long as any of the Notes are outstanding, each Obligor covenants that (it being understood that, although it will not be a Default or an Event of Default, if the Obligors fail to comply with any provision of this Section 9 on or after the date of this Agreement and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3):

Section 9.1  Compliance with Laws; Licenses, etc. Without limiting Section 10.4, each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, as applicable), and will obtain, own or possess, and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations, and all patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, in each case as are necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain, own or possess, or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations or such patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2  Insurance. Each Obligor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3  Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent any Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4  Payment of Taxes and Claims. Each Obligor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien (other than any Lien that is permitted by Section 10.5(b)) on properties or assets of any Obligor or any Subsidiary, provided that no Obligor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with IFRS on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5  Corporate Existence, Etc. Except as permitted by Section 10.2, each Obligor will at all times preserve and keep its corporate, limited liability company, limited partnership or other entity existence, as applicable, in full force and effect. Subject to Section 10.2 and Section 10.7, each Obligor will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries that is not an Obligor (unless merged into an Obligor or a Wholly-Owned Subsidiary) and all rights and franchises of such Obligor and its Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, each Obligor will promptly obtain, and maintain in full force and effect, all material governmental or other consents, licenses, approvals, permits or authorizations from time to time necessary for the maintenance of its corporate existence and, where applicable, good standing and for its authorization, execution and delivery of the Finance Documents to which it is a party.

Section 9.6  Books and Records. Each Obligor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with IFRS (where applicable) and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be. Each Obligor will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Each Obligor and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each Obligor will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7  Subsidiary Guarantors.

(a)  Subject to Section 9.12(b) with respect to the Intermediate Parent, each Obligor will cause each of its Subsidiaries (other than an Obligor) that is a Material Subsidiary (in the case of a Material Subsidiary under clause (a) of the definition of Material Subsidiary, prior to or concurrently with becoming a Material Subsidiary and, in the case of any other Material Subsidiary, within 30 days of the delivery of the relevant financial statements pursuant to Section 7.1(a) or (b) indicating that such Subsidiary is a Material Subsidiary) to deliver the following to each holder of a Note:

(i)  an executed subsidiary guarantor joinder agreement in substantially the form set out in Schedule C and otherwise in form and substance satisfactory to the Required Holders (a “Subsidiary Guarantor Joinder Agreement”);

(ii)  with respect to the Pagaré and the related Instruction Letter of such holder, an executed supplemental signature page to attach to such Pagaré (or, at such holder’s request, the Obligors will execute and deliver a replacement Pagaré and Instruction Letter executed by the Company and each Guarantor (including such Subsidiary)), in each case notarized by a Colombian notary public, for the purposes of, and in connection with, such Subsidiary’s guaranteeing (por aval) the debt evidenced thereby (unless the Required Holders agree otherwise in writing);

(iii)  all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guarantor Joinder Agreement and any other Finance Documents to be entered into by it and the performance by such Subsidiary of its obligations hereunder and thereunder;

(iv)  such opinions of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, such Subsidiary Guarantor Joinder Agreement, this Agreement and the other Finance Documents to which such Subsidiary is to be a party as the Required Holders may reasonably request; and

(v)  evidence of the acceptance by the Process Agent of the appointment and designation provided by Section 24.7(e), as such Subsidiary’s agent to receive, for it and on its behalf, service of process, for the period from the date of such Subsidiary Guarantor Joinder Agreement to a date that is at least one year after the Maturity Date of the Notes (and the payment in full of all fees in respect thereof).

(b)  Without limiting Section 9.7(a), the Obligors may cause any Subsidiary to become a Subsidiary Guarantor in respect of this Agreement and the Notes at any time by delivering to each holder of a Note the items described in clauses (i) through (v), inclusive, of Section 9.7(a).

(c)  At the election of the Parent Guarantor or the Company and by written notice to each holder of Notes, any Subsidiary Guarantor (other than a Material Subsidiary), without any further action on the part of any holder of a Note but subject to the proviso below, may be discharged from all of its obligations and liabilities under this Agreement and shall be automatically and unconditionally released and discharged from its obligations hereunder, as evidenced by agreement, written instrument or confirmation executed by the holders of Notes (including, without limitation, replacement Pagarés and replacement Instruction Letters related to such Pagarés, notarized by a Colombian notary public, in exchange for existing Pagarés and Instruction Letters related to such Pagarés), upon request by such Subsidiary Guarantor or any of the Obligors, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under this Agreement) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, the Obligors are in compliance with Section 10.9 (on a pro forma basis) and no Default or Event of Default shall be existing, (iii) no amount is then due and payable under this Agreement, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer of the Parent Guarantor or the Company, as applicable, certifying as to the matters set forth in the foregoing clauses (i) through (iv). In the event of any such release, for purposes of Section 10.5 and Section 10.6, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

Section 9.8  Priority of Obligations. Each Obligor will ensure that its payment obligations under this Agreement, the Pagarés and, with respect to the Company only, the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor, except, in each case, for such payment obligations that are mandatorily preferred by operation of bankruptcy, insolvency, judicial or extrajudicial recovery, liquidation or similar laws of general application.

Section 9.9  Most Favored Lender.

(a)  If as of, or at any time after, the date of this Agreement any Material Credit Facility contains any Relevant Provision that is not contained in this Agreement or a Relevant Provision that is contained in this Agreement which would in any respect be more beneficial to the holders of Notes than the Relevant Provisions set forth in this Agreement (any such provision, a “More Favorable Provision”), then the Parent Guarantor or the Company shall provide a Most Favored Lender Notice in respect of such More Favorable Provision. Thereupon, unless waived in writing by the Required Holders within 15 days after each holder’s receipt of such notice, such More Favorable Provision shall be deemed automatically incorporated into this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Provision shall have become effective under such Material Credit Facility and, at the request of the Required Holders, the Obligors shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Required Holders evidencing any of the foregoing. Any More Favorable Provision incorporated into this Agreement is herein referred to as an “Incorporated Provision”.

(b)  Any Incorporated Provision (x) shall be deemed automatically amended herein to reflect any subsequent amendments made to such Incorporated Provision under all applicable Material Credit Facilities which make such Incorporated Provision less restrictive or otherwise less onerous on the Parent Guarantor and its Subsidiaries, without any further action required on the part of any Person, and (y) shall be deemed automatically deleted from this Agreement at such time as such Incorporated Provision is deleted or otherwise removed from all applicable Material Credit Facilities or all such Material Credit Facilities are terminated, without any further action required on the part of any Person; provided, however, that:

(i)  notwithstanding the foregoing, such Incorporated Provision shall continue to apply and be deemed to be set forth in this Agreement until the applicable Incorporated Provision Termination Date in respect thereof, and if a Default or Event of Default then exists (including as a result of a breach of any Incorporated Provision), such Incorporated Provision shall not be deemed to be amended or deleted from this Agreement until the later of the date such Default or Event of Default no longer exists and the Incorporated Provision Termination Date;

(ii)  if any lender or agent under a Material Credit Facility receives any remuneration as consideration for the amendment, modification or removal of such Incorporated Provision then such remuneration shall be concurrently paid, on the same equivalent terms, ratably to each holder of the Notes then outstanding.

(c)  Upon the effectiveness of any amendment, at the request of an Obligor or any holder of Notes, the holders of Notes (if applicable) and the Obligors shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement reasonably requested by an Obligor or a holder of Notes, as the case may be, evidencing the amendment of any such Incorporated Provision. Upon the effectiveness of any deletion or removal, at the request of the Parent Guarantor or the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement reasonably requested by the Parent Guarantor or the Company evidencing the deletion and termination of any such Incorporated Provision.

(d)  Notwithstanding anything set forth in this Section 9.9, no covenant or other provision contained in this Agreement as of the date of this Agreement shall be deemed deleted from this Agreement or made less restrictive unless amended or otherwise modified in accordance with Section 19.

(e)  Notwithstanding anything set forth in this Section 9.9, no More Favorable Provision given or granted under the Syndicated Existing Credit Facility (including any replacement or substitute agreements entered into after the date of this Agreement) shall be deemed incorporated into this Agreement as an Incorporated Provision until December 31, 2021.

Section 9.10  Maintenance of Fiscal Year. Each Obligor will, and will cause each of its Subsidiaries to, maintain its fiscal year as the 12-month period ending on December 31 of each year.

Section 9.11  Ownership of Company. The Parent Guarantor will ensure that the Company is at all times a Wholly-Owned Subsidiary.

Section 9.12  Post-Closing Covenants.

(a)  The Obligors will:

(i) within three (3) Business Days after the date of the Closing, deliver, or cause to be delivered, to the holders of the Notes evidence satisfactory to the Required Holders of the filing by the Company with the Colombian Central Bank (Banco de la República) of a public external indebtedness report on Form No. 6 (Formulario 6) with respect to the issuance of the Notes in accordance with applicable law and regulations, and

(ii) within three (3) Business Days after each payment on the Notes, deliver, or cause to be delivered, to the holders of the Notes evidence satisfactory to the Required Holders of the filing by the Company with the Colombian Central Bank (Banco de la República) of an external indebtedness minimum information report (Declaración de Cambio) with respect to such payment on the Notes in accordance with applicable law and regulations.

(b)  The Obligors will cause the Intermediate Parent to deliver each of the following, on or before January 12, 2022, to each holder of a Note:

(i) an executed Subsidiary Guarantor Joinder Agreement in form and substance satisfactory to the Required Holders;

(ii) with respect to each Pagaré and related Instruction Letter, a supplemental signature page to such Pagaré executed by the Intermediate Parent, notarized by a Colombian notary public and in form and substance satisfactory to the Required Holders, for the purposes of, and in connection with, the Intermediate Parent’s guaranteeing (por aval) the debt evidenced thereby;

(iii) a certificate of a Director of the Intermediate Parent or another appropriate person certifying as to:

(A) the resolutions attached thereto and other corporate or other entity proceedings, as applicable, relating to the authorization, execution and delivery of each Finance Document to which the Intermediate Parent is a party, including, to the extent applicable, resolutions of the shareholders of the Intermediate Parent,

(B) the Intermediate Parent’s organizational documents as then in effect,

(C) a good standing certificate and certificate of incumbency issued by the Malta Business Registry showing the records of the Intermediate Parent registered therein as in effect as of the date thereof,

(D) the signatures and incumbency of relevant officers of the Intermediate Parent, or other authorized persons acting on behalf of the Intermediate Parent, executing any Finance Document to which the Intermediate Parent is a party, and

(E) any power of attorney required for the execution of any Finance Document to which the Intermediate Parent is a party,

in form and substance satisfactory to the Required Holders;

(iv) opinions of (A) Clifford Chance US LLP, U.S. special counsel for the Obligors, (B) Mamo TCV Advocates, Maltese special counsel for the Intermediate Parent, and (C) Philippi Prietocarrizosa Ferrero DU & Uría S.A.S., Colombian special counsel for the Obligors, covering such matters relating to the Intermediate Parent, the Subsidiary Guarantor Joinder Agreement of the Intermediate Parent, this Agreement, the Pagarés, the Instruction Letters and the other Finance Documents to which the Intermediate Parent is to be a party as the Required Holders may reasonably request, in each case in form and substance satisfactory to the Required Holders; and

(v) evidence of the acceptance by the Process Agent of the appointment and designation provided by Section 24.7(e), as the Intermediate Parent’s agent to receive, for it and on its behalf, service of process, for the period from the date of the Subsidiary Guarantor Joinder Agreement of the Intermediate Parent to a date that is at least one year after the Maturity Date of the Notes (and the payment in full of all fees in respect thereof), in form and substance satisfactory to the Required Holders.

(c)  Without prejudice to the requirements of Section 7.1(b), the Obligors will, within six months after the date of the Closing, deliver to the holders of the Notes (i) the audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2021, and the audited consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year ending December 31, 2021, setting forth in each case in comparative form the figures for the previous fiscal year, all in the English language and in reasonable detail, prepared in accordance with IFRS or (ii) a certified translation into the English language of the audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2018, and the audited consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year ending December 31, 2018, setting forth in each case in comparative form the figures for the previous fiscal year, in reasonable detail, prepared in accordance with IFRS.

Section 10.  Negative Covenants.

From the date of this Agreement until the Closing and, thereafter, so long as any of the Notes are outstanding, each Obligor covenants that (it being understood that, although it will not be a Default or an Event of Default, if the Obligors fail to comply with any provision of this Section 10 before or after giving effect to the issuance of the Notes on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3):

Section 10.1  Transactions with Affiliates. No Obligor will, or will permit any of its Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than an Obligor or another Subsidiary), except that any Obligor may enter into (a) transactions that are in the ordinary course and pursuant to the reasonable requirements of such Obligor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, (b) transactions among the Obligors and between the Obligors and any of their respective Subsidiaries, (c) any intercompany loans provided by the Obligors to any Subsidiary or any Subsidiary to the Obligors or any Wholly-Owned Subsidiary of the Parent Guarantor, in each case for working capital or liquidity purposes in the ordinary course of business, and (d) Restricted Payments permitted by Section 10.10.

Section 10.2  Merger, Consolidation, Etc. No Obligor will, or will permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions (any such consolidation, merger or other transaction, a “Fundamental Transaction”) to any Person, other than:

(a)  any Fundamental Transaction (including a Permitted Reorganization) involving the Company, provided that (i) the Company is the successor, survivor or acquiror (as applicable) (the successor, survivor or acquiror to any Fundamental Transaction (including a Permitted Reorganization) being a “Successor”) or (ii) the Successor is located in a Permitted Jurisdiction;

(b)  any Fundamental Transaction (including a Permitted Reorganization) involving the Parent Guarantor, provided that (i) the Parent Guarantor is the Successor or (ii) the Successor is located in a Permitted Jurisdiction;

(c)  any Fundamental Transaction (including a Permitted Reorganization) involving a Subsidiary Guarantor, provided that (i) such Subsidiary Guarantor or another Obligor is the Successor or (ii) the Successor is located in a Permitted Jurisdiction; and

(d)  any Fundamental Transaction (including a Permitted Reorganization) involving any Subsidiary (other than the Company or any Subsidiary Guarantor) with any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary for purposes of Section 10.7 (other than Section 10.7(f) and, based on such characterization, would be permitted pursuant to Section 10.7 (other than Section 10.7(f) and after giving effect to such transaction the Obligors are in compliance with Section 10.9 (on a pro forma basis);

provided that in no event may the Parent Guarantor or the Company be liquidated, dissolved, wound up or closed (or otherwise have their corporate existence terminated) unless the relevant Successor becomes a party hereto in compliance with this Section 10.2; provided further that, in the case of each of clauses (a) – (d), inclusive, above, (x), the Obligors, their Subsidiaries, and any Successor, as applicable, shall have executed and delivered such instruments of assumption (including without limitation assumptions of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the Pagarés), reaffirmations of obligations and other documents (including, without limitation, replacement Notes and replacement Pagarés and Instruction Letters, notarized by a Colombian notary public, in exchange for the existing Notes, Pagarés and Instruction Letters) and shall have taken such actions as may be reasonably requested by the Required Holders, within 30 days after each holder’s receipt of such documents, with respect to the Finance Documents to which any Obligor is a party and the Obligors shall have caused to be delivered to the holders of the Notes opinion(s) of internationally recognized independent counsel (or other independent counsel reasonably satisfactory to the Required Holders) in connection therewith, in each case in form and substance reasonably satisfactory to the Required Holders, (y) in the case of a Successor, it shall have provided to the holders evidence of the acceptance by the Process Agent of the appointment and designation provided for by Section 24.7(e) for the period of time from the date of such transaction to a date that is at least one year after the Maturity Date of the Notes (and the payment in full of all fees in respect thereof) and (z) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing. No conveyance, transfer or lease of all or substantially all of the assets of any Obligor shall have the effect of releasing such Obligor, or any successor or acquiror that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under any Finance Document to which such Obligor is a party.

Section 10.3  Line of Business. No Obligor will, or will permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, would then be engaged would be substantially and significantly changed from the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

Section 10.4  Economic Sanctions, Etc. No Obligor will, or will permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction would be in violation of, or could result in the imposition of sanctions under, any U.S. Economic Sanctions Laws applicable to such Obligor or such Controlled Entity, except, in the case of this clause (b), to the extent that such violation or sanctions, if imposed, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. It is acknowledged and agreed by each Purchaser and each holder of a Note that the undertakings made pursuant to this Section 10.4 by any Obligor organized in a European Union country or the United Kingdom are only sought and given for the benefit of the Purchasers and the holders of the Notes to the extent that to do so would not result in any violation of, or conflict with, the EU Blocking Regulation or, as the case may be, the UK Blocking Regulation.

Section 10.5  Liens. No Obligor will, or will permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods) of such Obligor or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a)  Liens in existence as of the date hereof as set forth on Schedule 10.5(a), including Liens under Existing Leases (including any extension, renewal, or replacement thereof, provided that any such Lien extends solely to the item or items of property originally encumbered);

(b)  any Lien for Taxes, assessments or other governmental charges or levies, in each case the payment of which is not yet due or which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(c)  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar statutory Liens, in each case arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(d)  any Lien in favor of customs and revenue authorities to secure payment of custom duties in connection with the importation or exportation of goods;

(e)  any Lien arising under any lease or hire purchase contract which, as applicable would, in accordance with IFRS, be treated as a Capital Lease;

(f)  Liens (other than any Lien imposed by ERISA or any Lien imposed by law securing obligations with respect to any Pension Plan) incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits;

(g)  deposits made to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds, appeal bonds (whether in arbitration, judicial, administrative or tax procedures), performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and consistent with past practice and not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(h)  any attachment or judgment Lien, unless the judgment it secures is not, within 60 days after the entry thereof, discharged or execution thereof stayed pending appeal, or is not discharged within 60 days after the expiration of such stay;

(i)  leases, subleases, licenses or sub-licenses granted to others, easements, rights-of-way, zoning restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Parent Guarantor or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(j)  bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the applicable Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(k)  any netting or set off arrangement under any hedging arrangement entered into by such Obligor or such Subsidiary in the ordinary course of its business and not for speculative purposes;

(l)  Permitted Inventory Liens;

(m)  any Lien on property or assets of a Subsidiary (other than the Company) securing Indebtedness of such Subsidiary owing to an Obligor;

(n)  any Lien created to secure all or any part of the purchase price or cost of construction, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by such Obligor or such Subsidiary after the date of the Closing, provided that:

(i)  such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

(ii)  the principal amount of the Indebtedness secured by such Lien shall at no time exceed an amount equal to the lesser of (x) the cost to such Obligor or such Subsidiary of the property (or improvement thereon) so acquired or constructed, and (y) the fair market value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

(iii)  such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

(o)  any Lien existing on property of a Person immediately prior to its being consolidated with or merged into an Obligor or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by an Obligor or any of its Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided, that:

(i)  such Lien shall not have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property,

(ii)  such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and

(iii)  such Lien shall be discharged within 270 days after such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property;

(p)  during the period of 60 consecutive days immediately following the date of Closing, any Lien securing an Existing Credit Facility;

(q)  any Lien on property (other than any Material Property) securing Indebtedness of such Obligor or such Subsidiary not otherwise permitted by the foregoing clauses (a) through (p), provided that the sum of (i) the aggregate outstanding principal amount of Indebtedness secured pursuant to this clause (q) plus (ii) the aggregate outstanding principal amount of Indebtedness of Subsidiaries under Section 10.6(g) plus (iii) the aggregate outstanding principal amount of Indebtedness secured by Liens under Section 10.5(l) shall not at any time exceed 10% of Consolidated Total Assets (determined as of the end of the then most recently ended annual fiscal period as provided in the audited financial statements for such period), provided, further, that notwithstanding the foregoing, no Obligor will, or will permit any of its Subsidiaries to, secure pursuant to this clause (q) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and each guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to such Obligor and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Notwithstanding anything in this Agreement to the contrary, no Obligor will, or will permit any of its Subsidiaries to, (i) cause or permit any Material Property to be subject to any Lien (other than Liens granted in favor of creditors directly in relation to the Existing Credit Facilities (so long as such Liens are terminated or removed no later than 60 days after the date of the Closing) and Liens under Existing Leases in each case as permitted hereunder) or (ii) at any time on or after May 12, 2022, create, incur, assume or permit to exist any Lien on inventory, factoring of book debts or accounts receivable, unless in each case such Liens (x) are granted in the ordinary course of business and (y) the aggregate outstanding principal amount of Indebtedness secured by such Liens shall not at any time exceed 2% of Consolidated Total Assets (determined as of the end of the then most recently ended annual fiscal period by reference to the audited financial statements for such period) (such Liens permitted under this clause (ii), “Permitted Inventory Liens”).

Section 10.6  Limitation on Subsidiary Indebtedness. No Obligor will at any time permit any of its Subsidiaries (other than, in the case of the Parent Guarantor and the Intermediate Parent, the Company) to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

(a)  Indebtedness of any Subsidiary that is a Subsidiary Guarantor at the time of determination, provided that (i) in the case of any Subsidiary that becomes a Subsidiary Guarantor after the date of this Agreement, the Obligors shall have complied with the provisions of Section 9.7 with respect to such Subsidiary Guarantor and (ii) such Subsidiary’s guaranty of the Guaranteed Obligations pursuant to Section 15 is in full force and effect and secures the full amount of the Notes;

(b)  Indebtedness of a Subsidiary owed to an Obligor;

(c)  Indebtedness of a Person outstanding at the time such Subsidiary becomes a Subsidiary, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary, (ii) immediately prior to and after such Subsidiary becomes a Subsidiary, no Default or Event of Default shall exist, (iii) the principal amount of such Indebtedness shall not be increased, and (iv) such Indebtedness shall cease to be permitted under this clause (c) on the 180th day after such Subsidiary becomes a Subsidiary;

(d)  Indebtedness of any Subsidiary set forth in Schedule 5.15 existing as at the date hereof (and any extension, renewal, or replacement of such Indebtedness, provided that the principal amount thereof is not increased above the amount outstanding at the time of the extension, renewal or replacement and is in any case no greater than the amount set forth on Schedule 5.15);

(e)  any Indebtedness covered in full by a letter of credit, bond, bank guarantee or bank indemnity;

(f)  Indebtedness of any Obligor arising pursuant to the Naturmega Guaranty provided that the aggregate amount of such Indebtedness guaranteed by the Obligors under the Naturmega Guaranty collectively shall not at any time exceed US$2,500,000 (or its equivalent in the relevant currency of payment); and

(g)  Indebtedness of a Subsidiary in addition to that otherwise permitted by the foregoing clauses (a) through (f), provided that the sum of (i) the aggregate outstanding principal amount of such Indebtedness of Subsidiaries under this clause (g) plus (ii) the aggregate outstanding principal amount of Indebtedness secured pursuant to Section 10.5(l) plus (iii) the aggregate outstanding principal amount of Indebtedness secured by liens under Section 10.5(q) shall not at any time exceed 10% of Consolidated Total Assets determined as of the end of the then most recently ended annual fiscal period as provided in the audited financial statements for such period). Notwithstanding anything in this Agreement to the contrary, the Company at any time at its sole option may cause any Subsidiary that is not a Subsidiary Guarantor to become a Subsidiary Guarantor by executing and delivering the documents required by this Agreement.

Section 10.7  Dispositions. No Obligor will, or will permit any of its Subsidiaries to, make any Disposition, other than:

(a)  (i) any Disposition by an Obligor to another Obligor and (ii) any Disposition by a Subsidiary (other than an Obligor) to an Obligor or any Wholly-Owned Subsidiary of the Parent Guarantor;

(b)  any Disposition of inventory, supplies, material, equipment, patents, copyrights, proprietary software, service marks, trademarks, sanitary registrations, permits or marketing authorizations, the Group’s intellectual property or trade names, or rights thereto, in each case, in the ordinary course of business;

(c)  Dispositions of assets on arm’s length terms in return for other assets of comparable or greater value;

(d)  any Disposition of damaged, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(e)  the liquidation, sale or use of cash and cash equivalents for fair market value in the ordinary course of business not prohibited by this Agreement;

(f)  any Disposition constituting a consolidation or merger of, or a conveyance, transfer or lease of all or substantially all of the assets of, a Subsidiary Guarantor that is permitted by Section 10.2 (other than clause (d) thereof);

(g)  any Disposition of inventory, factoring of book debts or accounts receivable subject to a Lien permitted by Section 10.5(l);

(h)  the granting of licenses, sublicenses, leases or subleases to other Persons in the ordinary course of business which do not interfere in any material respect with the business of the Parent Guarantor and its Subsidiaries; and

(i)  any Disposition not otherwise permitted by the foregoing clauses (a) through (h), provided that:

(i)  such Disposition is made for consideration in an amount not less than the fair market value of the property disposed of,

(ii)  immediately before and after giving effect to such Disposition, no Default or Event of Default has occurred and is continuing, and

(iii)  the higher of the book value of the property disposed of in such Disposition and the consideration receivable by the Parent Guarantor and its Subsidiaries for such property (valued at the fair market value of such consideration at the time of the consummation of such Disposition), when aggregated with the higher of the book value of and the consideration receivable for (valued at the fair market value of such consideration at the time of the consummation of the relevant Disposition) all other Dispositions made pursuant to this clause (i) (x) in any fiscal year of the Parent Guarantor does not exceed 10% of Consolidated Total Assets (determined as of the end of the then most recently ended fiscal year as provided in the audited financial statements for such year) and (y) since the date hereof does not exceed 20% of Consolidated Total Assets (determined as of the end of the then most recently ended annual fiscal period as provided in the audited financial statements for such period) (the “Disposition Basket”); provided that, to the extent all or any portion of the proceeds from any Disposition made pursuant to this clause (i) (or an equal amount) are, within 365 days after the date of such Disposition, applied (without duplication):

(A)  to acquire operating assets (excluding, for the avoidance of doubt, cash and cash equivalents) which are to be used in the business of any Obligor or any Wholly-Owned Subsidiary, or

(B)  to permanently repay (together with a permanent reduction of any commitments relating to such Indebtedness) unsubordinated Indebtedness of the Parent Guarantor or any of its Subsidiaries (or, in the case of the Notes, offered to prepay and, if such offer is accepted, applied to prepay the Notes as provided below), provided that (1) no such Indebtedness is owed to the Parent Guarantor, any Subsidiary of the Parent Guarantor, or any Affiliate of the Parent Guarantor, and (2) the Company has offered to prepay each outstanding Note in accordance with Section 8.10 in an aggregate principal amount equal to such Note’s Pro Rata Share of the proceeds of such Disposition being applied or offered pursuant to this subclause (B) (and, to the extent, such offer is not accepted, such proceeds are applied (x) to the repayment of other Indebtedness of the Parent Guarantor or any of its Subsidiaries or (y) as provided in the foregoing subclause (A)), then, to the extent such proceeds (or an equal amount) are so applied, an equivalent amount shall be excluded, as of the date such proceeds (or an equal amount) are so applied, in determining the extent to which the Disposition Basket has been used.

For the purposes of this Section 10.7, any Equity Interest of a Subsidiary that is the subject of a Disposition shall be valued at the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of Equity Interests of such Subsidiary disposed of in such Disposition and the denominator is the aggregate number of Equity Interests of such Subsidiary outstanding immediately prior to such Disposition.

Notwithstanding the foregoing, Dispositions for consideration other than cash shall be permitted only to the extent that, substantially concurrently therewith, the Parent Guarantor or the Subsidiary involved receives, in exchange therefor, assets which are to be used or useful in the business of the Parent Guarantor and/or such Subsidiary and are of at least substantially equal value.

Section 10.8  Financial Covenants. The Obligors shall ensure that as of each Determination Date:

(a)  the ratio of Consolidated Total Indebtedness as at such Determination Date to Consolidated EBITDA for the Relevant Period ending on such Determination Date does not exceed 3.50 : 1.00; and

(b)  the ratio of Consolidated EBITDA for the Relevant Period ending on such Determination Date to Consolidated Interest Expense for the Relevant Period ending on such Determination Date exceeds 3.00 : 1.00.

Section 10.9  Obligor Coverage. No Obligor will permit, as of each June 30 and December 31 of each year, (a) the total combined assets of the Obligors (other than the Parent Guarantor and the Intermediate Parent) as of such applicable date (excluding assets constituting Equity Interests in other Obligors), determined for each such Obligor on an uncombined and unconsolidated basis, to comprise less than 80% of Consolidated Total Assets as of such applicable date, or (b) the portion of Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Guarantor ending on such applicable date that is contributed by the Obligors (other than the Parent Guarantor and the Intermediate Parent), determined for each Obligor on an uncombined and unconsolidated basis, to comprise less than 80% of Consolidated EBITDA for such period. The foregoing is to be measured and tested based on the consolidated financial statements of the Parent Guarantor delivered to the holders for the relevant testing date or period in accordance with Section 7.1(a) or Section 7.1(b).

Section 10.10  Restricted Payments. No Obligor will, or will permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, other than:

(a)  Restricted Payments made by any Subsidiary to an Obligor; and

(b)  other Restricted Payments, provided that no Default or Event of Default shall have occurred and be continuing at the time of the proposed Restricted Payment or would result from the making of the proposed Restricted Payment (including, without limitation, under any covenant set forth in Section 10.8 or any Incorporated Provision calculated, in each case, on a pro forma basis after giving effect to such proposed Restricted Payment and all other Restricted Payments made (or incurred) during the Obligors’ then current fiscal quarter (or other applicable calculation period in the case of an Incorporated Provision) as if such Restricted Payments were made as of the last day of the fiscal quarter of the Parent Guarantor then most recently ended (or other applicable calculation date in the case of an Incorporated Provision).

Section 10.11  Inconsistent Agreements. No Obligor will, or will permit any of its Subsidiaries to, on or after the date hereof, enter into any agreement or contractual obligation (other than this Agreement and any other Finance Document) that limits the ability of any Subsidiary to, directly or indirectly, make distributions or pay dividends to any Obligor or to otherwise transfer, directly or indirectly, property to any Obligor.

Section 10.12  Limitation on Loans and Guaranties. No Obligor will, or will permit any of its Subsidiaries to, on or after the date hereof, (a) be a creditor in respect of any Indebtedness (other than (i) Indebtedness owing from the Parent Guarantor or any of its Subsidiaries (which, for the avoidance of doubt, may be in the form of a dividend, Equity Interest, distribution or intercompany loan) or (ii) as otherwise permitted by Section 10.6) or (b) incur or allow to remain outstanding any Guaranty in respect of any Person (other than for the benefit of the Parent Guarantor or any of its Subsidiaries, the Naturmega Guaranty or as otherwise permitted by Section 10.6); provided that the aggregate amount of such Indebtedness guaranteed by the Obligors under the Naturmega Guaranty collectively shall not at any time exceed US$2,500,000 (or its equivalent in the relevant currency of payment).

Section 10.13  Amendments to Organizational Documents, etc. No Obligor will, or will permit any of its Subsidiaries to, on or after the date hereof, amend any of its organizational or governing documents in any manner that could materially adversely affect the rights of any holder of a Note under this Agreement or any the Notes.

Section 11.  Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)  the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; provided that such default shall not constitute an Event of Default hereunder if (i) such default results solely from a technical or administrative error on behalf of the transmitting bank and (ii) the Company remedies such non-payment within one (1) Business Day of such non-payment; or

(b)  the Company defaults in the payment of any interest on any Note or any Obligor defaults in the payment of any amount payable pursuant to Section 13, in each case for more than five Business Days after the same becomes due and payable; or

(c)  any Obligor defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.11, Section 9.12, Section 10 or any Incorporated Provision; or

(d)  any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Section 11(a), Section 11(b) or Section 11(c)) or in any Finance Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Parent Guarantor or the Company, obtaining actual knowledge of such default and (ii) the Parent Guarantor or the Company, receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)  any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in this Agreement, any other Finance Document or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)  (i) the Parent Guarantor or any of its Subsidiaries is in default (as principal or as guarantor or other surety) in the payment when due of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least US$20,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Parent Guarantor or any of its Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least US$20,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Equity Interests), (x) the Parent Guarantor or any of its Subsidiaries has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least US$20,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Parent Guarantor or any of its Subsidiaries so to purchase or repay such Indebtedness; or

(g)  (x) any Obligor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization, judicial or extrajudicial recovery or arrangement or any other petition in bankruptcy, for liquidation, or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, liquidator, special controller, provisional administrator, official receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or is otherwise unable to pay its debts, to be liquidated or (vi) takes corporate, limited liability company, limited partnership or other entity action for the purpose of any of the foregoing; and (y) in the case of any Obligor or any Subsidiary organized under the laws of Luxembourg, (A) the occurrence of a state of cessation of payments (cessation de payments) and the loss of commercial creditworthiness (ébranlement de credit), (B) the institution of bankruptcy proceedings (faillite) under articles 437ff of the Luxembourg Code of Commerce, the filing for relief under the suspension of payments procedure (sursis de paiement) of articles 593ff of the Luxembourg Code of Commerce, or any composition proceedings (concordat préventif de faillite) under the Luxembourg law of 14 April 1886, as amended, (C) the opening of controlled management proceedings (gestion contrôlée) as defined in the Luxembourg Grand-Ducal Decree dated 24 May 1935, (D) the institution of any proceedings for judicial liquidation (liquidation judiciaire) under article 1200-1 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, (E) the obtaining of a moratorium in respect of any of its indebtedness or for the purpose of proposing a company voluntary arrangement with creditors, any other re-organisation proceedings or proceedings affecting the rights of creditors generally, (F) an application has been made by it or by any other Person for the appointment of an insolvency receiver (curateur), surveyor judge (juge commissaire), delegated judge (juge délégué), commissioner (commissaire), liquidator (liquidateur), judicial administrator (administrateur judiciaire), temporary administrator (administrateur provisoire ou ad hoc), conciliator (conciliateur) or other similar officer pursuant to any insolvency or similar proceedings, (G) an application has been made by it for opening of any voluntary liquidation and dissolution proceedings under articles 1100-1 et seqq. of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, or (H) such Obligor or Subsidiary takes corporate, limited liability company, limited partnership or other entity action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization, judicial or extrajudicial recovery or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, judicial or extrajudicial recovery or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any Subsidiary, or any such petition shall be filed against any Obligor or any Subsidiary and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to any Obligor or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j) one or more final judgments or orders for the payment of money aggregating in excess of US$20,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Obligors and their respective Subsidiaries and which judgments are not, within 90 days (or such longer period as agreed by the Required Holders acting reasonably) after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 90 days (or such longer period as agreed by the Required Holders acting reasonably) after the expiration of such stay; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of section 302 of ERISA or Section 412 of the Code for any plan year or part thereof or a waiver of such standards is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any of its Subsidiaries thereunder, (viii) any Obligor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) any Obligor or any of its Subsidiaries becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

(l) a Change of Control shall have occurred; or

(m) an event or situation shall occur or exist that, in the discretion of the Required Holders, results in a Material Adverse Effect; or

(n) the Guaranty of any Guarantor provided in Section 15 shall cease to be in full force and effect, any Guarantor or any Person acting on behalf of any Guarantor shall contest in any manner the validity, binding nature or enforceability of any such Guaranty, or the obligations of any Guarantor under such Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of Section 15 (except as permitted by Section 9.7(c) and in accordance with the express terms of this Agreement); or

(o) any Governmental Authority of any jurisdiction in which any Obligor or any Subsidiary is organized or has material operations shall take any action, whether legal or de facto, to (i) condemn, seize, nationalize or expropriate all or any substantial portion of the property (including, without limitation, its Equity Interests) of any Obligor or any Subsidiary or any material property of any Obligor or any Subsidiary, (ii) assume custody or control of all or any substantial portion of the property of any Obligor or any Subsidiary or any material property of any Obligor or any Subsidiary, or of the business or operations of any Obligor or any Subsidiary, or (iii) dissolve or disestablish any Obligor or any Subsidiary or otherwise prevent any Obligor or any Subsidiary from carrying on its business or any substantial part thereof; or

(p) any Governmental Authority of any jurisdiction in which the Parent Guarantor or any of its Subsidiaries is organized or has material operations shall take any action, whether legal or de facto, to revoke, terminate or cease to renew any material license, authorization, permit or approval and any such action or inaction, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect, unless such material license, authorization, permit or approval shall have been extended or replaced by the Parent Guarantor or any of its Subsidiaries with an analogous license, authorization, permit or approval, in each case within 60 days thereafter; or

(q) (i) any Finance Document shall at any time be suspended, revoked or terminated or for any reason cease to be valid and binding or in full force and effect (in each case, other than upon expiration in accordance with the terms thereof or for a termination resulting from the full performance of the obligations under such Finance Document), (ii) the performance by any Obligor of any of its obligations under any Finance Document to which such Obligor is a party shall become unlawful or any Obligor shall so assert in writing or (iii) the validity or enforceability of any Finance Document shall be contested by any Obligor in writing or by any Governmental Authority.

As used in Section 11(k) above, the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Without limiting the remedies of the holder of the Notes hereunder and under applicable law and without prejudice to any action or remedy against the Obligors, Section 11(g), Section 11(h) and Section 11(i) shall not (1) prevent the Obligors from commencing any proceeding or filing any petition in Colombia under Colombian bankruptcy laws; (2) be construed to mean that the purpose of Section 11(g), Section 11(h) and Section 11(i) is to prevent or restrict, directly or indirectly, the commencement of proceedings against the Obligors in Colombia under Colombian bankruptcy laws; (3) prohibit the Obligors from negotiating or entering into a restructuring agreement under Colombian bankruptcy laws; or (4) impose any restrictions, prohibitions or disadvantageous effects (efectos desfavorables) on the Obligors for the negotiation or execution of a restructuring agreement under Colombian bankruptcy laws.

Section 12. Remedies on Default, Etc.

Section 12.1 Acceleration.

(a) If an Event of Default with respect to any Obligor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

(d) Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Finance Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Finance Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 17, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements and any Court Filing Duty.

Section 13. Tax Indemnification; FATCA Information.

(a) All payments whatsoever under this Agreement, the Notes and the other Finance Documents will be made by the relevant Obligor in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States of America (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is required by law.

(b) If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required from any amounts to be paid by any Obligor under any Finance Document, the relevant Obligor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of such Finance Document after such deduction, withholding or payment (including any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of such Finance Document before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is beneficially owned or attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the relevant Obligor, after the date of this Agreement (or, in the case of any Additional Subsidiary Guarantor, after the date such Additional Subsidiary Guarantor becomes a Subsidiary Guarantor), opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of any Finance Document are made to, the Taxing Jurisdiction imposing the relevant Tax;

(ii) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the applicable Obligor) in the filing with the relevant Taxing Jurisdiction or delivery to the applicable Obligor of Forms (as defined below) that are required to be filed by such holder or delivered to the applicable Obligor to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing or delivery of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(ii) upon the good faith completion and submission or delivery of such Forms (including refilings or renewals of filings) as may be specified in a written request of the applicable Obligor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof);

(iii) Tax imposed under FATCA;

(iv) a Tax that is imposed by the so-called Luxembourg Relibi Law dated 23 December 2005, as amended;

(v) any Tax that is imposed other than by way of deduction or withholding; or

(vi) any combination of clauses (i), (ii), (iii), (iv) and (v) above;

provided further that in no event shall any Obligor be obligated to pay such additional amounts to any holder or beneficial owner of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of this Agreement in excess of the amounts that such Obligor would be obligated to pay if such holder or beneficial owner had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Obligor shall have given timely notice of such law or interpretation to such holder.

(c) By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b)(ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by any Obligor all such forms, certificates, sworn statements, documents and returns provided to such holder by such Obligor (collectively, together with instructions for completing the same, “Forms”), duly notarized and apostilled if applicable, required to be filed by or on behalf of or furnished by such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States of America and such Taxing Jurisdiction and (y) provide the applicable Obligor with such information with respect to such holder as such Obligor may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the relevant Obligor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of such Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

(d) On or before the date of the Closing the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Colombia pursuant to Section 13(b)(ii), if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

(e) If any payment is made by any Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Obligor pursuant to this Section 13, then, if such holder at its discretion (acting reasonably) determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the entitlement to the amount of such refund from the relevant taxing authority, reimburse to such Obligor such amount as such holder shall, in its discretion (acting reasonably), determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 13(b)(ii)) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(f) The applicable Obligor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Obligor of any Tax in respect of any amounts paid under any Finance Document, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Obligor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(g) Notwithstanding Section 13(b)(v), if any Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Obligor would be required to pay any additional amount under this Section 13 (including as a result of the representation in Section 5.9(b) being incorrect), but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Obligor will promptly reimburse such holder for such payment (including any related interest, penalties and costs or expenses) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(h) If any Obligor makes payment to or for the account of any holder of a Note pursuant to this Section 13 and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Obligor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Obligor, subject, however, to the same limitations with respect to Forms as are set forth above.

(i) The obligations of the Obligors under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

(j) By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the applicable Obligor, or to such other Person as may be reasonably requested by such Obligor, from time to time (i) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by such Obligor necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for such Obligor to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for such Obligor to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 13(j) shall require any holder to provide information that is confidential or proprietary to such holder unless the applicable Obligor is required to obtain such information under FATCA and, in such event, such Obligor shall treat any such information it receives as confidential.

(k) The Obligors shall pay and, within three Business Days of demand, indemnify each original Purchaser or holder against any cost, loss or liability that original Purchaser or holder incurs in relation to all stamp duty, registration and other similar Taxes payable, in respect of any Finance Document, other than any stamp duty, registration and other similar Taxes and fees payable on or by reference to or in consequence of the transfer or assignment of the whole or any part of the rights of a Purchaser under a Finance Document and any Luxembourg registration duties (droits d’enregistrement) payable due to the registration of the Notes or any Finance Document, when such registration is not required to maintain or preserve the rights of the original purchaser or holder under that Finance Document.

Section 14. Registration; Exchange; Substitution of Notes.

Section 14.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes (the “Register”). The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the Register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in the Register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 20(a)(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. In the case of a surrender for registration of transfer of all of a holder’s Notes, such Note(s) shall be surrendered to the Company in accordance with the preceding sentence together with the related Pagaré and Instruction Letter and, within 10 Business Days thereafter, the Company and the Guarantors shall execute and deliver, at the Company’s expense, a new Pagaré and Instruction Letter for such Note(s), notarized by a Colombian notary public. Each such new Note and Pagaré shall be payable to such Person as such holder may request and shall be substantially in the forms of Schedule 1-A and Schedule 1-B, respectively. Each such new Instruction Letter shall be in favor of such Person as such holder may request and shall be substantially in the form of Schedule 1-C. Each such new Note and Pagaré shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note and Pagaré (or dated the date of the surrendered Note and Pagaré if no interest shall have been paid thereon). The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes and Pagarés, if applicable. Notes shall not be transferred in denominations of less than US$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than US$100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Each Purchaser and holder of a Note, by its acceptance of a Note, will be deemed to have agreed that such Purchaser or holder of a Note, as applicable, will not sell or otherwise transfer any Note to any Person organized or resident for tax purposes in Colombia.

Section 14.3 Replacement of Notes, Pagarés and Instruction Letters. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 20(a)(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, Pagaré and/or Instruction Letter (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) evidence of the compliance by the relevant holder with the requirements of Article 398 of the Colombian General Process Code (Código General del Proceso), and

(b) (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the relevant holder is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least US$50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (ii) in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company and the Guarantors, as applicable, at the Company’s expense, shall execute and deliver, in lieu thereof, a new Note, Pagaré and/or Instruction Letter, as applicable, notarized by a Colombian notary public in the case of a Pagaré or Instruction Letter only, in the case of an Instruction Letter dated the date to which interest shall have been paid on the related Pagaré (or dated the date of the related Pagaré if no interest shall have been paid thereon), and in the case of a Note or a Pagaré dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or Pagaré (or dated the date of such lost, stolen, destroyed or mutilated Note or Pagaré if no interest shall have been paid thereon).

Section 15. Guaranty.

Section 15.1 Unconditional Guaranty.

(a) In consideration of the execution and delivery of this Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby irrevocably, absolutely, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, as a primary obligor and not merely as a surety, the due and punctual payment in full of (i) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, judicial or extrajudicial recovery or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise), (ii) any other sums which may become due and payable under the terms and provisions of the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein, and (iii) in the case of the Parent Guarantor, the performance of all other obligations to be performed by the Company under this Agreement (all such obligations described in clauses (i), (ii) and (iii) above are herein called the “Guaranteed Obligations”). The Guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay when due any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful currency of the United States of America, pursuant to the requirements for payment specified in the Notes and this Agreement,. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with this Agreement may (but need not) make reference to the Guaranty provided in this Section 15. Notwithstanding anything to the contrary in this Agreement or in any other Finance Document, the maximum liability of the Guarantors under this Agreement and under the other Finance Documents shall not exceed an amount equal to the total aggregate outstanding obligations of the Company under the Finance Documents and the term “Guaranteed Obligations” shall be so interpreted and limited.

(b) Each Guarantor agrees to pay when due and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (i) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (ii) any legal action commenced to challenge the validity or enforceability of the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein and (iii) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Section 15.

(c) Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and this Agreement.

(d) Each Guarantor incorporated under the laws of Colombia expressly waives any defense, benefit or protection granted by Articles 2383 (beneficio de excusión) and 2392 (beneficio de division) of the Colombian Civil Code (Código Civil Colombiano). Each such Guarantor also waives any defense or right to not perform under this Section 15 on the basis of not having received any consideration or economic benefit as an inducement to grant the Guaranty set forth herein and declares and accepts that the obligations set forth in the Finance Documents shall be paid by such Guarantor even if such obligations become obligaciones naturales of the Company under Colombian law.

(e) Each Guarantor incorporated under the laws of Brazil hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any benefits to which it may be entitled as set forth in articles 333 (sole paragraph), and articles 364, 366, 368, 371, 821, 824, 827, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code, and Articles 130 and 794 of the Brazilian Code of Civil Procedure.

(f) Each Guarantor incorporated under the laws of Malta expressly waives any defense, benefit or protection granted by Article 1934 (benefit of discussion) and Article 1937 (benefit of division) of the Maltese Civil Code (Chapter 16, Laws of Malta) and expressly hereby renounces both such benefits for the purposes of Article 1935(a) and Article 1937(2) of the Maltese Civil Code. For the avoidance of doubt, the Guaranty provided by any Guarantor incorporated under the laws of Malta in this Section 15 does not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of article 110 of the Maltese Companies Act (Chapter 386 of the Laws of Malta).

(g) Each Guarantor incorporated under the laws of El Salvador hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any benefits to which it may be entitled as set forth in Article 2107 (beneficio de excusión) of the El Salvador Civil Code.

Section 15.2 Obligations Absolutea. The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect (to the extent permitted by applicable law) without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, this Agreement, any other Finance Document or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein; (c) any bankruptcy, insolvency, arrangement, reorganization, judicial or extrajudicial recovery, readjustment, composition, liquidation or similar proceeding with respect to the Company or any Guarantor or the property of the Company or any Guarantor; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations in the agreed currency and at the agreed place of payment or, in the case of a Subsidiary Guarantor, in accordance with Section 9.7(c).

Section 15.3 Waiver. Each Guarantor unconditionally waives to the fullest extent permitted by applicable law, (i) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein, and of any of the matters referred to in Section 15, (ii) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy or insolvency of the Company, (iii) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in this Agreement or the Notes, (iv) any requirement for diligence on the part of any holder and (v) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 15.4 Obligations Unimpaired.

(a) Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (i) to take and hold security for the payment of the Notes, this Agreement, any Finance Document or any other instrument referred to herein or therein, for the performance of the Guaranty provided in this Section 15 or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (ii) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (iii) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (iv) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (v) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders. For the avoidance of doubt, the holders may, subject to obtaining the Parent Guarantor’s prior consent, (i) renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein or (ii) change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, this Agreement, any other Finance Document or any other instrument referred to herein or therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, Make-Whole Amount, or any other obligation in accordance with Section 19.

(b) If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy, reorganization, judicial or extrajudicial recovery or insolvency law, such Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of this Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 15.5 Subrogation and Subordination.

(a) Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Section 15, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, setoff, counterclaim, contribution or indemnity or any rights or recourse to any security for the Notes or this Section 15 unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 15.5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, while an Event of Default is continuing, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Section 15. Notwithstanding the foregoing, repayments can be made in accordance with Section 10.10 while no Event of Default is continuing.

(c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 15.5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Section 15.

(d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its agreements set forth in this Section 15 (including this Section 15.5) are knowingly made in contemplation of such benefits.

(e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to this Section 15.5, be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 15.5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 15.5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes under the Notes, this Agreement, any other Finance Document or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the Guaranteed Obligations until discharged or such Guarantor has been released in accordance with this Section 15.

Section 15.6 Reinstatement of Guaranty. The Guaranty provided in this Section 15 shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation, judicial or extrajudicial recovery or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 15.7 Term of Guaranty. Subject to Section 9.7(c) in the case of any Subsidiary Guarantor, the Guaranty provided in this Section 15 and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 15.6.

Section 15.8 Information Regarding the Company. Each Guarantor represents and warrants to each holder that (a) such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company, (b) such Guarantor has executed and delivered this Agreement without reliance upon any representation by the holders including, without limitation, with respect to (i) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (ii) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (iii) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations. No holder shall have any duty or responsibility to provide any Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.

Section 16. Payments on Notes.

Section 16.1 Place of Payment. Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, United States of America at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 16.2 Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note (or the related Pagaré or Instruction Letter related to such Pagaré) or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note (in the case of a payment or prepayment in full of all of such Purchaser’s Notes, together with the related Pagaré and the Instruction Letter related to such Pagaré) for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 16.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note (in the case of a sale or other disposition of all of such Purchaser’s Notes, together with the related Pagaré and the Instruction Letter related to such Pagaré) to the Company in exchange for a new Note or Notes (and a new Pagaré and Instruction Letter with respect to such Pagaré) pursuant to Section 14.2. The Company will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 16.2.

Section 17. Expenses, Etc.

Section 17.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay, or cause to be paid, all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Finance Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Finance Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Finance Document, or by reason of being a holder of any Note, (b) the costs and expenses incurred by, or other payments required to be made by, the Purchasers or other holders of the Notes under Section 24.7, (c) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency, judicial or extrajudicial recovery or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any other Finance Document, and (d) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (d) shall not exceed US$5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, other than, in the case of clause (iii) only, any claims, fees, indemnification payments or other amounts solely resulting from (a) such Purchaser or holder’s bad faith, fraud, gross negligence or willful misconduct, as determined by a final non-appealable decision of a New York State or federal court sitting in the Borough of Manhattan, the City of New York, or (b) such Purchaser or holder’s material breach of its obligations under this Agreement, solely amongst the Purchasers and/or the holders.

Section 17.2 Certain Taxes.

(a) Subject to Section 13(k), the Obligors agree to pay all stamp, documentary, court or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any other Finance Document or the execution and delivery or the enforcement of any of the Notes in the United States of America, Colombia, Luxembourg, Malta, Brazil, El Salvador or any other jurisdiction of organization of any Obligor or any other jurisdiction where any Obligor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Notes or any other Finance Document and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by any Obligor pursuant to this Section 17, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Obligors hereunder.

(b) The Obligors agree to pay or, as applicable, reimburse each holder of a Note for any IOF/Exchange Tax that is paid or payable in connection with any payment in respect of such holder’s Notes.

Section 17.3 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each Obligor shall not assert, and hereby waives, any claim against any Purchaser, any holder of a Note, or any Related Party of any of the foregoing Persons (collectively, “Covered Persons”) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Finance Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Note or the use of the proceeds thereof. No Covered Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Finance Documents or the transactions contemplated hereby or thereby.

Section 17.4 Survival. The obligations of the Obligors under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Finance Document, and the termination of this Agreement.

Section 18. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes, the Commitment Letter and any other Finance Documents embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 19. Amendment and Waiver.

Section 19.1 Requirements. This Agreement, the Notes, the Pagarés and the Instruction Letters may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), only with the written consent of each Obligor and the Required Holders, except that:

(a) no amendment or waiver of any of Section 1, Section 2, Section 3, Section 4, Section 5, Section 6 or Section 23 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, (iii) amend any of Section 8 (except as set forth in the second sentence of Section 8.2), Section 11(a), Section 11(b), Section 12, Section 13, Section 15, Section 19, Section 22 or Section 24.8, or (iv) limit the liability of any Guarantor under its Guaranty provided in Section 15 (except, in the case of an Additional Subsidiary Guarantor, to the extent provided in its Subsidiary Guarantor Joinder Agreement and agreed to by the Required Holders), or release any Guarantor from its Guaranty provided in Section 15 (except in accordance with Section 9.7(c)).

Section 19.2 Solicitation of Holders of Notes.

(a) Solicitation. The Obligors will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Finance Document. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 19 or any other Finance Document to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Note or any other Finance Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 19 or any other Finance Document by a holder of a Note that has transferred or has agreed to transfer its Note to (i) any Obligor, (ii) any Subsidiary or any other Affiliate of any Obligor or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with any Obligor and/or any of their respective Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 19.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 19 or any other Finance Document applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Finance Document shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 19.4 Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Finance Document, or have directed the taking of any action provided herein or in the Notes or any other Finance Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any Affiliate of an Obligor shall be deemed not to be outstanding.

Section 20. Notices; English Language.

(a) Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (x) by e-mail or by facsimile if the sender on the same day sends a confirming copy of such notice by an internationally recognized commercial delivery service (charges prepaid) or (y) by an internationally recognized commercial delivery service (charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Grethel Ruth Moreno Romero, or at such other address as the Company shall have specified to the holder of each Note in writing,

(iv) if to the Parent Guarantor, to the Parent Guarantor, c/o the Company, at the address of the Company set forth at the beginning hereof to the attention of Grethel Ruth Moreno Romero, or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing, or

(v) if to any Subsidiary Guarantor, to such Subsidiary Guarantor, c/o the Parent Guarantor, at the address of the Company set forth at the beginning hereof to the attention of Grethel Ruth Moreno Romero, or at such other address as such Subsidiary Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 20 will be deemed given only when actually received.

(b) Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

(c) This Agreement has been prepared and signed in English and the parties hereto agree that the English version hereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof notwithstanding the preparation of any translation into another language hereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in Colombia, Luxembourg, Malta, Brazil, El Salvador or any other jurisdiction in respect hereof.

Section 21. Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes, Pagarés and Instruction Letters themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 21 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 22. Confidential Information.

For the purposes of this Section 22, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, including all such information made available to a Purchaser or a holder in a data room and in response to due diligence questions and the Finance Documents; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted and implemented by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent that such disclosure reasonably relates to the administration of the investment represented by its Notes) (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information in accordance with this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 22), (v) any Person from which it offers to purchase any security of the Parent Guarantor or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 22), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that, in each case, requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Finance Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by an Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the relevant Obligor embodying this Section 22.

In the event that as a condition to receiving access to information relating to the Parent Guarantor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 22, this Section 22 shall not be amended thereby and, as between such Purchaser or such holder and the Obligors, this Section 22 shall supersede any such other confidentiality undertaking.

The parties hereto acknowledge and agree that this Agreement may be disclosed to (a) Bancolombia S.A. and Banco Davivienda S.A. and their respective directors (or equivalent managers), officers, employees, attorneys, or other advisors, in each case, who have been informed of the confidential nature by the Company and who have agreed to treat such information as confidential and (b) any federal or state regulatory authority having jurisdiction over the Parent Guarantor or any Subsidiary (including, without limitation, the SEC, the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia) or any similar Governmental Authority or any securities exchange).

Section 23. Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 23), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 23), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 24. Miscellaneous.

Section 24.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes or any other Finance Document without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 24.2 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with IFRS. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with IFRS, and (ii) all financial statements shall be prepared in accordance with IFRS. For purposes of determining compliance with this Agreement (including Section 9, Section 10, the definition of “Indebtedness” and any Incorporated Provision), any election by any Obligor or any Subsidiary to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, IFRS 9 – Financial Instruments, or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 24.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.4 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in the other Finance Documents) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 24.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 24.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart hereof. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart hereof but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 24.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 24.7 Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto expressly, unconditionally and irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by applicable law, each of the parties hereto further expressly, unconditionally and irrevocably waives any right to the jurisdiction of any other court over any suit, action or proceeding arising out of or relating to this Agreement or the Notes to which such party may be entitled by reason of its present or future domicile or otherwise.

(b) Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 24.7(a) by mailing a copy thereof by registered, certified, priority or express mail, postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 20, to the Process Agent, at 530 Seventh Avenue, Suite 508, New York, NY 10018, as its agent for the purpose of accepting service of any process in the United States of America. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 24.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) Each Obligor hereby irrevocably designates and appoints the Process Agent to receive for it, and on its behalf, service of process in the United States of America.

(f) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 24.8 Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Obligor, shall constitute a discharge of the obligation of the relevant Obligor under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in New York, New York, United States of America, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the New York Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, each Obligor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “New York Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in New York, New York, United States of America.

Section 24.9 Special Waiver; No Immunity.

(a) To the extent that any Obligor may be entitled to the benefit of any provision of law requiring any holder in any suit, action or proceeding brought in a court of Colombia, Luxembourg, Malta, Brazil, El Salvador or any other jurisdiction arising out of or in connection with any of this Agreement or any other Finance Document, or the transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post a performance bond or guaranty, or to take any similar action, such Obligor hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Colombia, Luxembourg, Malta, Brazil, El Salvador or, as the case may be, such other jurisdiction.

(b) To the extent that any Obligor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Finance Document, to claim for itself or its properties, assets or revenues, any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Finance Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

Section 24.10 Inconsistency with Pagarés. In the case of any inconsistency between the terms of this Agreement or any Note and the terms of any Pagaré (a) for purposes of presentment of such Pagaré in the courts of Colombia in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in any other jurisdiction) brought in respect of such Pagaré in any such court, the terms of such Pagaré shall govern, and (b) for all other purposes, the terms of this Agreement and the Notes shall govern.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement among you and the Obligors.

Very truly yours,

PROCAPS S.A.

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Legal Representative

PROCAPS GROUP, S.A.

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Authorized Representative

C.I. PROCAPS, S.A.

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Legal Representative

DIABETRICS HEALTHCARE S.A.S.

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Legal Representative

PHARMAYECT S.A.

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Authorized Representative

PROCAPS, S.A. DE C.V.

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Authorized Representative

BIOKEMICAL, S.A. DE C.V.

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Authorized Representative

COLBRAS INDÚSTRIA E COMÉRCIO LTDA.

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Authorized Representative

By:	/s/ Mario Alberto Lopez Leon
Name:	Mario Alberto Lopez Leon
Title:	Authorized Representative

Witnesses:

1.	/s/ Erika Triana Rodriguez
Name:	Erika Triana Rodriguez
Id: 1129576439

2.	/s/ Leonardo Martinez Cerpa
Name:	Leonardo Martinez Cerpa
Id: 72.201.626

SOFGEN PHARMACEUTICALS LLC

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Authorized Representative

This Agreement is hereby accepted and agreed to as of the date hereof.

PURCHASERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ Joshua Shipley
	Name:	Joshua Shipley
	Title:	Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ Joshua Shipley
	Name:	Joshua Shipley
	Title:	Vice President

HEALTHSPRING LIFE & HEALTH INSURANCE COMPANY, INC.
By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY
By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

Schedule A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Subsidiary Guarantor” means a Subsidiary that has executed and delivered a Subsidiary Guarantor Joinder Agreement, so long as such Subsidiary has not been discharged and released from its obligations under this Agreement.

“Affected Noteholder” is defined within the definition of “Noteholder Sanctions Event.”

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to any Obligor, shall include (a) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting interests or Equity Interests in such Obligor or any of its Subsidiaries and (b) any Person in which the Obligors and their respective Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting interests or Equity Interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of any Obligor.

“Agreement” means this Note Purchase and Guarantee Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, the criminal offenses related to corruption included in the Colombian Criminal Code (Código Penal Colombiano), Law 1474 of 2011 (Estatuto Anticorrupción) of Colombia, and Law 1778 of 2016 of Colombia or the Maltese Criminal Code (Chapter 9, Laws of Malta).

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the United States Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act and articles 333 and 345 of the Colombian Criminal Code (Código Penal Colombiano) or the Prevention of Money Laundering Act (Chapter 373, Laws of Malta) and any regulations issued thereunder and the Maltese Criminal Code (Chapter 9, Laws of Malta) and any similar or equivalent legislation under the laws of any jurisdiction to which any of the Obligors is subject.

“BID Existing Credit Facility” means that certain credit agreement, dated as of January 22, 2021, among (a) the Company, (b) Procaps, S.A. de C.V., C.I. Procaps S.A. and Biokemical, S.A. de C.V., as co-obligors and (c) Corporación Interamericana de Inversiones, as lender, as amended, modified or supplemented from time to time.

Schedule A - 1

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Brazil” means the Federative Republic of Brazil.

“BTG Existing Credit Facility” means that certain credit agreement, dated as of May 24, 2021, among (a) the Company, (b) Crynssen Pharma S.A.S., Funtrition S.A.S., C.I. Procaps S.A., Procaps, S.A. de C.V., CDI S.A. (Nicaragua), CDI S.A. (Guatemala), Biokemical, S.A. de C.V., Diabetrics Healthcare S.A.S., Pharmarketing Panamá S.A., Pharmarketing Costa Rica S.A., and Pharmarketing Dominicana S.R.L., as co-obligors, (c) Industrias Kadima S.A.S., Inversiones Jades S.A.S., Inversiones Ganeden S.A.S., Inversiones Crynseen S.A.S. and Inversiones Henia S.A.S., as guarantors, and (d) BTG Pactual Soluciones y Servicios S.A.S., as lender.

“Business Day” means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, United States of America are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, United States of America or Colombia are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with IFRS.

“Change of Control” means any Person (or any group of Persons acting together) other than the Controlling Shareholders (a) owning, directly or indirectly, more than 50% of the Equity Interests in the Company, (b) owning, directly or indirectly, more than 50% of the voting Equity Interests in the Company entitled to vote at a general meeting of its shareholders or its equivalent body, (c) being entitled, directly or indirectly, whether through ownership of Equity Interests, contract or otherwise, to elect a majority of the board of directors or equivalent governing body of the Company and/or (d) being entitled, directly or indirectly, whether through ownership of Equity Interests, contract or otherwise, to direct or cause the direction of the management and policies of the Company.

“Cigna Group” means, collectively, the holders of Notes that are Affiliates of or are advised or managed by Cigna Investments, Inc. (or any Affiliate of Cigna Investments, Inc.).

“Closing” is defined in Section 3.

“Code” means the United States Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Colombia” means the Republic of Colombia.

Schedule A - 2

“Commitment Letter” means that certain letter agreement, dated September 1, 2021, between the Company and PGIM, Inc.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 22.

“Consolidated EBITDA” means, for any period of determination, in relation to the Parent Guarantor and its Subsidiaries, the Consolidated Operating Income for such period plus (i) depreciation, plus (ii) amortization, plus (iii) provisions, less (iv) portfolio of accounts receivable write-offs, in each case determined on a consolidated basis in accordance with IFRS and, in the case of any determination for a Relevant Period, as set forth in the consolidated financial statements of the Parent Guarantor for such period delivered to the holders in accordance with Section 7.1(a) or 7.1(b); provided that (x) the earnings before interest, taxes, depreciation, amortization and provisions, net of receivables write-offs, of any Person acquired by the Parent Guarantor and its Subsidiaries during such period will be included pro forma for such period (as if the consummation of such acquisition and the assumption of any Indebtedness in connection with such acquisition occurred on the first day of such period), (y) extraordinary or nonrecurring expenses and charges recorded or recognized by any Obligor during such period will be included as an add-back, provided that (1) solely with respect to the consolidated financial statements of the Parent Guarantor for the year ending December 31, 2021 delivered to the holders in accordance with Section 7.1(b), (A) all such expenses and charges shall be identified in detail in the Officer’s Certificate delivered with respect to such period pursuant to Section 7.2 and the Group’s auditors shall have confirmed that such expenses and charges are consistent with the amount of expenses that have been reported in the consolidated financial statements for such period and (B) the aggregate add-back for such period shall not exceed US$30,000,000 taking into account the making of adjustments for any such expenses or charges, and (2) with respect to any consolidated financial statements of the Parent Guarantor delivered to the holders in accordance with Section 7.1(b) thereafter, (A) all such expenses and charges shall be identified in detail in the Officer’s Certificate delivered with respect to such period pursuant to Section 7.2 and the Group’s auditors shall have confirmed that such expenses and charges are consistent with the amount of expenses that have been reported in the consolidated financial statements for such period and (B) the aggregate add-back for any period shall not exceed the amount equal to 15% of Consolidated EBITDA for such period prior to making adjustment for any such expenses or charges, and (z) the portion of Consolidated EBITDA of any Person or line of business sold or in any way disposed of by the Parent Guarantor and its Subsidiaries (insofar as it is permitted under this Agreement) during such period will be excluded (as if the consummation of such acquisition and the repayment of such Indebtedness in relation to such acquisition occurred on the first day of such period).

“Consolidated Interest Expense” means, for any period of determination, the consolidated interest expense with respect to Indebtedness (including amortizations of any discount on any Indebtedness) of the Parent Guarantor and its Subsidiaries for that period, in each case determined on a consolidated basis in accordance with IFRS and, in the case of any determination for a Relevant Period, as set forth in the consolidated financial statements of the Parent Guarantor for such period delivered to the holders in accordance with Section 7.1(a) or 7.1(b); provided that (i) the Consolidated Interest Expense of any Person acquired by the Parent Guarantor and its Subsidiaries during such period will be included pro forma for such period (as if the consummation of such acquisition and the assumption of any Indebtedness in connection with such acquisition occurred on the first day of such period) and (ii) the Consolidated Interest Expense of any Person or line of business sold or in any way disposed of by the Parent Guarantor and its Subsidiaries (insofar as it is permitted under this Agreement) during such period will be excluded (as if the consummation of such acquisition and the repayment of such Indebtedness in relation to such acquisition occurred on the first day of such period). For purposes of the foregoing, Consolidated Interest Expense shall be determined after giving effect to any net payments made or received by the Parent Guarantor or any of its Subsidiaries during the relevant period with respect to interest rate or currency Swap Contracts relating to Indebtedness for borrowed money.

Schedule A - 3

“Consolidated Operating Income” means, for any period of determination, the income from sales and services of the Parent Guarantor and its Subsidiaries less (i) sales and production costs, less (ii) sales operations expenses, less (iii) administrative operating expenses, in each case determined on a consolidated basis in accordance with IFRS and, in the case of any determination for a Relevant Period, as set forth in the consolidated financial statements of the Parent Guarantor for such period delivered to the holders in accordance with Section 7.1(a) or 7.1(b).

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Parent Guarantor and its Subsidiaries that would be shown as assets on a consolidated balance sheet of the Parent Guarantor and its Subsidiaries prepared in accordance with IFRS as of such date.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate Indebtedness of the Parent Guarantor and its Subsidiaries, determined on a consolidated basis in accordance with IFRS as of such date and, in the case of any determination as of a Determination Date, as set forth on the consolidated balance sheet of the Parent Guarantor as of such date delivered to the holders in accordance with Section 7.1(a) or 7.1(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) the Company, any of the Subsidiaries of the Company, and any of their or the Company’s respective Controlled Affiliates, (b) the Parent Guarantor, any of the Subsidiaries of the Parent Guarantor, and any of their or the Parent Guarantor’s respective Controlled Affiliates, and (c) if the Parent Guarantor has a parent company, such parent company and its Controlled Affiliates.

“Controlling Shareholders” means any one or more of Rubén Minski Gontovnik, Meyer Minski Gontovnik, José Minski Gontovnik and their respective lineal descendants and heirs, and any trust the sole beneficiaries of which are any of the foregoing persons.

“Court Filing Duty” means any filing duty or similar amount payable in the jurisdiction of organization of any Obligor in connection with the use in a judicial proceeding in such jurisdiction of this Agreement, the Notes or any other Finance Document or any other document related hereto or thereto or to the transactions contemplated herein or therein.

Schedule A - 4

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 6.75% and (b) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York, United States of America as its “base” or “prime” rate.

“Determination Date” means the last day of a fiscal quarter of the Parent Guarantor.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease, conveyance or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes receivable or accounts receivable or any rights and claims associated therewith.

“Disposition Acceptance Notification Date” is defined in Section 8.10(a).

“Disposition Basket” is defined in Section 10.7(i)(iii).

“Disposition Prepayment Notice” is defined in Section 8.10(a).

“Disposition Prepayment Date” is defined in Section 8.10(a).

“Dollars”, “US$”, “$” or “USD” means lawful currency of the United States of America.

“El Salvador” means the Republic of El Salvador.

“Environmental Laws” means any and all applicable federal, national, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interests” means any and all shares, interests, participations, quotas or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person other than a corporation (including beneficial interests in a trust), any and all warrants or options to purchase any of the foregoing or any securities convertible into or exchangeable or exercisable for any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

“EU Blocking Regulation” means the Council Regulation (EC) 2271/96.

Schedule A - 5

“Event of Default” is defined in Section 11.

“Existing Credit Facilities” means, collectively, (i) the Syndicated Existing Credit Facility, (ii) the BID Existing Credit Facility, (iii) the BTG Existing Credit Facility, (iv) the FCP Sura Credit Facility, and (v) the Scotia Existing Credit Facility.

“Existing Leases” means each of the lease agreements set forth on Schedule 10.5(c).

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“FCP Sura Credit Facility” means that certain credit agreement, dated as of December 24, 2020, among (a) the Company, (b) Procaps, S.A. de C.V. and C.I. Procaps S.A., as co-obligors and (c) FCP – Sura Deuda Privada Compartimento Deuda represented and managed by Alianza Fiduciaria S.A., as lender, as amended, modified or supplemented from time to time.

“Finance Documents” means this Agreement, the Notes, the Pagarés, the Instruction Letters, each Subsidiary Guarantor Joinder Agreement and any other document designated a “Finance Document” in a writing signed by the Company or the Parent Guarantor, on the one hand, and the Required Holders, on the other hand.

“Form F-4 Registration Statement” is defined in Section 4.15.

“Fundamental Transaction” is defined in Section 10.2.

“Funding Instruction Letter” is defined in Section 4.10.

“Governmental Authority” means:

(a) the government of:

(i) the United States of America, Colombia, Luxembourg, Malta, Brazil, El Salvador or any state or other political subdivision of any thereof, or

(ii) any other jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

Schedule A - 6

“Group” means the Parent Guarantor and its Subsidiaries.

“Guarantors” means, collectively, the Parent Guarantor and each Subsidiary Guarantor.

“Guaranteed Obligations” is defined in Section 15.1(a).

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other monetary obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor. The verbs “guaranty” and “guarantee” shall have meanings correlative to the foregoing.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Section 7, Section 12, Section 19.2 and Section 20 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

Schedule A - 7

“Hostile Tender Offer” means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or Equity Interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or Equity Interests, if such shares, Equity Interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, Equity Interests, securities or rights representing less than 5% of the Equity Interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date of this Agreement.

“IFRS” means International Financial Reporting Standards, as in effect from time to time.

“Incorporated Provision” is defined in Section 9.9(a).

“Incorporated Provision Termination Date” means, in respect of any Incorporated Provision, the day on which the holders of Notes receive an Officer’s Certificate satisfying the requirements of Section 7.2 with respect to the next subsequent quarterly fiscal period of the Parent Guarantor following the quarterly fiscal period in which such Incorporated Provision is deleted or otherwise removed from all applicable Material Credit Facilities or all such Material Credit Facilities are terminated, as applicable.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business);

(c) all liabilities appearing on its balance sheet in accordance with IFRS in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) net payment obligations of such Person derived from factoring operations;

(g) all of such Person’s obligations to any landlord under any sale-leaseback that are classified as financial indebtedness in accordance with IFRS, with the exception of so-called operational leasing without the option of purchase or return of the property subject to such sale-leaseback;

Schedule A - 8

(h) all financial obligations of such Person related to the purchase price of assets, goods or services with a term greater than 360 days that are classified as financial indebtedness in accordance with IFRS;

(i) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(j) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (i) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (j) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under IFRS.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Instruction Letter” is defined in Section 1.

“Intermediate Parent” means Crynssen Pharma Group Ltd, a private limited liability company registered and organized under the laws of Malta under company registration number C 59671.

“IOF/Exchange Tax” is defined in Section 5.9(b).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, garantía mobiliaria, caução, assignment for security purposes (including alienação fiduciária and cessão fiduciária), chattel mortgage, guarantee trust, passive easement, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Make-Whole Amount” is defined in Section 8.8.

“Malta” means the Republic of Malta.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent Guarantor and its Subsidiaries taken as a whole.

Schedule A - 9

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligors and their respective Subsidiaries taken as a whole, (b) the ability of the Obligors to perform their obligations under the Finance Documents to which they are a party taken as a whole, or (c) the validity or enforceability of any Finance Document or the rights and remedies any of the holders of the Notes are purported to have under any Finance Document against the Obligors taken as a whole.

“Material Credit Facility” means, as to the Parent Guarantor and its Subsidiaries, each present or future agreement creating or evidencing indebtedness for borrowed money entered into by the Parent Guarantor or any of its Subsidiaries, or in respect of which the Parent Guarantor or any of its Subsidiaries is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than US$25,000,000 (or the equivalent in other currencies).

“Material Subsidiary” means, at any date, each of the Original Subsidiary Guarantors and each other Subsidiary of the Parent Guarantor (other than the Company):

(a) that guarantees or is liable at such date, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility;

(b) whose total assets as of the most recent Determination Date (excluding assets constituting Equity Interests in other members of the Group), determined for such Subsidiary on an uncombined and unconsolidated basis, comprise 10% or more of Consolidated Total Assets as of such date (as reflected in the consolidated financial statements of the Parent Guarantor for such Determination Date delivered to the holders in accordance with Section 7.1(a) or 7.1(b)); or

(c) whose portion of Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent Guarantor ending on the most recent Determination Date, determined for such Subsidiary on an uncombined and unconsolidated basis, comprises 10% or more of Consolidated EBITDA for such period (as reflected in the consolidated financial statements of the Parent Guarantor for such Determination Date delivered to the holders in accordance with Section 7.1(a) or Section 7.1(b)).

“Material Property” means each of the manufacturing facilities of the Parent Guarantor and any of its Subsidiaries set forth on Schedule 10.5(b) and all of the Group’s intellectual property.

“Maturity Date” means November 12, 2031.

“More Favorable Provision” is defined in Section 9.9(a).

“Most Favored Lender Notice” means, in respect of any More Favorable Provision, a written notice to each of the holders of the Notes delivered no later than five Business Days after the inclusion of such More Favorable Provision in any Material Credit Facility (including by way of amendment or other modification of any existing provision thereof) from a Senior Financial Officer of the Company or the Parent Guarantor referring to the provisions and setting forth a reasonably detailed description of such More Favorable Provision (including any defined terms used therein) and related explanatory calculations, as applicable; provided that, in the case of any More Favorable Provision in effect on the date of the Closing and described in such Officer’s Certificate, the Officer’s Certificate delivered pursuant to Section 4.3(a) shall be deemed to constitute a Most Favored Lender Notice with respect to each such More Favorable Provision.

Schedule A - 10

“Multiemployer Plan” means any “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Naturmega Guaranty” means, collectively, the promissory notes dated April 21, 2021 and issued jointly and severally by the C.I. Naturmega S.A. and the Company and C.I. Procaps S.A., as guarantors, in favour of Scotiabank Colpatria SA.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by any Obligor or any of its Subsidiaries primarily for the benefit of employees of any Obligor or one or more of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Noteholder Sanctions Event” means, with respect to any Purchaser or holder of a Note (an “Affected Noteholder”), such Purchaser or holder or any of its affiliates being in violation of or subject to sanctions (a) under any U.S. Economic Sanctions Laws as a result of the Company or any Controlled Entity becoming a Blocked Person or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Blocked Person or (b) under any similar laws, regulations or orders adopted by any State within the United States of America as a result of the name of the Company or any Controlled Entity appearing on a State Sanctions List.

“Notes” is defined in Section 1.

“Obligors” means, collectively, the Company and each Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” of an Obligor means a certificate of a Senior Financial Officer or Responsible Officer (as applicable) of such Obligor, or of any other officer of such Obligor, whose responsibilities extend to the subject matter of such certificate.

“Original Subsidiary Guarantor” is defined in the first paragraph of this Agreement.

Schedule A - 11

“Pagaré” is defined in Section 1.

“Parent Guarantor” is defined in the first paragraph of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means any plan, fund or other similar program that is established and maintained by the Parent Guarantor or any of its Subsidiaries primarily for the benefit of employees of the Parent Guarantor or any of its Subsidiaries which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment.

“Permitted Inventory Liens” is defined in Section 10.5.

“Permitted Jurisdiction” means “Permitted Jurisdiction” means (a) the United States of America, (b) Colombia and (c) any other country that on April 30, 2004 was a member of the European Union (other than Portugal, Spain, Italy or Greece).

“Permitted Reorganization” means any (i) Reorganization between and/or among members of the Group or (ii) the change in domicile of any entity of the Group (so long as such domicile is located in a Permitted Jurisdiction).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee pension benefit plan” (as defined in section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar Equity Interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Process Agent” means CCS Global Solutions, Inc., with offices at 530 Seventh Avenue, Suite 508, New York, NY 10018, New York, United States of America.

“Pro Rata Share” means, with respect to any Note and any Disposition, an amount equal to the product of:

(a) the total amount of proceeds of such Disposition being applied or offered to be applied to the repayment or prepayment of Indebtedness pursuant to Section 10.7(i)(iii)(B), multiplied by

(b) a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the aggregate outstanding principal amount of all unsubordinated Indebtedness of the Obligors and their respective Subsidiaries (other than Indebtedness owing to the Parent Guarantor, any Subsidiary of the Parent Guarantor, or any Affiliate of the Parent Guarantor) being repaid or prepaid, or offered to be prepaid, pursuant to Section 10.7(i)(iii)(B) in connection with such Disposition.

Schedule A - 12

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential Group” means, collectively, the holders of Notes that are Affiliates of or are advised or managed by PGIM, Inc. (or any Affiliate of PGIM, Inc.).

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Obligors and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Register” is defined in Section 14.1.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Party” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates and, if such Person is a natural person, the spouses, siblings, children, grandchildren, nieces, nephews and other lineal descendants, estates and heirs, or any trust or other investment vehicle for the primary benefit of any such Person or their respective spouses, siblings, children, grandchildren, nieces, nephews and other lineal descendants, estates or heirs.

“Relevant Period” means a period of twelve consecutive months ending on a Determination Date.

Schedule A - 13

“Relevant Provision” means (i) any information reporting requirement, affirmative or negative covenant or undertaking or any event of default that exists in the Syndicated Existing Credit Facility (as such facility is amended, amended and restated, refinanced or replaced), as in effect on January 1, 2022 and (ii) any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that requires the Parent Guarantor (or the Parent Guarantor and its Subsidiaries) or the Company (or the Company and its Subsidiaries) to achieve or maintain a stated level of financial condition or performance and includes, without limitation, any requirement that such Persons:

(a) maintain a specified level of net worth, shareholders’ equity, total assets, cash flow or net income;

(b) maintain any relationship of any component of its capital structure to any other component thereof (including without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth);

(c) maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness); or

(d) not exceed any maximum level of indebtedness, priority indebtedness, liens, claims, liabilities or other obligations, whether crystallized or contingent.

“Required Holders” means (a) at any time prior to the Closing, the Purchasers, and (b) at any time on or after the Closing, the holders of more than 80% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their Affiliates); provided that, notwithstanding the foregoing, if either of the Prudential Group or the Cigna Group sells or transfers, in the aggregate, more than 25% in principal amount of the Notes that it owns to any Person (other than (x) in the case of the Prudential Group, any Affiliate of PGIM, Inc. or any managed account, investment fund or other vehicle for which PGIM, Inc. (or any of its Affiliates) acts as the investment advisor or portfolio manager and (y) in the case of the Cigna Group, any Affiliate of Cigna Investments, Inc. or any managed account, investment fund or other vehicle for which Cigna Investments, Inc. (or any of its Affiliates) acts as the investment advisor or portfolio manager), “Required Holders” shall thereafter mean the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their Affiliates).

“Reorganization” means an amalgamation, demerger, merger, consolidation, re-organization (including the incorporation of new Subsidiaries or change of the legal form of Subsidiaries existing as of the date hereof), liquidation, closure, winding up or other corporate reconstruction, or any other transaction of substantively similar effect.

“Responsible Officer” of an Obligor means any Senior Financial Officer of such Obligor and any other officer or representative of such Obligor with responsibility for the administration of the relevant portion of this Agreement and who is duly authorized to act under such Obligor’s organizational documents and applicable law.

“Restricted Payment” means (a) any dividend, charge, fee, remuneration or other distribution (or interest on any unpaid dividend, charge, fee, remuneration or other distribution) (whether in cash or in kind), direct or indirect, on or in respect of any Equity Interests of any Obligor or any Subsidiary, (b) any redemption, repurchase, defeasement, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Obligor or any Subsidiary, (c) any payment made, directly or indirectly, to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of any Obligor or any Subsidiary, (d) any payment, directly or indirectly, of any advisory or other fee to or to the order of any holder of Equity Interests of any Obligor or any Subsidiary (or any Affiliate), or (e) any payment, directly or indirectly, on Indebtedness owing to any holder of Equity Interests of any Obligor or any Subsidiary (or any Affiliate).

Schedule A - 14

“Scotia Existing Credit Facility” means that certain credit agreement, dated as of April 21, 2021, among (a) the Company, (b) C.I. Procaps S.A., Inversiones Henia S.A.S., Inversiones Crynseen S.A.S., Industrias Kadima S.A.S., Inversiones Jades S.A.S. and Inversiones Ganeden S.A.S., as co-obligors and (c) Scotiabank Colpatria S.A., as lender.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the United States Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” of an Obligor means the chief financial officer, principal accounting officer, treasurer or comptroller (or any other officer holding a title or role similar to any of the foregoing) of such Obligor.

“Solvent” means, with respect to any Person as of any date of determination, that as of such date (a) the fair market value of the assets of such Person is greater than the total amount of such Person’s liabilities (including contingent liabilities), (b) the present fair saleable value of the assets of such Person is greater than the sum of stated liabilities and identified contingent liabilities, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (d) such Person does not have unreasonably small net worth (patrimonio), and (e) such Person is not unable to or has not been deemed to be unable to pay its debts as they fall due. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of any Obligor.

Schedule A - 15

“Subsidiary Guarantors” means, collectively, each Original Subsidiary Guarantor and each Additional Subsidiary Guarantor, in each case so long as such Subsidiary has not been discharged and released from its obligations under this Agreement.

“Subsidiary Guarantor Joinder Agreement” is defined in Section 9.7.

“Substitute Purchaser” is defined in Section 23.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Syndicated Existing Credit Facility” means that certain credit agreement, dated as of November 20, 2018, among (a) the Company, (b) Procaps, S.A. de C.V. (formerly known as Laboratorios López, S.A. de C.V.), C.I. Procaps S.A., Biokemical, S.A. de C.V., Pharmarketing Salvador, S.A. de C.V. (El Salvador), Corporación Distribuidora Internacional, S.A. de C.V., CDI Nicaragua S.A., CDI Guatemala S.A., Pharmarketing S.A. (Guatemala), Pharmarketing S.A. (Panamá), Pharmarketing Dominicana SRL, Pharmaketing Costa Rica S.A., as co-obligors, (c) Inversiones Crynseen S.A.S., Inversiones Ganeden S.A.S., Inversiones Henia S.A.S., Inversiones Jades S.A.S., Industrias Kadima S.A.S. and Pharmayect S.A., as guarantors, (d) Bancolombia S.A. (sucursal Panamá), Banco Davivienda S.A., Banco de Sabadell S.A. Miami Branch and Banco de Crédito del Perú, as lenders, and (e) Fiduciaria Bancolombia S.A., as administrative agent.

“Tax” means any tax (whether income, documentary, sales, value added, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

Schedule A - 16

“Taxing Jurisdiction” is defined in Section 13(a).

“UK Blocking Regulation” means the Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union Withdrawal Act 2018.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States of America pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary of the Parent Guarantor all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by, directly or indirectly, any one or more of the Parent Guarantor and the Parent Guarantor’s other Wholly-Owned Subsidiaries at such time.

Schedule A - 17

Schedule B

Original Subsidiary Guarantors

C.I. Procaps S.A., a sociedad anónima organized under the laws of Colombia

Diabetrics Healthcare S.A.S., a sociedad por acciones simplificada organized under the laws of Colombia

Pharmayect S.A., a sociedad por acciones simplificada organized under the laws of Colombia

Procaps, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador

Biokemical, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador

Colbras Indústria e Comércio Ltda., a sociedade limitada organized under the laws of Brazil, enrolled with the Brazilian Taxpayer’s Registry (CNPJ) under nº 00.413.925/0001-64

Sofgen Pharmaceuticals LLC, a limited liability company organized under the laws of the State of Florida

Schedule B - 1

Schedule C

[Form of Subsidiary Guarantor Joinder Agreement]

SUBSIDIARY GUARANTOR JOINDER AGREEMENT

THIS SUBSIDIARY GUARANTOR JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [●], is made by [●], a [●] organized under the laws of [●][, enrolled with the Brazilian Taxpayer’s Registry (CNPJ) under nº [●]]1 (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Purchase Agreement (as defined below).

W I T N E S E T H:

WHEREAS, pursuant to the terms and conditions of that certain Note Purchase and Guarantee Agreement dated November 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) by and among Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), Procaps Group, S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B253360 (the “Parent Guarantor”), each of the Subsidiary Guarantors party thereto, and each of the Purchasers party thereto, the Company has issued and sold its Guaranteed Senior Notes due November 12, 2031 (each, a “Note” and collectively, the “Notes”) in an aggregate principal amount of US$115,000,000;

WHEREAS, the Obligors are required pursuant to the Note Purchase Agreement to cause the Additional Guarantor to deliver this Joinder Agreement in order to cause the Additional Guarantor to become a Subsidiary Guarantor under the Note Purchase Agreement in favor of each holder from time to time of any of the Notes;

WHEREAS, the Additional Guarantor has received and will receive substantial direct and indirect benefits from the Obligors’ compliance with the terms and conditions of the Note Purchase Agreement and the Notes; and

WHEREAS, terms used and not otherwise defined herein have the definitions set forth in the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Purchase Agreement and to enable the Obligors to comply with the terms of the Note Purchase Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders of the Notes as follows:

1. The Additional Guarantor, by its execution and delivery of this Joinder Agreement, hereby becomes (i) party to the Note Purchase Agreement as a Subsidiary Guarantor for all purposes of the Note Purchase Agreement and (ii) bound by all of the terms and conditions of the Note Purchase Agreement applicable to a Subsidiary Guarantor. Without limiting the foregoing, the Additional Guarantor hereby (a) irrevocably, absolutely, unconditionally and jointly and severally with the other Subsidiary Guarantors under the Note Purchase Agreement, guarantees to each holder of a Note, as a primary obligor and not merely as a surety, the due and punctual payment in full when due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in the Note Purchase Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein that are made by Subsidiary Guarantors, (c) waives the rights set forth in Section 15.3 of the Note Purchase Agreement, (d) makes, with respect to itself and its Subsidiaries, as of the date hereof, the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.6, Section 5.7 (except as described in Annex A to this Joinder Agreement) and Section 5.19 of the Note Purchase Agreement that are made by the Original Subsidiary Guarantors, and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 24.7 of the Note Purchase Agreement.

1	Note to form: To be included if Additional Guarantor is incorporated in Brazil.

Schedule C - 1

2. Notice of acceptance of this Joinder Agreement and of the Note Purchase Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

3. The provisions of Section 24.6 and Section 24.7 of the Note Purchase Agreement are incorporated herein by this reference, mutatis mutandis.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the date and year first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:
[Witnesses:
1._________________
Name:
Id:

2._________________
Name:
Id:][2]

[2]	Note to form: To be included if Additional Guarantor is incorporated in Brazil.

Schedule C - 2

Annex A to Joinder Agreement

Schedule C - 3

Schedule 1-A

Form of Note

PROCAPS S.A.

Guaranteed Senior Note due November 12, 2031

No. R-[_______]	[Date]
$[_______]	PPN: P8003@ AA9

For Value Received, the undersigned, Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), hereby promises to pay to [____________], or registered assigns, the principal sum of [______] DOLLARS (or so much thereof as shall not have been prepaid) on November 12, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.75% per annum, payable quarterly, on the 12th day of February, May, August and November in each year, commencing with the February 12, May 12, August 12 or November 12 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable and (b) to the extent permitted by law, (i) on any overdue payment of interest and (ii) during the continuance of an Event of Default, on such unpaid principal balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (A) 6.75% and (B) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York, United States of America as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated November 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company, Procaps Group, S.A., the Subsidiary Guarantors from time to time party thereto, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 22 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Schedule 1-A - 1

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

PROCAPS S.A.

By
Name:
Title:

By
Name:
Title:

Schedule 1-A - 2

Exhibit 4.2

Execution Version

First AMENDMENT TO

Note purchase AND GUARANTEE agreement

THIS FIRST AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT (this “Agreement”), dated as of January 12, 2022, is entered into by and among Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), Procaps Group, S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B253360 (the “Parent Guarantor”), the Subsidiary Guarantors listed on Annex A attached hereto (the “Existing Subsidiary Guarantors” and, together with the Company and the Parent Guarantor, collectively, the “Obligors”), and each of the holders of the Notes (as defined below) (collectively, the “Noteholders”) signatory hereto.

RECITALS:

WHEREAS, the Obligors and the Noteholders are parties to that certain Note Purchase and Guarantee Agreement dated November 5, 2021 (the “Note Purchase Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, the Company issued, and the Noteholders purchased, the Company’s Guaranteed Senior Notes due November 12, 2031 in the aggregate principal amount of US$115,000,000 (the “Notes”);

WHEREAS, the Obligors have informed the Noteholders that the Syndicated Existing Credit Facility remains in effect as of the date hereof;

WHEREAS, the Obligors have requested that the Noteholders agree to amend the Note Purchase Agreement as set forth herein; and

WHEREAS, the undersigned Noteholders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

Section 1. Definitions. Capitalized terms used in this Agreement and not defined herein have the respective meanings set forth in the Note Purchase Agreement prior to giving effect to the Amendments (as defined below).

Section 2. Amendments. Subject to the satisfaction of each of the conditions set forth in Section 4 hereof, the Note Purchase Agreement is hereby amended in the manner specified in Annex B attached hereto (the “Amendments”) effective as of the Effective Date (as defined below).

Section 3. Representations and Warranties. To induce the Noteholders to execute this Agreement, each Obligor hereby represents and warrants to the Noteholders as of the date hereof and as of the Effective Date as follows:

3.1 Organization; Power and Authority. Each Obligor is a sociedad anónima, société anonyme, sociedad limitada, private limited liability company, public limited liability company, corporation or other limited liability entity (as applicable) duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or other entity power and authority to execute and deliver this Agreement and to perform the provisions hereof and of the other Finance Documents to which it is a party.

3.2 Authorization, etc. This Agreement has been duly authorized by all necessary corporate, private limited liability company or other entity action on the part of each Obligor and this Agreement and each other Finance Document to which it is a party constitutes a legal, valid and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, judicial or extrajudicial recovery, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Obligors of this Agreement, and the performance by each Obligor of the other Finance Documents to which it is a party, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any of the Obligors or any of their respective Subsidiaries under, (x) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, (y) any corporate charter, memorandum of association, articles of association, regulations or by-laws, shareholders agreement or (z) any other agreement or instrument to which any of the Obligors or any of their respective Subsidiaries is bound or by which any of the Obligors or any of their respective Subsidiaries or any of their respective properties may be bound or affected (other than any constitutional document), (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries, in the case of clauses (a)(x) and (a)(z), except for any conflict, breach or violation that could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

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3.4 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the performance by any Obligor of any other Finance Document to which it is a party. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document in the jurisdiction of organization of any Obligor that this Agreement or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than any applicable de minimis Court Filing Duty that may be required in connection with admissibility into evidence; provided that (i) in order for any document written in a language other than Spanish to be admissible into evidence before a Colombian court, such document must be translated into Spanish by an official translator, (ii) in order for any Finance Document executed outside Brazil to be admissible into evidence before a Brazilian Governmental Authority and a Brazilian court, it must (A) have the notarization of the signatures of the parties signing outside Brazil by an official public notary, (B) be apostilled by the competent authority of the respective country of origin of the document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalisation for Foreign Public Documents, the signatures of the parties must be certified by the competent Brazilian consulate located in the country of origin, (C) be translated into Portuguese by an official translator (tradutor público juramentado) and (D) be registered together with its respective official translation into the Portuguese language with the appropriate Registry of Deeds and Documents (Registro de Títulos e Documentos), (iii) in order for any document written in a language other than Spanish to be admissible into evidence before a Salvadoran court, such document must be translated into Spanish, notarized by a Salvadoran notary public and apostilled by the competent Governmental Authority of the respective country of origin of such document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, the signatures of the parties must be certified by the competent Salvadoran consulate located in the country of origin, and (iv) in order for any Finance Document to be admissible into evidence before a Luxembourg court or public authority, such Finance Document must be accompanied by a complete or partial translation into French or German by an official translator and a Luxembourg court may always require that the parties produce the original of the Finance Document on the basis of which a claim is made.

3.5 Disclosure. The documents, certificates and other writings delivered to the Noteholders by or on behalf of the Obligors in connection with this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

3.6 No Defaults or Events of Default. Immediately before and immediately after giving effect to this Agreement, no Default or Event of Default exists and is continuing.

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Section 4. Conditions Precedent. The Amendments shall become effective as of the date (the “Effective Date”) on which each of the following conditions has been satisfied:

4.1 Execution and Delivery. Each Obligor and the Required Holders shall have executed and delivered a counterpart of this Agreement.

4.2 Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct as of the date hereof and as of the Effective Date.

Section 5. Miscellaneous.

5.1 Part of Note Purchase Agreement; Future References, etc. This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

5.2 Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Noteholder under the Note Purchase Agreement or any other Finance Document, or constitute a waiver of any provision of the Note Purchase Agreement or any other Finance Document, except as specifically set forth herein.

5.3 Reaffirmation of Obligations. Each Obligor hereby (a) in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, acknowledges and confirms the continuing existence, validity and effectiveness of its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement before and after giving effect to this Agreement, (b) acknowledges, ratifies and reaffirms, and agrees that this Agreement shall not in any way release, diminish, impair or reduce its payment and performance obligations, contingent or otherwise, under the Finance Documents to which it is a party (in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, including without limitation its obligations under its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement), and (c) reaffirms each of its waivers set forth in Section 15.3 of the Note Purchase Agreement.

5.4 Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

5.5 Payment of Fees, Costs and Expenses. The Company agrees to pay, within five Business Days after the receipt by the Company of an invoice therefor, the reasonable fees, costs, expenses, charges and disbursements incurred by the Noteholders in connection with the preparation, negotiation and execution of this Agreement (including, without limitation, the reasonable fees of the Noteholders’ U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP) and the matters contemplated hereby.

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5.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

5.7 Amendment and Waiver. This Agreement may be amended, and the observance of any term hereof may be waived, only with the written consent of each of the parties hereto.

5.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

5.9 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

5.10 Designation as Finance Document. The parties hereto agree that this Agreement constitutes a Finance Document.

5.11 Governing Law; Jurisdiction and Process; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. The terms of Section 24.7 of the Note Purchase Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto expressly and irrevocably agree to such terms.

(Remainder of Page Intentionally Left Blank - Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

OBLIGORs:

PROCAPS S.A.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Legal Representative

PROCAPS GROUP, S.A.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

C.I. PROCAPS, S.A.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Legal Representative

DIABETRICS HEALTHCARE S.A.S.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Legal Representative

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

PHARMAYECT S.A.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

PROCAPS, S.A. DE C.V.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

BIOKEMICAL, S.A. DE C.V.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

COLBRAS INDÚSTRIA E COMÉRCIO LTDA.

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

By:	/s/ Carlos Piocuda
Name:	Carlos Piocuda
Title:	Authorized Representative

Witnesses:

1.	/s/ Marcela Caravajalino Pagano
Name:	Marcela Caravajalino Pagano
Id: 22.579.748

2.	/s/ Natalia Caballero Char
Name:	Natalia Caballero Char
Id: 53.145.522

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

SOFGEN PHARMACEUTICALS LLC

By:	/s/ Grethel Moreno Romero
Name:	Grethel Moreno Romero
Title:	Authorized Representative

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

CRYNSSEN PHARMA GROUP LTD

By:	/s/ Carlos Piocuda
Name:	Carlos Piocuda
Title:	Authorized Representative

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

Noteholders:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ Ty Bowman
	Name:	Ty Bowman
	Title:	Vice President

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

HEALTHSPRING LIFE & HEALTH INSURANCE COMPANY, INC.

By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Leonard Mazlish
	Name:	Leonard Mazlish
	Title:	Managing Director

(Signature Page to First Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

Annex A

Existing Subsidiary Guarantors

C.I. Procaps S.A., a sociedad anónima organized under the laws of Colombia

Diabetrics Healthcare S.A.S., a sociedad por acciones simplificada organized under the laws of Colombia

Pharmayect S.A., a sociedad por acciones simplificada organized under the laws of Colombia

Procaps, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador

Biokemical, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador

Colbras Indústria e Comércio Ltda., a sociedade limitada organized under the laws of Brazil, enrolled with the Brazilian Taxpayer’s Registry (CNPJ) under nº 00.413.925/0001-64

Sofgen Pharmaceuticals LLC, a limited liability company organized under the laws of the State of Florida

Crynssen Pharma Group Ltd, a private limited liability company registered and organized under the laws of Malta under company registration number C 59671

Annex A - 1

Annex B

Amendments

1.	Section 9.9 (Most Favored Lender). Clause (e) of Section 9.9 of the Note Purchase Agreement is amended and restated in its entirety to read as follows:

“(e) Notwithstanding anything set forth in this Section 9.9, no More Favorable Provision given or granted under the Syndicated Existing Credit Facility (including any replacement or substitute agreements entered into after the date of this Agreement) shall be deemed incorporated into this Agreement as an Incorporated Provision until the earlier of (i) February 28, 2022 and (ii) the date that the Parent Guarantor or any of its Subsidiaries enters into an agreement that is a replacement or substitution of the Syndicated Existing Credit Facility.”

2.	Schedule A (Defined Terms); Definition of “Relevant Provision”. Clause (i) of the definition of “Relevant Provision” set forth in Schedule A (Defined Terms) of the Note Purchase Agreement is amended and restated in its entirety to read as follows:

“(i) any information reporting requirement, affirmative or negative covenant or undertaking or any event of default that exists in the Syndicated Existing Credit Facility (as such facility is amended, amended and restated, refinanced or replaced), as in effect on the earlier of (x) February 28, 2022 and (y) the date that the Parent Guarantor or any of its Subsidiaries enters into an agreement that is a replacement or substitution of the Syndicated Existing Credit Facility and”

Annex B - 1

Exhibit 4.4

Execution Version

WAIVER AND THIRD AMENDMENT TO

NOTE PURCHASE AND GUARANTEE AGREEMENT

THIS WAIVER AND THIRD AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT (this “Agreement”), dated as of November 1, 2022, is entered into by and among Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), Procaps Group, S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B253360 (the “Parent Guarantor”), the Subsidiary Guarantors listed on Annex A attached hereto (the “Existing Subsidiary Guarantors” and, together with the Company and the Parent Guarantor, collectively, the “Obligors”), and each of the holders of the Notes (as defined below) (collectively, the “Noteholders”).

RECITALS:

WHEREAS, the Obligors and the Noteholders are parties to that certain Note Purchase and Guarantee Agreement dated November 5, 2021, as amended by that certain First Amendment to Note Purchase and Guarantee Agreement dated as of January 12, 2022 and that certain Second Amendment to Note Purchase and Guarantee Agreement dated as of February 28, 2022 (the “Note Purchase Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, the Company issued, and the Noteholders purchased, the Company’s Guaranteed Senior Notes due November 12, 2031 in the aggregate principal amount of US$115,000,000 (the “Notes”);

WHEREAS, the Parent Guarantor intends to acquire, through one or more subsidiaries, all of the issued and outstanding shares of each of (i) AI Soar (Netherlands) B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and registered with the Dutch Commercial Registry under number 69299633, (ii) Grupo Farmacéutico Somar, S.A.P.I. de C.V., a sociedad anónima promotora de inversión de capital variable duly organized and validly existing under the laws of Mexico, (iii) Química y Farmacia, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico, (iv) PDM Acondifarma, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico and (v) Gelcaps Exportadora de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (such acquisition, the “Acquisition”);

WHEREAS, in connection with the Acquisition, the Obligors entered into a Credit Agreement, dated as of October 11, 2022, with the Bank of New York Mellon, as administrative and collateral agent, and certain financial institutions as lenders (the “Bridge Facility Agreement”);

WHEREAS, in connection with the Acquisition and the Bridge Facility Agreement, the Company intends to prepay in full the aggregate outstanding principal amount of the Notes, together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount determined for the date of such prepayment with respect to such principal amount, pursuant to Section 8.2 of the Note Purchase Agreement (the “Payoff”);

WHEREAS, the Company and the Noteholders entered into that certain Consent Agreement, dated October 11, 2022 (the “Consent Agreement”), pursuant to which the Noteholders agreed to modify the time period for written notice specified in the second sentence of Section 8.2 of the Note Purchase Agreement solely with respect to the Payoff;

WHEREAS, on October 11, 2022, the Company delivered to the Noteholders, pursuant to Section 8.2 of the Note Purchase Agreement, notice of prepayment in full, on October 14, 2022 (the “Scheduled Prepayment Date”), of all outstanding principal of the Notes, together with interest accrued thereon and the applicable Make-Whole Amount (the prepayment specified in such notice, the “Scheduled Prepayment”);

WHEREAS, the Obligors informed the Noteholders that the sellers in the Acquisition were unable to consummate the Acquisition on the Scheduled Prepayment Date;

WHEREAS, as a result of sellers’ inability to consummate the Acquisition on the Scheduled Prepayment Date, the borrowing under the Bridge Facility Agreement did not take place on such date;

WHEREAS, as a result of the failure of the borrowing under the Bridge Facility to take place on the Scheduled Prepayment Date, the Company was unable to make the Scheduled Prepayment on such date;

WHEREAS, the failure of the Company to make the Scheduled Prepayment on the Scheduled Prepayment Date constitutes an Event of Default under Section 11(a) of the Note Purchase Agreement (the “Specified Default”);

WHEREAS, the Obligors and the Noteholders entered into that certain Waiver Agreement, dated October 18, 2022 (the “First Temporary Waiver Agreement”), pursuant to which the Noteholders agreed to temporarily waive the Specified Default for the period from the Scheduled Prepayment Date through and including October 26, 2022;

WHEREAS, the Obligors and the Noteholders entered into that certain Waiver Agreement, dated October 26, 2022 (the “Second Temporary Waiver Agreement”), pursuant to which the Noteholders agreed to further temporarily waive the Specified Default for the period from the Scheduled Prepayment Date through and including November 1, 2022; and

WHEREAS, the Obligors have requested that the Noteholders permanently waive the Specified Default and agree to amend the Note Purchase Agreement as set forth herein, and the Noteholders have agreed to such waiver and amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

Section 1. Definitions. Capitalized terms used in this Agreement and not defined herein have the respective meanings set forth in the Note Purchase Agreement prior to giving effect to the Amendments (as defined below).

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Section 2. Waiver. The Noteholders hereby waive the Specified Default (the “Waiver”). The Waiver is limited to the express terms hereof, and nothing herein shall be deemed a waiver by the Noteholders with respect to any other term, condition, representation, covenant, undertaking or other provision of the Note Purchase Agreement, any other Finance Document or any of the other agreements, documents or instruments executed and delivered in connection therewith. The Waiver shall not be deemed to be a course of action upon which any Obligor or any other Person may rely in the future, and each Obligor hereby expressly waives any claim to such effect. The Noteholders reserve the right to exercise any rights and remedies available to them in connection with any present or future Defaults or Events of Default other than the Specified Default.

Section 3. Waiver Fee; Increase to Interest Rate of Notes. The Obligors and the Noteholders hereby agree that:

(a) the Company may, on or prior to November 30, 2022, prepay in full all of the outstanding principal amount of the Notes, together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount determined for such date of prepayment with respect to such principal amount, in accordance with Section 8.2 of the Note Purchase Agreement (including, without limitation, the requirements specified therein with respect to delivery of written notice of prepayment and certificates of a Senior Financial Officer of the Company as to calculation of the Make-Whole Amount, except that, notwithstanding the provisions of such Section 8.2, (x) such notice may be given to the holders of the Notes not less than two (2) Business Days and not more than 60 days prior to the date of such prepayment and (y) if such notice is given two (2) Business Days prior to the date of such prepayment, the certificate accompanying such notice shall include a calculation of the Make-Whole Amount as of the date of such prepayment); provided that if the Make-Whole Amount determined for such date of prepayment with respect to such principal amount in accordance with Section 8.2 is less than US$1,488,204.60, the Make-Whole Amount payable with respect to such prepayment shall be deemed to be US$1,488,204.60 (such prepayment in full of the Notes, together with such other amounts payable by the Company, in each case in accordance with this Section 3(a) is referred to herein as the “Permitted Prepayment”);

(b) if the Permitted Prepayment is not completed on or prior to November 30, 2022, the Company shall pay to each holder of a Note a waiver fee (the “Waiver Fee”) in an amount equal to 3.75% per annum on the outstanding principal amount of each Note of such holder (computed on the basis of a 360-day year of twelve 30-day months), which fee shall (i) accrue at all times from (and including) October 14, 2022 until the principal amount of such Note is repaid in full in accordance with the terms of the Note Purchase Agreement and such Note, (ii) be payable on the 12th day of February, May, August and November in each year (commencing on February 12, 2023), on the Maturity Date and on each other date on which interest on such Note is due and payable in accordance with the terms of the Note Purchase Agreement and such Note, and (iii) be paid by wire transfer of immediately available funds in Dollars to such holder in accordance with the payment instructions for interest payments on such Note set forth in the Purchaser Schedule to the Note Purchase Agreement (or such other instructions as such holder shall have specified to the Company in writing for such purpose); provided that, if at any time the Required Holders shall request in writing to the Company (which writing may be in the form of an email from the Required Holders (or from their U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP, on their behalf)) that the Waiver Fee be documented as an increase to the rate of interest applicable to the Notes instead of as a waiver fee, the Obligors shall within 10 Business Days following such request (which time period may be extended by the Required Holders in their sole discretion, which extension may be provided in the form of an email from the Required Holders (or from their U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP, on their behalf)), execute and deliver such amendments to the Note Purchase Agreement and the other Finance Documents, and such other documents (including, without limitation, replacement Notes, replacement Pagarés, replacement Instruction Letters and opinions of counsel to the Obligors), as the Required Holders may request to document such change and in connection therewith, in each case as shall be reasonably acceptable to the Required Holders; provided, further that, the Waiver Fee, if so documented as an increase to the rate of interest applicable to the Notes instead of as a waiver fee, shall not be taken into account when calculating the amount of Remaining Scheduled Payments under Section 8.8 of the Note Purchase Agreement; and

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(c) the failure of any Obligor to comply with the terms of this Section 3 shall constitute an immediate Event of Default.

Section 4 Amendments. The Note Purchase Agreement is hereby amended as follows (the “Amendments”):

4.1 The first sentence of Section 8.8 of the Note Purchase Agreement is amended and restated in its entirety to read as follows:

“The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that (x) the Make-Whole Amount may not in any event be less than zero and (y) the aggregate Make-Whole Amount with respect to all Notes at any time may not in any event be less than US$1,488,204.60 (and the Make-Whole Amount with respect to any Note may not in any event be less than its pro rata portion (determined by reference to outstanding principal amount) of such aggregate amount).”

Section 5 Representations and Warranties. To induce the Noteholders to execute this Agreement, each Obligor hereby represents and warrants to the Noteholders, as of the date hereof and as of the Effective Date (as defined below), as follows (and each Obligor acknowledges that the Noteholders are relying on the following representations and warranties in agreeing to enter into this Agreement and provide the Waiver):

5.1 Organization; Power and Authority. Each Obligor is a sociedad anónima, société anonyme, sociedad limitada, private limited liability company, public limited liability company, corporation or other limited liability entity (as applicable) duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or other entity power and authority to execute and deliver this Agreement, and to perform the provisions hereof and of the other Finance Documents to which it is a party.

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5.2 Authorization, etc. This Agreement has been duly authorized by all necessary corporate, private limited liability company or other entity action on the part of each Obligor, and this Agreement and each other Finance Document to which it is a party constitutes a legal, valid and binding obligation of each Obligor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, judicial or extrajudicial recovery, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Obligors of this Agreement, and the performance by each Obligor of the other Finance Documents to which it is a party, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any of the Obligors or any of their respective Subsidiaries under, (x) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, (y) any corporate charter, memorandum of association, articles of association, regulations or by-laws, shareholders agreement or (z) any other agreement or instrument to which any of the Obligors or any of their respective Subsidiaries is bound or by which any of the Obligors or any of their respective Subsidiaries or any of their respective properties may be bound or affected (other than any constitutional document), (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries, in the case of clauses (a)(x) and (a)(z), except for any conflict, breach or violation that could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

5.4 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the performance by any Obligor of any other Finance Document to which it is a party. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document in the jurisdiction of organization of any Obligor that this Agreement or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than any applicable de minimis Court Filing Duty that may be required in connection with admissibility into evidence; provided that (i) in order for any document written in a language other than Spanish to be admissible into evidence before a Colombian court, such document must be translated into Spanish by an official translator, (ii) in order for any Finance Document executed outside Brazil to be admissible into evidence before a Brazilian Governmental Authority and a Brazilian court, it must (A) have the notarization of the signatures of the parties signing outside Brazil by an official public notary, (B) be apostilled by the competent authority of the respective country of origin of the document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalisation for Foreign Public Documents, the signatures of the parties must be certified by the competent Brazilian consulate located in the country of origin, (C) be translated into Portuguese by an official translator (tradutor público juramentado) and (D) be registered together with its respective official translation into the Portuguese language with the appropriate Registry of Deeds and Documents (Registro de Títulos e Documentos), (iii) in order for any document written in a language other than Spanish to be admissible into evidence before a Salvadoran court, such document must be translated into Spanish, notarized by a Salvadoran notary public and apostilled by the competent Governmental Authority of the respective country of origin of such document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, the signatures of the parties must be certified by the competent Salvadoran consulate located in the country of origin, and (iv) in order for any Finance Document to be admissible into evidence before a Luxembourg court or public authority, such Finance Document must be accompanied by a complete or partial translation into French or German by an official translator and a Luxembourg court may always require that the parties produce the original of the Finance Document on the basis of which a claim is made.

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5.5 Disclosure. The documents, certificates and other writings delivered to the Noteholders by or on behalf of the Obligors in connection with this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

5.6 No Defaults or Events of Default. Immediately before and immediately after giving effect to this Agreement, no Default or Event of Default exists and is continuing (other than, immediately before giving effect to the Waiver, the Specified Default).

5.7 Status of Pagarés. Immediately before and after giving effect to this Agreement, each Pagaré is a valid and enforceable non-negotiable executive title (titulo ejecutivo) in the form of and qualifying under Colombian law as a pagaré payable no later than the Maturity Date thereof pursuant to the related Instruction Letter, and shall be enforceable under Colombian law by means of a summary judicial proceeding (proceso ejecutivo) against the Company, as issuer, and each Guarantor signatory thereto, as a guarantor (avalista).

Section 6. Effectiveness. The Waiver, the agreements contained in Section 3 hereof and the Amendments shall become effective as of the date (the “Effective Date”) on which each of the following conditions has been satisfied:

6.1 Execution and Delivery. Each Obligor and each Noteholder shall have executed and delivered a counterpart of this Agreement.

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6.2 Payment of Fees. The Parent Guarantor or the Company shall have paid the reasonable fees, charges and disbursements of the Noteholders incurred in connection with this Agreement and the other Finance Documents to the extent invoiced (including, without limitation, the reasonable fees of the Noteholders’ U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP and the Noteholders’ Colombian special counsel, Gómez – Pinzón Abogados S.A.S.).

Section 7. Miscellaneous.

7.1 Part of Note Purchase Agreement; Future References, etc. This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended or modified by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

7.2 Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Noteholder under the Note Purchase Agreement or any other Finance Document, or constitute a waiver of any provision of the Note Purchase Agreement or any other Finance Document, except as specifically set forth herein.

7.3 Reaffirmation of Obligations. Each Obligor hereby (a) in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, acknowledges and confirms the continuing existence, validity and effectiveness of its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement before and after giving effect to this Agreement, (b) acknowledges, ratifies and reaffirms, and agrees that this Agreement shall not in any way release, diminish, impair or reduce its payment and performance obligations, contingent or otherwise, under the Finance Documents to which it is a party (in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, including without limitation its obligations under its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement), and (c) reaffirms each of its waivers set forth in Section 15.3 of the Note Purchase Agreement.

7.4 Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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7.5 Payment of Fees, Costs and Expenses. The Company agrees to pay, within five Business Days after the receipt by any Obligor of an invoice therefor, the reasonable fees, charges and disbursements of the Noteholders incurred in connection with this Agreement and the other Finance Documents and any amendments or other documentation required pursuant to Section 3(b) hereof (including, without limitation, the reasonable fees of the Noteholders’ U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP, and the Noteholders’ Colombian special counsel, Gómez – Pinzón Abogados S.A.S.).

7.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.7 Amendment and Waiver. This Agreement may be amended, and the observance of any term hereof may be waived, only with the written consent of each of the parties hereto.

7.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

7.9 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

7.10 Designation as Finance Document. The parties hereto agree that this Agreement constitutes a Finance Document.

7.11 Governing Law; Jurisdiction and Process; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. The terms of Section 24.7 of the Note Purchase Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto expressly and irrevocably agree to such terms.

(Remainder of Page Intentionally Left Blank - Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

OBLIGORS:

PROCAPS S.A.

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Legal Representative

PROCAPS GROUP, S.A.

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Authorized Representative

C.I. PROCAPS S.A.

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Legal Representative

DIABETRICS HEALTHCARE S.A.S.

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Legal Representative

(Signature Page to Waiver and Third Amendment to Note Purchase and GuaranteeAgreement – Procaps S.A.)

PHARMAYECT S.A.

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Legal Representative

PROCAPS, S.A. DE C.V.

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Authorized Representative

BIOKEMICAL, S.A. DE C.V.

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Authorized Representative

(Signature Page to Waiver and Third Amendment to Note Purchase and GuaranteeAgreement – Procaps S.A.)

COLBRAS INDÚSTRIA E COMÉRCIO LTDA.

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Authorized Representative

By:	/s/ Grethel Ruth Moreno Romero
Name:	Grethel Ruth Moreno Romero
Title:	Authorized Representative

Witnesses:

1.	/s/ Natalia Caballero Char
Name:	Natalia Caballero Char
Id:	53.145.522

2.	/s/ Mario Alberto Lopez Leon
Name:	Mario Alberto Lopez Leon
Id:	72.311.558

(Signature Page to Waiver and Third Amendment to Note Purchase and GuaranteeAgreement – Procaps S.A.)

SOFGEN PHARMACEUTICALS LLC

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Authorized Representative

(Signature Page to Waiver and Third Amendment to Note Purchase and GuaranteeAgreement – Procaps S.A.)

CRYNSSEN PHARMA GROUP LTD

By:	/s/ Carlos Alberto Piocuda Ruso
Name:	Carlos Alberto Piocuda Ruso
Title:	Authorized Representative

(Signature Page to Waiver and Third Amendment to Note Purchase and GuaranteeAgreement – Procaps S.A.)

Noteholders:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:	PGIM, Inc. (as Investment Manager)

By:	/s/ Thomas Molzahn
	Name:	Thomas Molzahn
	Title:	Vice President

(Signature Page to Waiver and Third Amendment to Note Purchase and GuaranteeAgreement – Procaps S.A.)

HEALTHSPRING LIFE & HEALTH INSURANCE COMPANY, INC.

By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Samantha Hershberger
Name:	Samantha Hershberger
Title:	Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Samantha Hershberger
Name:	Samantha Hershberger
Title:	Managing Director

(Signature Page to Waiver and Third Amendment to Note Purchase and GuaranteeAgreement – Procaps S.A.)

Annex A

Existing Subsidiary Guarantors

C.I. Procaps S.A., a sociedad anónima organized under the laws of Colombia

Diabetrics Healthcare S.A.S., a sociedad por acciones simplificada organized under the laws of Colombia

Pharmayect S.A., a sociedad por acciones simplificada organized under the laws of Colombia

Procaps, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador

Biokemical, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador

Colbras Indústria e Comércio Ltda., a sociedade limitada organized under the laws of Brazil, enrolled with the Brazilian Taxpayer’s Registry (CNPJ) under nº 00.413.925/0001-64

Sofgen Pharmaceuticals LLC, a limited liability company organized under the laws of the State of Florida

Crynssen Pharma Group Ltd, a private limited liability company registered and organized under the laws of Malta under company registration number C 59671

Annex A - 1

Exhibit 10.1

CLIFFORD CHANCE US LLP

Execution Version

Dated as of October 11, 2022

by and among

PROCAPS GROUP, S.A.,

as Borrower,

the Guarantors from time to time party hereto,

THE BANK OF NEW YORK MELLON,

as Administrative Agent and Collateral Agent,

the Lenders from time to time party hereto,

and

BofA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Bookrunners

$485,000,000 CREDIT AGREEMENT

i

SCHEDULES

2.01A	Commitments and Applicable Percentages
5.06	Litigation
5.08(e) 5.12(d)	Existing Investments Existing Pension Plans
5.13 5.20	Subsidiaries and Other Equity Investments; Loan Parties Labor Matters
6.12	Guarantors
7.01	Existing Liens
7.02	Existing Indebtedness
11.02	Administrative Agent’s Office, Certain Addresses for Notices
11.06	Disqualified Institutions

EXHIBITS

Form of

A	Form of Notice of Borrowing
B	Form of Note
C	Form of Compliance Certificate
D	Form of Officer’s Certificate
E-1	Assignment and Assumption
E-2	Form of Administrative Questionnaire
F	Form Subsidiary Guarantor Joinder Agreement
G-1	Form of Dutch Share Pledge Agreement
G-2	Form of Mexican Share Pledge Agreement
H	Form of Solvency Certificate
I	Form of Notice of Loan Prepayment

v

This CREDIT AGREEMENT (“Agreement”) is entered into as of October 11, 2022 (the “Effective Date”), by and among PROCAPS GROUP, S.A., a société anonyme incorporated and validly existing under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L1273 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B253360 (the “Borrower”), each guarantor from time to time party hereto (collectively, the “Guarantors” and individually, a “Guarantor”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), THE BANK OF NEW YORK MELLON, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and BofA SECURITIES, INC., JPMORGAN CHASE BANK, N.A. and MORGAN STANLEY SENIOR FUNDING, INC. (or any of their respective designated affiliates), as joint lead arrangers and bookrunners (in such capacities, the “Joint Lead Arrangers and Bookrunners”).

PRELIMINARY STATEMENTS

WHEREAS, pursuant to that certain Stock Purchase Agreement (including all schedules and exhibits thereto) (the “Acquisition Agreement”), dated as of May 16, 2022, by and among AI Global Investments (Netherlands) PCC Limited, acting for and on behalf of the Soar Cell, Triana Capital S.A. de C.V., AI Pearl (Netherlands) B.V. and Perrigo Ireland 7 DAC (collectively, the “Sellers”), as sellers, and the Borrower, as purchaser, the Borrower intends to acquire, directly or indirectly, all of the outstanding Equity Interests in each of (a) AI Soar (Netherlands) B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and registered with the Dutch trade register under number 69299633 (the “Somar Holding Company”), (b) Química y Farmacia, S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“Quifa”), (c) PDM Acondifarma S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“PDM”), (d) Gelcaps Exportadora de México, S.A. de C.V., a sociedad anónima de capital variable duly organized and validly existing under the laws of Mexico (“Gelcaps”) and Grupo Farmacéutico Somar, S.A.P.I. de C.V., a sociedad anónima promotora de inversión de capital variable duly organized and validly existing under the laws of Mexico (“GFS” and together with Quifa, PDM and Gelcaps, the “Mexican Target Companies” and together with Somar Holding Company, the “Target Companies”; and such acquisition of the Target Companies, the “Acquisition”).

WHEREAS, pursuant to that certain Assignment Instrument (the “Assignment Instrument”), dated as of August 3, 2022, by and among the Borrower, as assignor, and Allophane Holdings S.L., a company incorporated and existing under the laws of Spain, as assignee (“Allophane”), the Borrower transferred and assigned to Allophane its rights and/or obligations under the Acquisition Agreement to acquire a minority portion of the outstanding Equity Interests in each of the Mexican Target Companies pursuant to the terms of the Acquisition Agreement and the Assignment Instrument.

WHEREAS, in order to finance, in whole or in part, the Acquisition and other Permitted Uses, the Borrower has requested that the Lenders extend credit to the Borrower, on the terms and subject to the conditions set forth in this Agreement, in the form of Loans under the credit facility described herein;

WHEREAS, the Lenders are willing to extend credit to the Borrower on the terms and subject to the conditions set forth herein and in the other Loan Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50 and (c) 1.00%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“ABR Loan” means a Loan that bears interest based on the ABR.

“Acquisition” has the meaning specified in the Preliminary Statements.

“Acquisition Agreement” has the meaning specified in the Preliminary Statements.

“Acquisition Agreement Representations” means the representations and warranties made by or with respect to the Borrower, the Target Companies and their subsidiaries in the Related Documents as are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Related Documents, or to decline to consummate the Acquisition pursuant to the Related Documents, as a result of a breach of such representations in the Related Documents (regardless of whether or not such obligations are actually terminated or such right to decline the consummation of the Acquisition is actually exercised).

“Administrative Agent” means The Bank of New York Mellon in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agreement” means this Credit Agreement.

“Allophane” has the meaning specified in the Preliminary Statements.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) which such Lender’s Commitment (or, after the disbursement thereof, the Outstanding Amount of such Lender’s Loans) represents of the Aggregate Commitments (or, after the disbursement thereof, the Outstanding Amount of (i) all Loans, (ii) all Designated International Loans or (iii) all Designated Colombian Loans, as applicable). The initial Applicable Percentage of each Lender in respect of the Aggregate Commitments or all Loans, as applicable, is set forth opposite the name of such Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following rates based upon the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Debt Ratings	Period (Months from the Closing Date)	Rate
1	≥Ba2/BB	0-3	500.0 bps
		4-6	550.0 bps
		7-9	600.0 bps
		10-12	650.0 bps
2	Split ratings of ≥Ba2/BB and ≤Ba3/BB-	0-3	537.5 bps
		4-6	587.5 bps
		7-9	637.5 bps
		10-12	687.5 bps
3	≤Ba3/BB-	0-3	575.0 bps
		4-6	625.0 bps
		7-9	675.0 bps
		10-12	725.0 bps

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(v). Thereafter, each change in the Applicable Rate resulting from a publicly announced or privately communicated change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(f) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement or private communication thereof (provided that in the case of a private communication, the Borrower shall deliver to the Administrative Agent notice thereof pursuant to Section 6.03(f)) and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Assignment Instrument” has the meaning specified in the Preliminary Statements.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with IFRS, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with IFRS if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Authorized Officers” has the meaning specified in Section 11.02(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“BBVA Facility” means the credit facility granted under the Credit Agreement, dated November 30, 2017 (as amended on December 11, 2019 and December 17, 2021), entered by and between GFS, Serral, and Laboratorios Serral, as co-borrowers, Lakeside Salud Humana, S.A. de C.V., Somar Humana, S.A. de C.V., and Pharma Inmobiliaria, S.A. de C.V., as joint obligors, BBVA México, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA México, as Sole Bookrunner, Lead Arranger and Collateral Agent, and BBVA México, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA México, Banca Mifel, S.A., Institución de Banca Múltiple, Grupo Financiero Mifel, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, Bancoppel, S.A., Institución de Banca Múltiple, and Banco del Bajío, S.A., Institución de Banca Múltiple, as lenders.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning specified in Section 11.22(b).

“Big Four Auditing Firms” means any of the following accounting firms: (a) Deloitte & Touche LLP, (b) Ernst & Young LLP, (c) KPMG LLP and (d) PricewaterhouseCoopers LLP (or any local affiliate or amalgamation of the same or their successors).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing of Loans made or to be made by the Borrower hereunder.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, New York City, New York, Luxembourg, Mexico City, Mexico, São Paulo, Brazil or Panama.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Lease” means any lease that has been or is required to be, in accordance with IFRS, recorded, classified and accounted for as a capitalized lease or financing lease.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America, any agency or instrumentality thereof, or Mexico having maturities of not more than 365 days from the date of acquisition thereof, provided that the full faith and credit of the United States of America or Mexico, as applicable, is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof, the District of Columbia, Mexico or Colombia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof, the District of Columbia, Mexico or Colombia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America or Mexico and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with IFRS as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of one or more of the following events:

(a) the direct or indirect sale, lease, transfer, conveyance or other Disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934)) other than to the Borrower or one of its Subsidiaries; or

(b) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty per cent (50%) or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(c) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(d) any Person or two or more Persons acting in concert, other than the Permitted Holders, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing fifty per cent (50%) or more of the combined voting power of such securities.

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute.

“Closing Date” means the date upon which (a) the Acquisition is consummated, (b) all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01, and (c) the purchase price of the Acquisition is paid.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning specified in the introductory paragraph hereto.

“Collateral Documents” means the Dutch Share Pledge Agreement and the Mexican Share Pledge Agreement, or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Colombian Guarantors” means Procaps S.A. and Diabetrics Healthcare S.A.S.

“Colombian Peso Takeout Facility” means a Colombian Peso denominated facility with the Designated Colombian Lenders in an amount not to exceed $95,000,000.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate amount of the Commitments of all Lenders equals $485,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation, expropriation, nationalization or similar action of or proceeding by any Governmental Authority. “Condemn” shall have a correlative meaning.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “SOFR”, “Term SOFR”, “Daily Simple SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Required Lenders, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Required Lenders determine that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Required Lenders determine is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, at any date of determination, an amount equal to the Consolidated Operating Income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (i)(x) depreciation, (y) amortization and (z) provisions, less (ii) accounts receivable write-offs, provided that there shall be included as an add-back the aggregate amount of (a) transaction costs, fees and expenses incurred in connection with the Transaction, including advisory, accounting and legal fees and expenses, (b) expenses incurred in connection with the adoption of health and safety precautions during the COVID-19 pandemic, including the costs of employee testing and vaccination, and (c) non-recurring expenses incurred in connection with the business combination of the Borrower and the listing of its securities on The Nasdaq Stock Market LLC, including capital markets advisory fees and expenses, consulting, accounting and legal fees and expenses, tail policy insurance costs, management bonuses and listing costs.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) all net obligations under any Swap Contracts, (d) all Attributable Indebtedness, (e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer attributable to the Borrower or such Subsidiary, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with IFRS (provided that premium payments and fees, charges and related expenses, as applicable, in connection with prepayment of the Private Placement Notes, the BBVA Facility, the Colombian Peso Takeout Facility and the Syndicated Loan shall not be included in the calculation of Consolidated Interest Charges), and (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with IFRS, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Operating Income” means, at any date of determination, the income from sales and services of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period less (i) sales and production costs, less (ii) sales operations expenses, less (iii) administrative operating expenses.

“Consolidated Total Net Assets” means, at any time, the amount, without duplication, of the net book value of the consolidated assets of the Borrower and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Corresponding Liabilities” means all Obligations as they may exist from time to time, other than the Parallel Liabilities.

“Covered Entity” has the meaning specified in Section 11.22(b).

“Covered Party” has the meaning specified in Section 11.22.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source), with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (at the instruction of the Required Lenders) in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for Dollar-denominated syndicated business loans, which shall be consistent with the then-prevailing market conventions; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent (at the instruction of the Required Lenders) may establish another convention in its reasonable discretion, which shall be consistent with the then-prevailing market conventions.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s or Fitch (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the Borrower has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply, (b) if, on the Closing Date, the Borrower does not have any Debt Rating, Pricing Level 1 shall apply, and (c) if, on the date that is three (3) weeks after the Closing Date, the Borrower does not have any Debt Rating, Pricing Level 2 shall apply.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, at any time, an interest rate per annum equal to the interest rate (including any Applicable Rate for the relevant Loans) otherwise applicable at such time to the Loans plus two per cent (2%) per annum.

“Default Right” has the meaning specified in Section 11.22(b).

“Defaulting Lender” means, subject to Section 2.11(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in good faith in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) prior to the funding of the Loans, has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Colombian Lender Facility Amount” means, at any time, as applicable, the aggregate principal amount of Designated Colombian Loans outstanding at such time.

“Designated Colombian Lenders” means (a) at any time on or prior to the Closing Date, Bancolombia S.A. and Banco Davivienda S.A., to the extent that such Persons hold a Commitment at such time and (b) at any time after the Closing Date, Bancolombia S.A. and Banco Davivienda S.A., to the extent that such Persons hold Loans at such time.

“Designated Colombian Loans” means the loans outstanding hereunder made by the Designated Colombian Lenders to the Borrower pursuant to this Agreement; individually, a “Designated Colombian Loan”.

“Designated International Lender Facility Amount” means, at any time, as applicable, the aggregate principal amount of Designated Colombian Loans outstanding at such time.

“Designated International Lenders” means (a) at any time on or prior to the Closing Date, any Person that has a Commitment at such time, other than the Designated Colombian Lenders and (b) at any time after the Closing Date, any Person that holds Loans at such time, other than the Designated Colombian Lenders.

“Designated International Loans” means the loans outstanding hereunder made by the Designated International Lenders to the Borrower pursuant to this Agreement; individually, a “Designated International Loan”.

“Designated Jurisdiction” means, at any time, any country, region or territory to the extent that such country or territory itself is the subject or target of any Sanction (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“DIBA” means Laboratorios DIBA S.A.

“Disclosed Litigation” has the meaning set forth in Section 5.06.

“Disposition” or “Dispose” means the sale, transfer, exclusive license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” means, on any date, (a) any Person set forth on Schedule 11.06, (b) any other Person with material pharmaceutical lines of business and their related businesses in the jurisdiction of the Borrower or any of its Subsidiaries or reasonably determined by the Borrower to be a competitor of the Borrower, the Target Companies, or any of their respective Subsidiaries, that is identified by its legal name in writing by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform) not less than three (3) Business Days prior to such date, and (c) in the case of the foregoing clauses (a) and (b), any Affiliate of such Person, which Affiliate is either (i) clearly identifiable as such based solely on the similarity of its name and is not a bona fide debt investment fund or (ii) identified as an Affiliate in writing after the date hereof in a written supplement to Schedule 11.06 and is not a bona fide debt investment fund; provided that, “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time; provided, further, that any supplement to Schedule 11.06 shall not apply retroactively to disqualify any Person that has previously acquired a Commitment or a Loan or a participation in the Facility in accordance with the terms of this Agreement.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“DQ List” has the meaning specified in Section 11.06(f)(iv).

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch Loan Party” means each Loan Party incorporated under Dutch law and any Loan Party resident for tax purposes in the Netherlands including any Loan Party carrying on a business through a permanent establishment or deemed permanent establishment taxable in the Netherlands.

“Dutch Share Pledge Agreement” means that certain deed of pledge of shares with respect to 100% of the Equity Interests of Somar Holding Company, dated as of the Closing Date, by and among the Borrower as pledgor and the Collateral Agent (on behalf of the Secured Parties) governed by the laws of the Netherlands, substantially in the form attached hereto as Exhibit G-1.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in the introductory paragraph hereto.

“Electronic Copy” has the meaning specified in Section 11.18.

“Electronic Means” has the meaning specified in Section 11.02(b).

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 11.06(f).

“Environment” means ambient air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, certification, registration, approval, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that would be deemed at any relevant time to be: (a) under common control with any Loan Party under Section 4001 of ERISA or (b) a single employer with any Loan Party pursuant to Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or ERISA Affiliate from a Multiemployer Plan under Sections 4203 or 4205 of ERISA or notification that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan under Section 4041 of ERISA; (e) the termination of any Multiemployer Plan under Section 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430 and 432 of the Code or Sections 303 and 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or ERISA Affiliate; or (j) a failure by any Loan Party or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or ERISA Affiliate to make any required contribution to a Multiemployer Plan within thirty (30) days following its due date.

“Erroneous Payment” has the meaning specified in Section 9.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.10(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.10(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.10(d).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.10(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06(b) and Section 11.14) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and Section 3.01(d) any U.S. federal withholding Taxes imposed pursuant to FATCA, and (d) any Luxembourg withholding Taxes required to be deducted or withheld pursuant to the Luxembourg law dated December 23, 2005 as amended, on certain payments made to Luxembourg resident individuals.

“Existing Indebtedness” means the Indebtedness listed on Schedule 7.02.

“Extended Termination Date” has the meaning specified in Section 9.1 of the Acquisition Agreement.

“Extraordinary Receipt” means the excess, if any, of the amount of any cash received by or paid to or for the account of any Loan Party or Subsidiary of a Loan Party as a result of loss or damage to, or any condemnation by a Governmental Authority of, any property of, such Loan Party or Subsidiary for which such Loan Party or Subsidiary receives insurance proceeds (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and payments in lieu thereof) over (a) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such loss, damage or condemnation and (b) income taxes reasonably estimated to be actually payable within two years of the date of the relevant event as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (b) exceeds the amount of taxes actually required to be paid in cash in respect of such event, the aggregate amount of such excess shall constitute Extraordinary Receipts.

“Facility” means, at any time, as applicable, (a) the aggregate amount of the Commitments at such time and (b) the aggregate principal amount of Loans of all Lenders outstanding at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means (a) the letter agreement, dated May 13, 2022, by and among the Borrower, the Administrative Agent and the Collateral Agent, (b) that certain fee letter, dated May 16, 2022, by and among the Borrower, Bank of America and the Joint Lead Arrangers and Bookrunners, and (c) the letter agreement, dated September 30, 2022, by and between the Borrower and the Mexican Collateral Agent.

“Fitch” means Fitch Ratings Inc.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any Material Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Gelcaps” has the meaning specified in the Preliminary Statements.

“GFS” has the meaning specified in the Preliminary Statements.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Subsidiaries of the Borrower listed on Schedule 6.12 and each other Subsidiary of the Borrower that executes and delivers a guaranty or subsidiary guaranty joinder agreement pursuant to Section 6.12.

“Guaranty” means, the Guaranty made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty and subsidiary guaranty joinder agreement delivered pursuant to Section 6.12 substantially in the form of Exhibit F.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with IFRS:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.06(f)(iv).

“Instructions” has the meaning specified in Section 11.02(b).

“Interest Payment Date” means, the last day of each Interest Period applicable to such Loan and the Maturity Date.

“Interest Period” means, with respect to any Loan, the period commencing on the date such Loan is disbursed and ending on the date three months thereafter; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interim Financial Statements” has the meaning specified in Section 4.01(a)(viii)(A).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Joint Lead Arrangers and Bookrunners” has the meaning specified in the introductory paragraph hereto.

“Laboratorios Serral” means Laboratorios Serral S.A. de C.V.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means the Designated International Lenders and the Designated Colombian Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, the Collateral Documents, the Target Company Guarantor Joinder Agreement, the Maltese Guarantor Joinder Agreement, the Swiss Guarantor Joinder Agreement, the Mexican Collateral Agency Agreement, the Fee Letters, any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document and any other document or instrument executed in connection with the foregoing and designated as a “Loan Document” by the Borrower and the Administrative Agent.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loans” means the loans outstanding hereunder made by the respective Lenders to the Borrower pursuant to this Agreement; individually, a “Loan”.

“Luxembourg” has the meaning specified in Section 1.08.

“Maltese Guarantor” means Crynssen Pharma Group Ltd, a company registered under the laws of Malta having company registration number C 59671 and its registered office situated at C1, Midland Micro Enterprise Park, Burmarrad Road, Naxxar NXR6345, Malta.

“Maltese Guarantor Joinder Agreement” means the subsidiary guarantor joinder agreement, dated as of the Maltese Joinder Execution Date, executed and delivered by the Maltese Guarantor and acknowledged and accepted by the Administrative Agent, guaranteeing the other Loan Parties’ obligations under this Agreement and the other Loan Documents, substantially in the form attached hereto as Exhibit F.

“Maltese Joinder Execution Date” means the date of execution of the Maltese Guarantor Joinder Agreement.

“Material Adverse Effect” means (a) (i) with respect to the Borrower and its Subsidiaries, a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (ii) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, or of the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party and (b) with respect to the Target Companies and their Subsidiaries, “Material Adverse Effect” (as defined in the Acquisition Agreement).

“Material Contract” means, each contract to which the Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person of five per cent (5%) or more of the consolidated total annual revenues of the Borrower and its Subsidiaries or otherwise material to the business of the Borrower and its Subsidiaries, taken as a whole.

“Material Subsidiary” means a Subsidiary of the Borrower that has total net assets in excess of five per cent (5%) of Consolidated Total Net Assets of the Borrower and its Subsidiaries or whose portion of Consolidated EBITDA exceeds five per cent (5%) of the Consolidated EBITDA of the Borrower and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Borrower furnished pursuant to Section 6.01).

“Maturity Date” means the date that is twelve (12) months after the Closing Date; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately following Business Day.

“Maximum Rate” has the meaning specified in Section 11.10.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Mexican Collateral Agency Agreement” means that certain agency agreement, dated as of the Mexican Share Pledge Agreement Execution Date, by and among the Administrative Agent, the Mexican Collateral Agent and the Borrower.

“Mexican Collateral Agent” means CIBanco, S.A., Institución de Banca Múltiple.

“Mexican Guarantors” means GFS, Laboratorios Serral, Quifa, Serral, Gelcaps and DIBA.

“Mexican Share Pledge Agreement” means that certain share pledge agreement with respect to one hundred per cent (100%) of the Equity Interests of each of Quifa, PDM, Gelcaps and GFS, dated as of the Mexican Share Pledge Agreement Execution Date, by and among the Borrower, Allophane, and Somar Holding Company, as pledgors, and the Mexican Collateral Agent (on behalf of the Secured Parties), as pledgee, with the appearance of each of Quifa, PDM, Gelcaps and GFS, governed by the laws of Mexico, substantially in the form attached hereto as Exhibit G-2.

“Mexican Share Pledge Agreement Execution Date” means the date of execution of the Mexican Share Pledge Agreement, which, for the avoidance of doubt, shall not be more than three (3) Business Days after the Closing Date.

“Mexican Target Companies” has the meaning specified in the Preliminary Statements.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Notice of Borrowing” means a notice of a Borrowing, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement or memorandum and articles of association; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except for (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b) and Section 11.14), (b) any such Taxes that are imposed with respect to an assignment or a transfer by a Lender of any of its rights or obligations under a Loan Document and (c) any Luxembourg registration duties (droits d’enregistrement) which may become due in Luxembourg when such registration is or was not required to maintain or preserve the rights of a Lender under that Loan Documents in Luxembourg.

“Outstanding Amount” means as to any Lender at any date, the aggregate outstanding principal amount at such time of its Loans.

“Parallel Liability” means a Loan Party’s undertaking pursuant to Section 9.12.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.19.

“Payment Recipient” has the meaning specified in Section 9.10(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PDM” has the meaning specified in the Preliminary Statements.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code (including a Multiple Employer Plan or a Multiemployer Plan) that is sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or with respect to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Permanent Securities” means any debt, convertible debt, debentures or similar debt-related securities that may be issued in domestic and/or international markets for the purpose of refinancing, in whole or in part, directly or indirectly, now or in the future, in one or a series of transactions, the outstanding amount of the Facility by the Borrower or any of its Subsidiaries.

“Permitted Holders” means (a) Rubén Minski, José Minski and Alejandro Weinsten (b) any spouse or child of the individuals referred to in the preceding clause (a) and (c) any non-natural Person that is an Affiliate of any of the Persons referred to in the preceding clauses (a) and (b) and with respect to which a Person or Persons listed in the preceding clauses (a) and (b) owns the majority of the aggregate of the total voting power of the Equity Interests in such non-natural Person, on a fully diluted basis.

“Permitted Indebtedness” has the meaning specified in Section 7.02.

“Permitted Investments” has the meaning specified in Section 7.03.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Uses” means the use of the proceeds of the Loans made on the Closing Date solely to (a) fund amounts payable by the Borrower pursuant to the Acquisition Agreement; (b) pay fees and expenses due under the Loan Documents; (c) to refinance and/or redeem existing Indebtedness and (d) to the extent any proceeds remain after applying the proceeds as set forth in clauses (a) through (c) of this definition, for working capital and other general corporate purposes, in each case subject to Section 2.12.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA and in respect of which any of the Loan Parties or ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Date” means, with respect to the principal amount of any Loan being prepaid, the date on which such principal amount is actually prepaid.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Private Placement” means that certain Note Purchase and Guarantee Agreement dated November 5, 2021, for the principal amount of $115,000,000, by and among Procaps S.A., each of the subsidiary guarantors set forth on Schedule B thereto and each subsidiary that becomes a subsidiary guarantor thereunder, and The Prudential Insurance Company of America, Prudential Annuities Life Assurance Corporation, Healthspring Life & Health Insurance Company Inc. and Cigna Health and Life Insurance Company, and the related Promissory Notes and Pagarés issued thereunder, each as amended, supplemented or restated from time to time.

“Private Placement Notes” means the fixed-rate notes due 2031 issued by Procaps, S.A. and guaranteed by Procaps, S.A. and certain subsidiaries pursuant to a Section 4(a)(2) Private Placement.

“Pro Forma Event” means any (a) purchase or other acquisition (in one transaction or a series of transactions, including pursuant to any merger or consolidation) of all or substantially all the issued and outstanding Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person by the Borrower or any of its Subsidiaries (including the Acquisition) or any other Investment that results in a Person becoming a Subsidiary of the Borrower, (b) sale, transfer or other disposition of a business unit, division, product line or line of business of the Borrower or any of its Subsidiaries and any other sale, transfer or other disposition that results in a Subsidiary of the Borrower ceasing to be a Subsidiary of the Borrower, (c) incurrence or issuance or repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) or (d) any other transaction where the consummation thereof, or the determination of whether such transaction is permitted to be consummated under this Agreement, requires that a financial ratio or test be calculated on a pro forma basis or after giving pro forma effect to such transaction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Public Offering” means a public offering of the Equity Interests of the Borrower pursuant to an effective registration statement under the Securities Act of 1933.

“QFC” has the meaning specified in Section 11.22(b).

“QFC Credit Support” has the meaning specified in Section 11.22.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quifa” has the meaning specified in the Preliminary Statements.

“RCS” means the Luxembourg Trade and Companies Register.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reference Guarantor” has the meaning specified in Section 6.12.

“Register” has the meaning specified in Section 11.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Documents” means the Acquisition Agreement (including all schedules and exhibits thereto) and all other agreements, instruments and documents relating to the Transaction.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning as defined in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having an aggregate Applicable Percentage of at least 51% of the Facility on such date; provided that the unused Commitments of, and the portion of the aggregate outstanding principal amount of Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.09(b)(ii).

“Resignation Effective Date” has the meaning as defined in Section 9.06(b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, a director, managing director, representante legal or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent or any other person so designated by any of the foregoing officers in a corporate resolution of the applicable Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“S&P” means S&P Global Ratings, a business of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security” means all Liens created, or purported to be created, under the Collateral Documents to secure all Obligations.

“Sellers” has the meaning specified in the Preliminary Statements.

“Serral” means Serral S.A. de C.V.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.15% (15 basis points) for an Interest Period of three months’ duration.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Somar Holding Company” has the meaning specified in the Preliminary Statements.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swiss Federal Tax Administration” means the tax authorities referred to in art. 34 of the Swiss Withholding Tax Act.

“Swiss Guarantor” means Pharminter GmbH or any other Guarantor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art. 9 of the Swiss Withholding Tax Act.

“Swiss Guarantor Joinder Agreement” means that certain subsidiary guarantor joinder agreement, dated as of the Swiss Joinder Execution Date, executed and delivered by the Swiss Guarantor and acknowledged and accepted by the Administrative Agent, guaranteeing the other Loan Parties’ obligations under this Agreement and the other Loan Documents, substantially in the form attached hereto as Exhibit F.

“Swiss Joinder Execution Date” means the date of execution of the Swiss Guarantor Joinder Agreement.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Syndicated Loan” has the meaning set forth on Schedule 7.02.

“Target Companies” has the meaning specified in the Preliminary Statements.

“Target Company Guarantor Joinder Agreement” means that certain subsidiary guarantor joinder agreement, dated as of the Closing Date, by each of the Target Company Guarantors and acknowledged and accepted by the Administrative Agent, guaranteeing the other Loan Parties’ obligations under this Agreement and the other Loan Documents, substantially in the form attached hereto as Exhibit F.

“Target Company Guarantors” means GFS, Laboratorios Serral, Quifa, Serral, Gelcaps, DIBA and Somar Holding Company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any Interest Period, the rate per annum equal to the Term SOFR Screen Rate at approximately 5:00 a.m. (Chicago time) two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period (and if Term SOFR Screen Rate for such period is not published, the rate that results from interpolating on a linear basis between the nearest available Term SOFR Screen Rate that is longer than such period and the nearest available Term SOFR Screen Rate that is shorter than such period); provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto for which the Term SOFR Screen Rate was so published, in each case, plus the SOFR Adjustment for such Interest Period; provided, further, that if the Term SOFR determined in accordance with this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Threshold Amount” means $20,000,000.

“Transaction” means, collectively, (a) the consummation of the Acquisition, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents and the Related Documents to which they are or are intended to be a party, (c) the refinancing of certain outstanding Indebtedness of the Borrower and its Subsidiaries and the termination of all commitments with respect thereto, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “knowledge,” “know” and “known” mean knowledge after commercially reasonable inquiry. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03. Accounting Terms; Certain Calculations.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, IFRS applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in IFRS. If at any time any change in IFRS would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with IFRS prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in IFRS. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in IFRS relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Certain Calculations. Notwithstanding anything to the contrary herein, all financial ratios and tests (including the amount of Consolidated EBITDA, Consolidated Interest Charges, Consolidated Funded Indebtedness and Consolidated Total Net Assets) contained in this Agreement that are calculated with respect to any Measurement Period during which any Pro Forma Event occurs (or with respect to any Measurement Period to determine whether any Pro Forma Event is permitted to be consummated or any Indebtedness to be incurred in connection therewith is permitted to be incurred) shall be calculated with respect to such Measurement Period and such Pro Forma Event (including such Pro Forma Event that is to be consummated) on a pro forma basis.  Further, if since the beginning of any Measurement Period and on or prior to the date of any required calculation of any financial ratio or test, any Pro Forma Event has occurred, then any applicable financial ratio or test shall be calculated on a pro forma basis for such Measurement Period as if such Pro Forma Event had occurred as of the first day of the Measurement Period.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent (acting at the instructions of the Required Lenders) if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. The Administrative Agent may rely conclusively on the determination of the Spot Rate provided to it and shall not be liable for any losses, shortfalls, liabilities or expenses associated with the determination of such rate or conversion. It is understood and agreed that any foreign exchange transaction effected by the Administrative Agent in connection with the receipt of proceeds of the enforcement of the Collateral may be entered with the bank serving as Administrative Agent or its affiliates acting as principal or otherwise through customary banking channels. The Administrative Agent shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions.

Section 1.07. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent, at the instruction of the Required Lenders, may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. The Administrative Agent shall be under no obligation (a) to monitor or determine the unavailability or cessation of Term SOFR (or other applicable reference rate), or to give notice of the occurrence thereof, (b) to determine or designate any Successor Rate, or determine whether any conditions to the designation of such a rate have been satisfied, (c) to select, identify or designate any credit spread adjustments, or other modifier to any replacement or successor index, or (d) to determine whether or what Conforming Changes or other amendment or conforming changes are necessary or advisable, if any, in connection with the adoption of a Successor Rate or the establishment of any conventions or methodology in respect of the determination thereof, and in each such case shall be entitled to rely upon instructions in respect thereof provided by the Required Lenders. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of Term SOFR or a Successor Rate. Notwithstanding anything to the contrary, if the Administrative Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, in respect of Term SOFR or a Successor Rate or matters related thereto (including the determination of any Conforming Changes or any methodology or conventions for the determination of a Successor Rate), the Administrative Agent may (but is not obligated to) reasonably request guidance in the form of written instructions from the Required Lenders on which the Administrative Agent shall be entitled to rely without liability, and shall be protected in refraining from acting until such instructions are received.

Section 1.08. Luxembourg Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) Where it relates to a person incorporated or having its “centre of main interests” (as that term is used in Article 3(1) of the COMI Regulation) in the Grand Duchy of Luxembourg (“Luxembourg”), a reference to:

(i) such person “failing to pay its debts” includes, without limitation, that person being in a state of cessation of payments (cessation de paiements);

(ii) such person’s “organization documents” includes its (restated) articles of association (statuts (coordonnés));

(iii) a “director”, “manager” or “officer” of such person includes a director (administrateur) or a manager (gérant);

(iv) a “liquidator”, “rehabilitator” or “receiver” or other similar officer includes, without limitation, a supervisory judge (juge-commissaire), a bankruptcy administrator (curateur), a liquidator (liquidateur), a curator (commissaire) and an investigating judge (juge délégué),

(v) “proceedings under any Debtor Relief Law”, a “bankruptcy”, “insolvency”, “moratorium” or “dissolution” or similar proceedings includes, without limitation, a bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciare), a composition with creditors (concordat préventif de la faillite), a moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée) and any other similar proceedings affecting the rights of creditors generally under Luxembourg law and shall be construed so as to include any equivalent or analogous liquidation or reorganization proceedings.

(b) A reference in a Loan Document to:

(i) an “attachment” includes, without limitation, an executory attachment (saisie exécutoire) or a conservatory attachment (saisie conservatoire);

(ii) a “Collateral” includes, without limitation, any hypothèque, nantissement, gage, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce, sûreté réelle, droit de rétention and any type of real security or agreement or arrangement having a similar effect; and

(iii) a “set-off” or similar action includes, without limitation and for the purposes of Luxembourg law, legal set-off.

Section 1.09. Dutch Terms. In this Agreement, where it relates to a Dutch entity, a reference to:

(a) a necessary action to authorize, where applicable, includes without limitation:

(i) any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii) obtaining positive or neutral advice (advies) from each competent works council, which, if conditional, contains conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any term of any Loan Documents;

(b) a winding-up, administration or dissolution includes a Dutch entity being:

(i) declared bankrupt (failliet verklaard);

(ii) dissolved (ontbonden);

(c) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(d) a liquidator includes a curator;

(e) an administrator includes a bewindvoerder;

(f) a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(g) an attachment includes a beslag.

Article II

THE COMMITMENTS AND LOANS

Section 2.01. The Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Lender’s Applicable Percentage of the Facility (the “Loan”). The Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Applicable Percentage of the Facility. Amounts borrowed and repaid or prepaid may not be reborrowed.

(b) The Commitments of the Lenders are several (and not joint), and the failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for any other Lender’s failure to make Loans as and when required hereunder.

(c) There shall be no more than one Borrowing hereunder and the Borrower shall only be permitted to request the making of such Borrowing on the Closing Date.

(d) The Commitments of each Lender shall be automatically and permanently reduced to zero at 5:00 p.m. on the Closing Date.

Section 2.02. Borrowings of Loans.

(a) Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by a Notice of Borrowing. Each such Notice of Borrowing must be received by the Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to the requested date of the proposed Borrowing. The Notice of Borrowing shall specify (i) the proposed Closing Date (which shall be a Business Day), (ii) the principal amount of Loans to be borrowed, which shall not be in excess of the unadvanced and uncancelled Commitments, (iii) the Interest Period applicable to such Loans and (iv) an irrevocable instruction to the Administrative Agent to transfer the proceeds of the Borrowing of the Loans into a specified account or accounts pursuant to, and in accordance with, a funds flow memorandum dated on or about the Closing Date from the Borrower to the Administrative Agent, in form and substance acceptable to the Administrative Agent.

(b) Following receipt of a Notice of Borrowing in accordance with this Agreement, the Administrative Agent shall promptly notify each applicable Lender in writing of the amount of its Applicable Percentage of the requested Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.01, which satisfaction shall occur not later than 12:00 p.m. on the Closing Date specified in the applicable Notice of Borrowing, each Lender shall make the amount of its applicable Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on such Closing Date. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds to the account or accounts identified for such purpose by the Borrower in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the Notice of Borrowing.

(c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(d) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(e) With respect to SOFR or Term SOFR, the Administrative Agent (acting at the instruction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.03. Prepayments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. two (2) Business Days prior to any date of prepayment of Term SOFR Loans; and (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.11, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory.

(i) If the Borrower or any of its Subsidiaries Disposes of any property (other than a Disposition pursuant to Section 7.05(b) or (d)) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by the Borrower or promptly upon receipt thereof by such Subsidiary (and, in any event, within five (5) Business Days), as the case may be, (such prepayments to be applied as set forth in Section 2.03(c)); provided, however, that, such Net Cash Proceeds shall not be required to be so applied until the aggregate amount of Net Cash Proceeds derived from all such Dispositions is equal to or greater than US$10,000,000 (or its equivalent in any other currency).

(ii) Upon the sale or issuance by the Borrower or any of its Subsidiaries of any of its Equity Interests, including the issuance of any Equity Interest upon the conversion or exchange of any security constituting debt that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests, the Borrower shall prepay an aggregate principal amount of Loans equal to 75% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in Section 2.03(c)).

(iii) Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02 and the Colombian Peso Takeout Facility), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or promptly upon receipt thereof by such Subsidiary (and, in any event, within five (5) Business Days), as the case may be, (such prepayments to be applied as set forth in Section 2.03(c)).

(iv) Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of the Colombian Peso Takeout Facility, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clause Section 2.03(c)).

(v) Upon any Extraordinary Receipts received by or paid to or for the account of the Borrower or any of its Subsidiaries, and not otherwise included in clauses (i), (ii) or (iv) of this Section 2.03(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all such Extraordinary Receipts received therefrom immediately upon receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in Section 2.03(c)); provided, however, that, such Extraordinary Receipts shall not be required to be so applied until the aggregate amount of all Extraordinary Receipts is equal to or greater than US$10,000,000 (or its equivalent in any other currency) or if any such Extraordinary Receipts have been reinvested within twelve (12) months of receipt thereof in long-term productive assets of the general type used in the business of the Loan Parties (or for which a binding written commitment to reinvest in long-term productive assets within twelve (12) months of the date of such commitment has been entered into within the four-month period following such Extraordinary Receipts). The Borrower shall deliver a certificate signed by a Responsible Officer to the Administrative Agent if it elects to apply Extraordinary Receipts to be reinvested, setting forth in reasonable detail the proposed uses of such Extraordinary Receipts.

Notwithstanding anything else herein to the contrary, if any prepayment of Loans, other than a prepayment under Section 2.03(b)(ii), would cause the outstanding principal amount of the Loans to be less than $300,000,000, the Borrower shall concurrently with such prepayment, prepay the entire principal amount of Loans then outstanding. In connection with any prepayment pursuant to this Section 2.03, the Borrower shall notify the Administrative Agent in writing of such event and the date of such repayment at least three (3) Business Days prior to such repayment date (which notice shall provide instructions in respect of required application under clause (c) below).

(c) Application of Mandatory Prepayments.

(i) Prepayments of Loans pursuant to Section 2.03(b)(i) and (v) shall be applied on a pro rata basis, to the outstanding principal amount of the Loans and be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

(ii) Prepayments of Loans pursuant to Section 2.03(b)(ii) and (iii) shall be applied as follows: first, on a pro rata basis, to the outstanding principal amount of the Designated International Loans and be paid to the Designated International Lenders in accordance with their respective Applicable Percentages in respect of the Designated International Lender Facility Amount and second, on a pro rata basis, to the outstanding principal amount of the rest of the Loans and be paid to such other Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

(iii) Prepayments of Loans pursuant to Section 2.03(b)(iv) shall be applied as follows: first, on a pro rata basis, to the outstanding principal amount of the Designated Colombian Loans and be paid to the Designated Colombian Lenders in accordance with their respective Applicable Percentages in respect of the Designated Colombian Lender Facility Amount and second, on a pro rata basis, to the outstanding principal amount of the rest of the Loans and be paid to such other Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

Section 2.04. Repayment of Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Loans outstanding in a single installment on the Maturity Date for the Facility.

Section 2.05. Interest.

(a) Subject to the provisions of Section 2.05(b), each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.06. Fees.

(a) Fees. The Borrower shall pay to the Joint Lead Arrangers and Bookrunners, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.

(b) Payment of Fees. All fees payable under the Loan Documents shall be paid on the dates due in Dollars in immediately available funds and shall not be subject to reduction by way of set-off or counterclaim. Fees paid under any Loan Document shall not be refundable for any reason whatsoever.

Section 2.07. Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.08. Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Section 2.09. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Closing Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, at the interest rate applicable to the Loans corresponding to such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(d) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 2.10. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.10 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.10 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.11. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01 and in the definition of “Required Lender”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or Collateral Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent (acting at the written direction of the Required Lenders) and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Applicable Percentages under the Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Applicable Percentages under the Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.12. Restricted use of proceeds in Switzerland. Each Loan Party shall ensure that no proceeds of the Facility and any Loan shall (a) be on-lent or made available, directly or indirectly, to any of the Borrower’s Subsidiaries incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act or (b) will otherwise be used or made available, directly or indirectly, in each case in a manner which would constitute a detrimental ‘use of proceeds in Switzerland’ (Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless (i) such use of proceeds of the Facility and any Loan in Switzerland is permitted without interest payments under this Agreement becoming subject to Swiss Withholding Tax under the Swiss taxation laws in force from time to time or (ii) until such time as a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration has been obtained confirming, based on correct and up to date facts and circumstances at all times, that such use of proceeds of the Facility and any Loan is permitted without interest payments under this Agreement becoming subject to Swiss Withholding Tax.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Defined Terms: For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document, except Swiss Withholding Tax, which shall be dealt with under Section 10.11 below, shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Notwithstanding the foregoing, and for the avoidance of doubt, nothing herein shall be construed to obligate the Administrative Agent to determine the duties or liabilities of the Borrower or any paying agent of the Borrower with respect to any deductions and/or withholdings required by any Applicable Law or Governmental Authority outside the United States, or to pay any such deductions or withholdings to any such Governmental Authority.

(c) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Loan Parties. Each of the Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by Applicable Law or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this clause (h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), any obligation of such Lender to make or continue Term SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03. Inability to Determine Rates.

(a) If, on or prior to the first day of any Interest Period for any Term SOFR Loan, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods) until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) and (ii) subject to the designation of a Successor Rate under clause (b) below, any outstanding Term SOFR Loans shall be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05.

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”); provided that it shall be a condition to such replacement that the Required Lenders shall have directed the establishment of Conforming Changes to address the manner and conventions of the determination of such Successor Rate.

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Required Lenders from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent, at the instruction of the Required Lenders, shall have posted such proposed amendment to all Lenders and the Borrower.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0%), the Successor Rate will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent, acting at the instruction of the Required Lenders, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

Section 3.04. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any payment or prepayment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Article IV to be satisfied) to make a requested borrowing of Loans hereunder on the date specified in the Notice of Borrowing;

(c) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any Loan on the date or in the amount notified by the Borrower; or

(d) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.14;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Loans to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.05, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.14.

Section 3.07. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV

CONDITIONS PRECEDENT

Section 4.01. Conditions Precedent to Closing Date. The obligation of each Lender to make its Loan hereunder is subject to satisfaction (or waiver in accordance with Section 11.01) of the following conditions precedent on or prior to the proposed Closing Date set forth in the Notice of Borrowing delivered pursuant to Section 2.02(a):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) Credit Agreement. This Agreement, duly executed and delivered by the parties hereto;

(ii) Loan Documents.

(A) each Note executed by the Borrower in favor of each Lender requesting a Note; and

(B) the Fee Letters.

(iii) Corporate Documents. Such documents, resolutions and certifications, in form and substance satisfactory to the Administrative Agent and each Lender, as the Administrative Agent may reasonably require to evidence with respect to each Loan Party (A) that it is duly organized or formed, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and qualified to engage in business in the place of its organization or formation, (B) that it is duly authorized to execute and perform its obligations under the Loan Documents to which it is a party, and (C) the authority of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) Officer’s Certificate. A certificate from each Loan Party signed by a Responsible Officer of such Loan Party, substantially in the form of Exhibit D hereto, (A) certifying as to the matters set forth in Sections 4.01(a)(viii), 4.01(a)(ix), 4.01(c), 4.01(d), and 4.01(e), (B) certifying as to the documents furnished pursuant to Section 4.01(a)(iii), and (C) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) the Loan Documents and other documents contemplated hereby on behalf of each Loan Party, and that such authority has not been modified, rescinded or amended and is in full force and effect and (1) in case of the Borrower, incorporated in Luxembourg, a customary formalities certificate (i) certifying that all copy documents are correct, complete and in full force and effect and have not been amended or superseded and (ii) attaching (A) its (consolidated) articles of association (statuts coordonnés) (B) the corporate resolutions authorizing the entering into and performance of the Loan Documents; (C) an electronic certificate as to the non-inscription of a court decision (certificat de non-inscription d’une décision judiciaire) issued by the RCS dated no earlier than one (1) Business Day prior to the date of this Agreement certifying that no Luxembourg court decision as to inter alia bankruptcy (faillite), arrangement with creditors (concordat préventif de la faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), liquidation (liquidation judiciaire) or foreign court decision as to bankruptcy (faillite), arrangement with creditors (concordat préventif de la faillite) or other analogous procedures which have to be filed with the RCS in accordance with the law of 19 December 2002 relating to the register of commerce and companies as well as the accounting and the annual accounts of companies, as amended, have been filed with the RCS; (D) an excerpt of the RCS dated no earlier than one (1) Business Day prior to the date of this Agreement and (E) a specimen of the signature of each person authorized by the corporate resolutions; and (2) in the case of a Dutch Loan Party (i) a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte), as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister), (ii) a copy of a resolution of the board of managing directors (A) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party, (B) if applicable, authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and (C) if applicable, authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Notice of Borrowing) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, (iii) if applicable, a copy of the resolution of the board of supervisory directors approving the resolutions of the board of managing directors referred to under (ii) above, (iv) if applicable, a copy of the resolution of the shareholder(s) approving the resolutions of the board of managing directors referred to under (ii) above and (v) a copy of (A) the request for advice from each works council, or central or European works council with jurisdiction over the transactions contemplated by this Agreement and (B) the positive or neutral advice from such works council, which, if conditional, contains conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any term of any Loan Documents;

(v) Compliance Certificate. A duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, dated the Closing Date;

(vi) Legal Opinions. The Administrative Agent shall have received a legal opinion in the English language, addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Closing Date from each of (A) Greenberg Traurig, LLP, as special New York counsel to the Loan Parties, (B) Clifford Chance US LLP, as special New York counsel to the Lenders, (C) Arendt & Medernach SA, as special Luxembourg counsel to the Loan Parties, (D) Clifford Chance, as special Luxembourg counsel to the Lenders, (E) Philippi Prietocarrizosa Ferrero DU & Uría S.A.S., as special Colombia counsel to the Loan Parties, (F) Gómez-Pinzón Abogados S.A.S., as special Colombia counsel to the Lenders, (G) Bufete Dr. F.A. Arias, S.A. de C.V., as special El Salvador counsel to the Loan Parties, (H) BLP – El Salvador, as special El Salvador counsel to the Lenders, and (I) Greenberg Traurig, LLP, as special Florida counsel to the Loan Parties, in each case, in form and substance satisfactory to the Administrative Agent and each Lender.

(vii) Solvency. A solvency certificate in substantially the form of Exhibit H attesting to the Solvency of the Borrower and its Subsidiaries, before and after giving pro forma effect to the Transaction, signed by the Borrower’s chief financial officer;

(viii) Financial Statements.

(A) Interim Financial Statements. True, complete and correct copies (as certified by a Responsible Officer of the Borrower) of (1) the consolidated unaudited balance sheets of each of the Borrower and GFS and (2) unaudited balance sheets of each of Quifa, PDM, Gelcaps and DIBA, individually, as of the end of the fiscal quarters ended March 31, 2022 and June 30, 2022, and for the comparable period of the prior fiscal year, and related income statements, cash flows and shareholders’ equity (collectively, the “Interim Financial Statements”); and

(B) Pro Forma Financial Statements. True, complete and correct copies (as certified by a Responsible Officer of the Borrower) of the pro forma consolidated balance sheet, and related income statements, cash flows and shareholders’ equity of the Loan Parties for the six-month period ended on the last day of the fiscal quarter of the last Interim Financial Statements provided pursuant to the foregoing clause (A), in each case after giving effect to the Transaction;

(ix) Acquisition Agreement. The Acquisition Agreement and the Related Documents have not been altered, amended, or otherwise changed or supplemented or any provisions thereof waived or consented to (including any change in the purchase price), in each case in any manner that is materially adverse to the Lenders, without the prior written consent of the Required Lenders, such approval not to be unreasonably withheld, conditioned or delayed, (as certified by a Responsible Officer of the Borrower); provided that (A) any increase in the purchase price shall be deemed not to be materially adverse to the Lenders so long as such increase is not funded with additional Indebtedness, (B) any reduction of fifteen per cent (15%) or less in the purchase price for the Acquisition shall be deemed not to be materially adverse to the Lenders so long as any such reduction of the total purchase price for the Acquisition is applied to reduce the amount of the Commitments on a dollar-for-dollar basis, (C) the granting of any consent under the Acquisition Agreement that is not materially adverse to the interests of the Lenders shall not otherwise constitute an amendment or waiver, and (D) any amendment, waiver or other modification of the third party beneficiary rights applicable to the Joint Lead Arrangers and Bookrunners and the Lenders, in each case, shall be materially adverse to the interests of the Lenders. The Acquisition shall have been or shall concurrently with the disbursement of the Loan be, consummated in accordance with the terms of the Acquisition Agreement, including receipt of all consents and approvals necessary in connection with the Transaction as required pursuant to the Acquisition Agreement, and in compliance with all applicable requirements of Law and regulatory approvals, in each case, in all material respects.

(x) Process Agent. A letter relating to the appointment of an agent for service of process in the State of New York by each Loan Party with respect to this Agreement and the Fee Letters, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’s unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date.

(xi) Notice of Borrowing. The Notice of Borrowing in accordance with Section 2.02(a).

(b) Patriot Act; Know-Your-Customer. Upon the reasonable request of the Administrative Agent (on behalf of itself or any Lender) made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to the Administrative Agent the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) days prior to the Closing Date and (y) at least five (5) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to the Administrative Agent (on behalf of any Lender that so requests), a Beneficial Ownership Certification in relation to such Loan Party.

(c) Representations and Warranties. Each of the Acquisition Agreement Representations and the representations and warranties specified in Sections 5.01, 5.02, 5.03, 5.04, 5.05(a), 5.14, 5.18, 5.21, 5.22, 5.24, 5.25 and 5.30, shall be true and correct in all material respects (or in all respects if qualified by materiality).

(d) No Default. No default, event of default or similar event under the Private Placement Notes shall have occurred and be continuing if the Private Placement Notes are not redeemed or refinanced with the proceeds from the Facility.

(e) Absence of Certain Changes. There shall not have occurred any breach under Section 3.9 of the Acquisition Agreement that would entitle the Borrower to terminate its obligations thereunder or to decline to consummate the Acquisition pursuant to the Acquisition Agreement.

(f) [Reserved].

(g) Fees. The fees required to be paid to the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders under Section 2.06 on or before the Closing Date and the reasonable and documented fees and expenses (including, but not limited to, legal fees related to compliance and controlled substances due diligence) of Clifford Chance US LLP, Clifford Chance, Clifford Chance LLP, Machado Meyer Advogados, Gómez-Pinzón Abogados S.A.S., BLP – El Salvador, Mijares, Angoitia, Cortés y Fuentes, S.C., and Alston & Bird, LLP, to the extent invoiced at least two (2) Business Days prior to the Closing Date, shall have been paid (all of which fees, expenses and taxes the Borrower authorizes the Administrative Agent to deduct from proceeds of the Loans).

(h) Funds Flow Memorandum. A funds flow memorandum, attached to the Notice of Borrowing, pursuant to which the Borrower shall direct the Administrative Agent and the Lenders to make the payments contemplated thereby, with the proceeds of the Loans, on the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02. Satisfaction of Conditions Precedent. The Notice of Borrowing submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.01 will be satisfied on and as of the Closing Date.

Article V

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders on (a) the Effective Date and (b) the Closing Date that:

Section 5.01. Existence, Qualification and Power.

(a) Each Loan Party, each Target Company Guarantor and each of their Material Subsidiaries (i) is duly organized, registered or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, registration or organization, and (ii) has all requisite power and authority and all applicable requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Loan Documents and Related Document to which it is a party and consummate the Transaction.

(b) Each Loan Party, each Target Company Guarantor and each of their Subsidiaries (i) has all requisite power and authority and all applicable requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and to carry on its business and (ii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification or license; except, in each case referred to in this clause (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party and each Target Company Guarantor of each Loan Document and Related Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect, or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law in any material respect.

Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party or any Target Company Guarantor of this Agreement or any other Loan Document or Related Document, or for the consummation of the Transaction, (b) the grant by any Loan Party or any Target Company Guarantor of the Liens granted, or to be granted, by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than the filing of reports with the Colombian Central Bank (Banco de la República de Colombia) which shall be required upon any payment by a Colombian Guarantor, or such other actions which have been taken or approvals, consents, exemptions or authorizations which have already been received. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties, the Target Company Guarantors or any of their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them; or such other actions which have been taken or approvals, consents, exemptions or authorizations which have already been received. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties, the Target Company Guarantors or any of their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

Section 5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party and each Target Company Guarantor that is party thereto. This Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles. Each Loan Document (other than this Agreement) when so delivered will constitute, a legal, valid and binding obligation of each Loan Party or Target Company Guarantor that is party thereto, enforceable against each Loan Party or each Target Company Guarantor that is party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 5.05. Financial Statements; No Material Adverse Effect.

(a) Other than the financial statements of the Target Companies, the financial statements previously delivered by the Borrower to the Lenders (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) when taken as a whole, fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, with respect to any interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes. To the Borrower’s knowledge, the financial statements of the Target Companies previously delivered by the Borrower to the Lenders (i) were prepared in accordance with the Normas de Información Financieras (“NIF”) applicable in Mexico issued by the Consejo Mexicano de Normas de Información Financiera, A.C. consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) when taken as a whole, fairly present in all material respects the financial position of the Target Companies as of the date thereof and their results of operations and changes in their cash flows for the period covered thereby in accordance with NIF consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, with respect to any interim financial statements, subject to normal year-end audit adjustment and the absence of footnotes.

(b) Since December 31, 2021, there has been no event, change, condition or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties or, as of the Closing Date, the Target Company Guarantors, threatened in writing at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party, as of the Closing Date, any Target Company Guarantors, or any of their Subsidiaries that (a) question in any manner the validity or enforceability of this Agreement, any other Loan Document, any Related Document or seek to enjoin or delay the making of the Loans or the consummation of the Transaction, or (b) except as specifically disclosed in Schedule 5.06 (the “Disclosed Litigation”), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and, since December 31, 2021 there has been no materially adverse change in the status, or financial effect on any Loan Party, any Target Company Guarantor or any Subsidiary thereof, of the matters described in Schedule 5.06.

Section 5.07. No Default. Neither any Loan Party, nor any Target Company Guarantor, nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08. Ownership of Property; Liens. Each Loan Party, each Target Company Guarantor and each of their Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party, each Target Company Guarantor and each of their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

Section 5.09. Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Loan Parties, the Target Company Guarantors and their Subsidiaries: (a) are in compliance with all applicable Environmental Laws; (b) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations; (c) are in compliance with all of their Environmental Permits; (d) have not received written notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower, is threatened in writing or contemplated) or (e) do not know of any facts, events or circumstances that could reasonably be expected to give rise to any basis for any Environmental Liability of any Loan Party, any Target Company Guarantor or any Subsidiary.

Section 5.10. Insurance. The material properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, and, except as could not reasonably be expected to have a Material Adverse Effect, all such insurance complies with the requirements of Section 6.07 and is in full force and effect, and all premiums have been duly paid.

Section 5.11. Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries have timely filed all U.S. federal, state and local and all material non-U.S. Tax returns and reports required to be filed, and have timely paid all U.S. federal, state and local and all material non-U.S. Taxes (whether or not shown on a Tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with IFRS. There is no ongoing or pending material Tax audit with respect to, the Borrower or any Subsidiary. Neither any Loan Party, any Target Company Guarantor nor any Material Subsidiary thereof is party to any Tax sharing agreement.

Section 5.12. ERISA Compliance.

(a) Each Plan has been operated and administered in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of each Loan Party and, as of the Closing Date, each Target Company Guarantor, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no material claims, actions or lawsuits pending against or involving any Plan or, to the knowledge of each Loan Party or, as of the Closing Date, each Target Company Guarantor, threatened in writing. There have been no non-exempt prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or violations of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) No ERISA Event has occurred, and no Loan Party, ERISA Affiliate or, as of the Closing Date, Target Company Guarantor, is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan. No Loan Party, Target Company Guarantor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA. No Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) No Loan Party, Target Company Guarantor or ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e) To the extent applicable, each Foreign Plan has been maintained in all material respects in compliance with its terms and with the requirements of all requirements of Applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any other Loan Party or Target Company Guarantor has incurred any monetary obligations in connection with the termination of or withdrawal from any Foreign Plan that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.13. Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party or Target Company Guarantor has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully or substantially paid and non-assessable and are owned by a Loan Party or Target Company Guarantor in the amounts specified on Part (a) of Schedule 5.13, free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, no Loan Party or Target Company Guarantor has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties and all Target Company Guarantors, showing as of the Closing Date (as to each Loan Party and Target Company Guarantor) the jurisdiction of its incorporation, the address of its principal place of business and its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each Target Company Guarantor and each amendment thereto provided pursuant to Section 4.01(a)(iii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

Section 5.14. Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of the Borrowing, not more than twenty-five per cent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15. Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries, any other Loan Party or Target Company Guarantor is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party or Target Company Guarantor to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the time furnished, (in each case, taken as a whole and as modified or supplemented by other information so furnished and the Borrower’s public filings with the SEC) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.16. Compliance with Laws. Each Loan Party, each Target Company Guarantor and each Subsidiary thereof are in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party, each Target Company Guarantor and each Subsidiary thereof is in compliance with the Controlled Substances Act and all applicable anti-money laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Loan Party, any Target Company Guarantor or any of their respective Subsidiaries or properties with respect to the Controlled Substances Act, any anti-money laundering Laws or the Civil Asset Forfeiture Reform Act is pending or, to the knowledge of the Borrower, threatened in writing.

Section 5.17. Intellectual Property; Licenses, Etc. Each Loan Party, each Target Company Guarantor and each of their Material Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the IP Rights of any other Person, except for such failure to own or possess as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no product, service, process, method, substance, part or other material now used, or now contemplated to be used, by any Loan Party, any Target Company Guarantor or any of their Subsidiaries infringes, misappropriates or otherwise violates upon any IP Rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by any Loan Party, any Target Company Guarantor or any of their Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.18. Solvency. Each Loan Party and each Target Company Guarantor is, individually and together with their Subsidiaries on a consolidated basis, Solvent.

Section 5.19. [Reserved].

Section 5.20. Labor Matters. Except as provided under Schedule 5.20, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower, the Loan Parties, the Target Company Guarantors or any of their Material Subsidiaries as of the Closing Date, and neither the Borrower nor any Loan Party, any Target Company Guarantor or Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years which have had a Material Adverse Effect.

Section 5.21. OFAC. Neither the Borrower, nor any of its Subsidiaries nor their respective officers and employees, nor, to the knowledge of the Borrower and its Subsidiaries, any of their respective employees, agents, or representatives, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained in effect policies and procedures designed to ensure compliance with such Sanctions.

Section 5.22. Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained in effect policies and procedures designed to ensure compliance with such laws.

Section 5.23. EEA Financial Institutions. No Loan Party or Target Company Guarantor is an EEA Financial Institution.

Section 5.24. USA Patriot Act; Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true, complete and correct in all respects.

Section 5.25. Ranking; Priority. The Obligations constitute and will constitute unconditional and unsubordinated general obligations of the Borrower, each Loan Party and each Target Company Guarantor upon their execution of the Target Company Guarantor Joinder Agreement, ranking at least pari passu with all other senior secured Indebtedness of the Loan Parties and the Target Company Guarantors, except, in each case, for such payment obligations that are mandatorily preferred by Applicable Law.

Section 5.26. Absence of Immunity. No Loan Party or Target Company Guarantor is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process in connection therewith, arising under the Loan Documents.

Section 5.27. Collateral Documents; Perfection of Security Interest. The Security (other than the Security to be created by the Mexican Share Pledge Agreement) has been duly created and perfected as valid and enforceable first priority Liens or other interests or rights of the kind the relevant Collateral Documents (other than the Security to be created by the Mexican Share Pledge Agreement) purport to create with respect to the Collateral, in both cases pursuant to Applicable Law.

Section 5.28. Availability and Transfer of Foreign Currency. No foreign exchange control approvals or other authorizations are required to ensure the availability of Dollars to enable the Borrower to perform all of its payment obligations under the Loan Documents. No other restriction or requirement limits the availability to, or transfer of foreign exchange by, the Borrower that would result in the Borrower not being able to make any payments required to be made by it under any Loan Document.

Section 5.29. Covered Entities. No Loan Party or Target Company Guarantor is a Covered Entity.

Section 5.30. Controlled Substances. The Borrower and its Subsidiaries taken as a whole have not used the proceeds from sales of Dronabinol or any other controlled substance containing delta-9-tetrahydrocannabinol to pay the purchase price in connection with the Acquisition.

Section 5.31. Luxembourg Representations. The place of the central administration (siège de l’administration centrale) and Centre of Main Interests of the Borrower incorporated in Luxembourg is located at its registered office (siège statutaire) in Luxembourg and it has no Establishment outside Luxembourg (such terms as referred to in the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) or domestic Luxembourg law) and the Borrower is, to the extent applicable to it, in compliance with the Luxembourg law dated 31 May 1999 on the domiciliation of companies.

Section 5.32. Tax Status. No notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given by any Loan Party, any Target Company Guarantor or any of their Material Subsidiaries.

Section 5.33. Business Activity in Panama. Each Loan Party and each Target Company Guarantor is an entity located outside of Panama and does not (i) conduct business activities in Panama, or (ii) directly generate income from Panamanian sources.

EACH OF THE FOREGOING REPRESENTATIONS AND WARRANTIES, TO THE EXTENT MADE WITH RESPECT TO OR BY THE TARGET COMPANIES, OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE WITH RESPECT TO THE TARGET COMPANIES IN SECTIONS 5.01 THROUGH 5.04, IS MADE TO THE BEST KNOWLEDGE OF THE LOAN PARTIES AFTER COMMERCIALLY REASONABLE INQUIRY.

Article VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification or other contingent obligations as to which no claim has been asserted and are not yet due and payable) shall remain unpaid or unsatisfied, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within one-hundred and twenty (120) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2022), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with IFRS, such consolidated statements to be audited and accompanied by a report and opinion of a Big Four Auditing Firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2022), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent and each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2022), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2022), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any material report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of the Private Placement, any other indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) as soon as available, but in any event within thirty (30) days after the end of each fiscal year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h) not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(i) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(j) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation; and

(k) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, subject to restrictions imposed by applicable security clearance regulations, confidentiality provisions and attorney client privilege.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies, at, in the case of a request by a Lender, such Lender’s expense, until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers and Bookrunners may, but shall not be obligated to, make available to the Lenders, materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and Bookrunners, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.06(f)(iv)); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers and Bookrunners shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 6.03. Notices. Promptly, but in any event within five (5) Business Days, after a Responsible Officer’s obtaining knowledge thereof, notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary that has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension involving any Loan Party or any Subsidiary or any of their respective properties and any Governmental Authority (including, without limitation, pursuant to the Controlled Substances Act, anti-money laundering Laws or the Civil Asset Forfeiture Reform Act) that has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(i), (ii) occurrence of any sale or issuance of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(ii), (iii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(iii), and (iv) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(v); and

(f) of any public announcement or private communication by Moody’s, S&P or Fitch of an initial Debt Rating or any change or possible change in a Debt Rating.

Each notice pursuant to Section 6.03 (other than Section 6.03(e) and (f)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04. Payment of Obligations. (a) Pay and discharge as the same shall become due and payable, (i) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with IFRS are being maintained by the Borrower or such Subsidiary; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (b) timely file all Tax returns required to be filed, except, in the case of clauses (i) and (ii), where the failure to pay and discharge could not reasonably be expected to have a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, except, in each such case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with IFRS consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 6.10. Inspection Rights. No more than twice per fiscal year, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower (which, in any event, shall not be less than five (5) Business Days); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Notwithstanding anything to the contrary contained in this Section 6.10, the right of inspection shall be subject to reasonable limitations for security related precautions and to the confidentiality provisions contained in Section 11.06.

Section 6.11. Use of Proceeds. Use the proceeds of the Loans solely for Permitted Uses and not in contravention of any Applicable Law or of any Loan Document.

Section 6.12. Covenant to Guarantee Obligations. If after the Closing Date, based on the most recent consolidated financial statements of the Borrower provided or required to be provided to the Administrative Agent pursuant to Section 6.01, the Consolidated EBITDA and the Consolidated Total Net Assets of the Loan Parties (calculated only in respect of the Borrower and all Subsidiaries that are Guarantors) do not represent at least eighty-five per cent (85.0%) of the Consolidated EBITDA and the Consolidated Total Net Assets, respectively, of the Borrower, then the Borrower shall cause one or more of its Subsidiaries to become a Guarantor hereunder by executing and delivering a subsidiary guarantor joinder agreement substantially in the form attached hereto as Exhibit F within thirty (30) days from such determination so that, on a pro forma basis after any such Subsidiary becomes a Guarantor, the Consolidated EBITDA and the Consolidated Total Net Assets of the Borrower and the Guarantors would represent at least eighty-five per cent (85.0%) of the Consolidated EBITDA and the Consolidated Total Net Assets of the Borrower. The Borrower shall have the right, at any time and from time to time, as of the last day of any fiscal quarter (such date, the “reference date”), to request by written notice to the Administrative Agent the release of one or more Guarantors (any such Guarantor, a “Reference Guarantor”), other than any Guarantor that has total net assets in excess of five per cent (5%) of Consolidated Total Net Assets of the Borrower and its Subsidiaries or whose portion of Consolidated EBITDA exceeds five per cent (5%) of the Consolidated EBITDA of the Borrower and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Borrower furnished pursuant to Section 6.01), from its obligations under the Loan Documents, but only to the extent that, (i) after giving effect to the proposed release of such Reference Guarantor as Guarantor hereunder, the Consolidated EBITDA of the Loan Parties for the Measurement Period ended on the reference date represents at least eighty-five per cent (85.0%) of the Consolidated EBITDA of the Loan Parties for the Measurement Period ended on the reference date, and the Consolidated Total Net Assets of the Loan Parties as of the reference date represent at least eighty-five per cent (85.0%) of the Consolidated Total Net Assets of the Loan Parties, (ii) at the time of, and after giving effect to, such proposed release and discharge, no Default or Event of Default shall exist, (iii) no amount is then due and payable under any Guaranty hereunder, and (iv) the Administrative Agent (for further distribution to the Lenders) shall have received a certificate of a Responsible Officer of the Parent certifying as to the matters set forth in clauses (i) through (iii), which in the case of clause (i) shall include detailed calculations evidencing such compliance. Upon delivery of any such written notice by the Borrower to the Administrative Agent and the Lenders (together with calculations in reasonable detail to that effect and compliance with the foregoing requirements), the Administrative Agent shall, if instructed by all Lenders in their reasonable discretion, at the sole cost and expense of the Borrower, take such actions and execute and deliver such agreements, instruments and documents as may be necessary (and, in each case, as reasonably requested by the Borrower) in order to evidence any such release.

Section 6.13. Compliance with Environmental Laws. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, cleanup, removal, remedial or other action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with all Environmental Laws.

Section 6.14. Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

Section 6.15. Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, except where the failure to so perform and observe could not reasonably be expected to have a Material Adverse Effect.

Section 6.16. Pari Passu. Take such action as may be necessary to ensure that, at all times, the Obligations are senior, unconditional, secured and unsubordinated obligations of the Borrower, and rank at least pari passu in priority of payment with all present and future unsecured and unsubordinated payment obligations of the Borrower outstanding from time to time, except for such payment obligations that are mandatorily preferred by Applicable Law.

Section 6.17. Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain in effect policies and procedures designed to ensure compliance with such laws and Sanctions.

Section 6.18. Controlled Substances Act; Anti-money laundering Laws. Comply in all material respects with the requirements of the Controlled Substances Act and all applicable anti-money laundering Laws and Sanctions.

Section 6.19. Target Company Guarantor Covenants. The Borrower shall, at its own expense:

(a) on the Closing Date:

(i) cause each of the Target Company Guarantors to duly execute and deliver to the Administrative Agent the Target Company Guarantor Joinder Agreement;

(ii) deliver a certificate dated as of the Closing Date to the Administrative Agent, signed by a Responsible Officer of each Mexican Guarantor, substantially in the form of Exhibit D hereto, attaching true, correct and complete copies of such documents, resolutions and certifications as the Administrative Agent may reasonably require to evidence with respect to each Mexican Guarantor (1) that it is duly organized or formed, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and qualified to engage in business in the place of its organization or formation, (2) that it is duly authorized to execute and perform its obligations under each Loan Document to which it is a party, (3) that each Responsible Officer of such Mexican Guarantor is authorized to act as a Responsible Officer in connection with each Loan Document to which such Mexican Guarantor is a party and (4) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) each the Loan Document to which such Mexican Guarantor is a party and any other documents contemplated hereby or thereby on behalf of each Mexican Guarantor, and that such authority has not been modified, rescinded or amended and is in full force and effect;

(iii) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date from Greenberg Traurig, LLP, as special New York counsel to the Mexican Guarantors, with respect to the enforceability under New York law of the Target Company Guarantor Joinder Agreement, and other matters reasonably requested by the Required Lenders, in form and substance satisfactory to the Required Lenders;

(iv) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent, the Mexican Collateral Agent and the Lenders and dated as of the Closing Date from each of (A) Greenberg Traurig, S.C., as special Mexico counsel to the Mexican Guarantors and (B) Mijares, Angoitia, Cortés y Fuentes, S.C., as special Mexico counsel to the Lenders, in each case, in form and substance satisfactory to the Lenders, with respect to the Mexican Guarantors and (1) the Mexican Share Pledge Agreement, (2) the Mexican Collateral Agency Agreement and (3) the Target Company Guarantor Joinder Agreement; and

(v) deliver to the Administrative Agent (A) a letter relating to the appointment of an agent for service of process in the State of New York by each Target Company Guarantor with respect to each Loan Document to which each such Target Company Guarantor is a party, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’s unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date and (B) a true, correct and complete copy (as certified by a Responsible Officer of each Mexican Guarantor) of each power of attorney for lawsuits and collections granted by each Mexican Guarantor in favor of the Process Agent.

(b) promptly, but in any event no later than the Mexican Share Pledge Agreement Execution Date:

(i) (A) execute and cause Allophane, Somar Holding Company and each of the Mexican Target Companies to duly execute and deliver to the Administrative Agent the Mexican Share Pledge Agreement and create and perfect a valid and enforceable first priority Security thereunder, (B) cause each Mexican Target Company to make the annotation of the Lien created by the Mexican Share Pledge Agreement in each Mexican Target Company’s stock ledger and (C) provide written confirmation of the annotation of the Mexican Share Pledge Agreement in each Mexican Target Company’s stock ledger and in all places necessary to create, maintain and perfect the Liens created by the Mexican Share Pledge Agreement as of the Mexican Share Pledge Agreement Execution Date, together with true, correct and complete copies (as certified by a Responsible Officer of each Mexican Target Company) of the relevant pages of each Mexican Target Company’s stock ledger evidencing such annotation of the Mexican Share Pledge Agreement;

(ii) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent, the Mexican Collateral Agent and the Lenders and dated as of the Mexican Share Pledge Agreement Execution Date from Gómez-Acebo & Pombo Abogados, S.L.P., as special Spanish counsel to Allophane, in form and substance satisfactory to the Lenders, with respect to Allophane and the Mexican Share Pledge Agreement; and

(iii) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent, the Mexican Collateral Agent and the Lenders and dated as of the Mexican Share Pledge Agreement Execution Date from Greenberg Traurig, LLP, as special Dutch counsel to Somar Holding Company, in form and substance satisfactory to the Lenders, with respect to Somar Holding Company and the Mexican Share Pledge Agreement.

Section 6.20. Closing Date Somar Holding Company Covenants. The Borrower shall, at its own expense, on the Closing Date:

(a) execute and deliver the Dutch Share Pledge Agreement and create and perfect a valid and enforceable first priority Security thereunder;

(b) deliver a certificate dated as of the Closing Date to the Administrative Agent, signed by a Responsible Officer of Somar Holding Company, substantially in the form of Exhibit D hereto, attaching true, correct and complete copies of such documents, resolutions and certifications as the Administrative Agent may reasonably require to evidence with respect to Somar Holding Company (1) that it is duly registered, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and qualified to engage in business in the place of its organization or formation, (2) that it is duly authorized to execute and perform its obligations under each Loan Document to which it is a party, (3) the authority of each Responsible Officer of Somar Holding Company authorized to act as a Responsible Officer in connection with each Loan Document to which it is a party, and (4) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) each Loan Document to which it is a party and any other documents contemplated hereby or thereby on behalf of Somar Holding Company, and that such authority has not been modified, rescinded or amended and is in full force and effect;

(c) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated as of the Closing Date from Clifford Chance LLP, as special Dutch counsel to the Lenders, in form and substance satisfactory to the Lenders, with respect to Somar Holding Company and (1) the Dutch Share Pledge Agreement and (2) the Target Company Guarantor Joinder Agreement;

(d) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date from Greenberg Traurig, LLP, as special New York counsel to Somar Holding Company, with respect to the enforceability under New York law of the Target Company Guarantor Joinder Agreement, and other matters reasonably requested by the Required Lenders, in form and substance satisfactory to the Required Lenders; and

(e) deliver to the Administrative Agent a letter relating to the appointment of an agent for service of process in the State of New York by Somar Holding Company with respect to each Loan Document to which it is a party, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’s unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date.

Section 6.21. Post-Closing Date Maltese Guarantor Covenants. The Borrower shall, at its own expense, within forty-five (45) days after the Closing Date:

(a) cause the Maltese Guarantor to duly execute and deliver to the Administrative Agent the Maltese Guarantor Joinder Agreement;

(b) deliver a certificate dated as of the Maltese Joinder Execution Date to the Administrative Agent, signed by a Responsible Officer of the Maltese Guarantor, substantially in the form of Exhibit D hereto, attaching true, correct and complete copies of such documents, resolutions and certifications as the Administrative Agent may reasonably require to evidence with respect to the Maltese Guarantor (1) that it is duly registered, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and has capacity to engage in business in the place of its registration, (2) that it is duly authorized to execute and perform its obligations under the Maltese Guarantor Joinder Agreement and any other Loan Documents to which it is a party, (3) the authority of each Responsible Officer of such Maltese Guarantor authorized to act as a Responsible Officer in connection with the Maltese Guarantor Joinder Agreement and the other Loan Documents to which such Maltese Guarantor is a party, and (4) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) the Maltese Guarantor Joinder Agreement and the Loan Documents and any other documents contemplated hereby or thereby on behalf of the Maltese Guarantor, and that such authority has not been modified, rescinded or amended and is in full force and effect;

(c) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Maltese Joinder Execution Date from Maltese counsel to the Maltese Guarantor, in form and substance satisfactory to the Lenders, with respect to the Maltese Guarantor and the Maltese Guarantor Joinder Agreement;

(d) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Maltese Joinder Execution Date from New York counsel to the Maltese Guarantor, with respect to the enforceability under New York law of the Maltese Guarantor Joinder Agreement, and other matters reasonably requested by the Required Lenders, in form and substance satisfactory to the Required Lenders;

(e) deliver to the Administrative Agent a letter relating to the appointment of an agent for service of process in the State of New York by the Maltese Guarantor with respect to this Agreement, the Fee Letters and the Maltese Guarantor Joinder Agreement, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’ unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date; and

(f) the fees required to be paid in relation to this Agreement and the Maltese Guarantor Joinder Agreement of Mamo TCV Advocates, Maltese counsel to the Lenders (to the extent invoiced at least two (2) Business Days prior to the Maltese Joinder Execution Date), shall have been paid.

Section 6.22. Post-Closing Date Swiss Guarantor Covenants. The Borrower shall, at its own expense, within thirty (30) days after the Closing Date:

(a) cause the Swiss Guarantor to duly execute and deliver to the Administrative Agent the Swiss Guarantor Joinder Agreement;

(b) deliver a certificate dated as of the Swiss Joinder Execution Date to the Administrative Agent, signed by a Responsible Officer of the Swiss Guarantor, substantially in the form of Exhibit D hereto, attaching true, correct and complete copies of such documents, resolutions and certifications as the Administrative Agent may reasonably require to evidence with respect to the Swiss Guarantor (1) that it is duly organized or formed, and, to the extent applicable, that it is validly existing, in good standing (or the equivalent thereof) and capable in engaging in business in the place of its organization or formation, (2) that it is duly authorized to execute and perform its obligations under the Swiss Guarantor Joinder Agreement and any other Loan Documents to which it is a party, (3) the authority of each Responsible Officer of such Swiss Guarantor authorized to act as a Responsible Officer in connection with the Swiss Guarantor Joinder Agreement and the other Loan Documents to which such Swiss Guarantor is a party, and (4) covering the authority, incumbency and specimen signatures of the individuals who have executed (or who will execute) the Swiss Guarantor Joinder Agreement and the Loan Documents and any other documents contemplated hereby or thereby on behalf of the Swiss Guarantor, and that such authority has not been modified, rescinded or amended and is in full force and effect;

(c) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Swiss Joinder Execution Date from Swiss counsel to the Swiss Guarantor, in form and substance satisfactory to the Lenders, with respect to the Swiss Guarantor and the Swiss Guarantor Joinder Agreement;

(d) deliver to the Administrative Agent a legal opinion in the English language, addressed to the Administrative Agent and the Lenders and dated as of the Swiss Joinder Execution Date from New York counsel to the Swiss Guarantor, with respect to the enforceability under New York law of the Swiss Guarantor Joinder Agreement, and other matters reasonably requested by the Required Lenders, in form and substance satisfactory to the Required Lenders;

(e) deliver to the Administrative Agent a letter relating to the appointment of an agent for service of process in the State of New York by the Swiss Guarantor with respect to this Agreement, the Fee Letters and the Swiss Guarantor Joinder Agreement, in form and substance satisfactory to the Administrative Agent and each of the Lenders, together with evidence of each such agent for service of process’ unconditional and irrevocable acceptance of such appointment to act as such until the date that is six (6) months after the Maturity Date; and

(f) the fees required to be paid in relation to this Agreement and the Swiss Guarantor Joinder Agreement of Lenz & Staehelin, Swiss counsel to the Lenders (to the extent invoiced at least two (2) Business Days prior to the Swiss Joinder Execution Date), shall have been paid.

Section 6.23. Payoff Letters. No later than the Closing Date, the Administrative Agent shall receive copies of (a) an executed irrevocable payoff letter in respect to the Syndicated Loan and executed termination agreements in respect to the BBVA Facility (each such facility, a “Refinanced Facility”) reflecting that upon receipt by the administrative agent, the lenders or the noteholders thereof, as applicable, of funds in the amounts set forth with respect to such Refinanced Facility in the corresponding payoff letter or termination agreement, (i) all amounts due with respect to such Refinanced Facility, including in respect of principal, interest, premium, costs, fees and expenses, have been fully paid and discharged, (ii) all obligations under such Refinanced Facility (including any remaining commitments thereunder) and any other related documents have been terminated, (iii) any Liens securing such Refinanced Facility shall be deemed to be forever satisfied, released and discharged, and (iv) in respect to the Syndicated Loan, the only condition to effectiveness of such payoff letter shall be that funds in the amounts set forth with respect to the Syndicated Loan have been received by the administrative agent, the lenders or the noteholders thereof, as applicable, and (b) the Private Placement Notes, reflecting that such Private Placement Notes have been cancelled.

Article VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnification or other contingent obligations as to which no claim has been asserted and are not yet due and payable) shall remain unpaid or unsatisfied, the Loan Parties shall not, nor shall it permit any Subsidiary to, directly or indirectly:

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or assign any accounts or other right to receive income, other than the following Liens (“Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c) Liens for ad valorem property Taxes not yet due or Liens for Taxes which are not yet due or are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens in respect of property or assets of the Borrower or any Subsidiary arising in the ordinary course of business (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operations of the business of the Borrower or such Subsidiary or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds (whether in arbitration, judicial, administrative or tax proceedings), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) leases, subleases, licenses or sub-licenses granted to others, easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) zoning, building codes and other land use laws, regulations and ordinances regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Borrower or such Subsidiary or any violation of which would not have a Material Adverse Effect;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(j) Liens securing Indebtedness permitted under Section 7.02(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker’s liens, rights to set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(l) any Lien in favor of customs and revenue authorities to secure payment of custom duties in connection with the importation or exportation of goods;

(m) lessors’ and landlords’ Liens on fixtures and movable property (other than computer equipment) located on premises leased in the ordinary course of business;

(n) any netting or set off arrangement under any hedging arrangement entered into by a Loan Party in the ordinary course of business and not for speculative purposes;

(o) Liens created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond) or any other general conditions used by, or agreement or arrangement with, a bank operating in the Netherlands to substantially the same effect;

(p) Liens on inventory, factoring of book debts or accounts receivable, so long as such Liens are (x) granted in the ordinary course of business and (y) the aggregate outstanding principal amount of Indebtedness secured by such Liens shall not at any time exceed 2% of Consolidated Total Net Assets (determined as of the end of the then most recently ended Measurement Period);

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the purchase or sale of goods entered into by a Loan Party in the ordinary course of business;

(r) Liens securing Indebtedness and other obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding; and

(s) Liens on the Collateral, to the extent securing the Colombian Peso Takeout Facility, subject to an intercreditor agreement.

Section 7.02. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for the following (“Permitted Indebtedness”):

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the Closing Date and listed under Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;

(c) Guarantees of the Loan Parties in respect of Indebtedness otherwise permitted hereunder of the Loan Parties; and

(d) Indebtedness incurred in the ordinary course of business in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $30,000,000;

(e) Indebtedness owed to any Loan Party;

(f) obligations (contingent or otherwise) of a Loan Party or a Subsidiary existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for speculative purposes;

(g) Indebtedness of any Loan Party or a Subsidiary as an account party in respect of commercial letters of credit, bank guarantees or bank indemnities in the ordinary course of business;

(h) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(i) Indebtedness in an aggregate principal amount that, together with the amount outstanding of Indebtedness incurred pursuant to Section 7.02(d), does not exceed $30,000,000 at any time outstanding;

(j) any Indebtedness arising under a declaration of joint and several liability issued for the purpose of section 2:403 Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) Dutch Civil Code) provided that such 403 declaration is issued by a Dutch Loan Party and with respect to Dutch Loan Parties only;

(k) any Indebtedness arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes consisting of Dutch Loan Parties only;

(l) Indebtedness owed under the Colombian Peso Takeout Facility; and

(m) Indebtedness (i) resulting from a bank or other financial institution honoring a check, draft of similar instrument in the ordinary course of business or (ii) arising under or in connection with cash management services in the ordinary course of business.

Section 7.03. Investments. Make or hold any Investments, except for the following (“Permitted Investments”):

(a) Investments held by the Loan Parties and their Subsidiaries in the form of Cash Equivalents;

(b) (i) additional Investments by the Loan Parties and their Subsidiaries in Loan Parties and (ii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d) Guarantees permitted by Section 7.02;

(e) Investments existing on the Closing Date as set forth on Schedule 5.08(e);

(f) the Acquisition, to the extent made on the Closing Date; and

(g) advances to officers, directors and employees of the Loan Parties and Subsidiaries in an aggregate amount not exceeding $1,000,000 during the term of this Agreement, for travel, entertainment, relocation and similar ordinary business purposes; and

(h) to the extent constituting Investments, transactions otherwise permitted by Sections 7.02, 7.04 and 7.06; and

(i) other Investments in an amount not to exceed $8,000,000 in the aggregate during the term of this Agreement.

Section 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge or consolidate with, or dissolve or liquidate into, (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party is merging or consolidating with, or dissolving or liquidating into, another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

(c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d) so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving corporation; and

(e) the Borrower and its Subsidiaries may make Dispositions permitted by Section 7.05.

Section 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn-out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory, supplies, material, equipment, patents, copyrights, proprietary software, service marks, trademarks, sanitary registrations, permits or marketing authorizations, or any other IP Rights, in each case, in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to a Loan Party;

(e) the liquidation, sale or use of cash and Cash Equivalents for fair market value in the ordinary course of business not prohibited by this Agreement;

(f) the granting of licenses, sublicenses, leases or subleases to other Persons in the ordinary course of business which do not interfere in any material respect with the business of the Loan Parties or Subsidiaries;

(g) any factoring of book debts or accounts receivable in the ordinary course of business;

(h) Dispositions permitted by Section 7.04; and

(i) any Disposition not otherwise permitted by the foregoing clauses (a) though (i), provided that:

(i) such Disposition is made for not less than fair market value,

(ii) immediately before and after giving effect to such Disposition, no Default or Event of Default has occurred and is continuing, and

(iii) the book value of all property Disposed of by any Loan Party pursuant to this clause (i) shall not exceed, in the aggregate, $5,000,000 during the term of this Agreement.

Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Borrower, any other Loan Party and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; and

(c) the Borrower may issue and sell its common Equity Interests, so long as the Net Cash Proceeds thereof are applied to the repayment of Loans pursuant to Section 2.03(b)(iii).

Section 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

Section 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower (other than a Subsidiary), whether or not in the ordinary course of business, other than (a) transactions on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) transactions between Loan Parties and (c) Restricted Payments permitted under Section 7.06.

Section 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the Closing Date and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(d) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 7.10. Use of Proceeds.

(a) Use the proceeds of the Loans for any reason other than for the Permitted Uses of such Loans.

(b) Use the proceeds of the Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 7.11. Financial Covenants.

(a)  Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio of the Borrower at any time to be less than 3.00:1.00.

(b) Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Ratio
Closing Date through March 2023	4.75:1.00
April 2023 through June 2023	4.60:1.00
July 2023 and each fiscal quarter thereafter	4.25:1.00

Section 7.12. Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries, an amount equal to (a) $27,100,000 for the fiscal year of the Borrower ending on December 31, 2022, and (b) $51,000,000 for the fiscal year of the Borrower ending on December 31, 2023.

Section 7.13. Amendments of Organization Documents. Amend any of its Organization Documents in a manner that would materially and adversely affect the rights of the Administrative Agent or any Lender under this Agreement or the other Loan Documents.

Section 7.14. Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Loans in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(b), (c) payments made under revolving lines of credit permitted under Section 7.02, (d) any refinancing of Existing Indebtedness with the proceeds of the Colombia Peso Takeout Facility and (e) any refinancing of the Colombian Peso Takeout Facility by some or all of, and limited to, the Designated Colombian Lenders.

Section 7.15. Amendment, Etc. of Related Documents and Indebtedness. (a) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (b) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, (c) waive any default under or any breach of any term or condition of any Related Document, (d) take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender or (e) amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(b).

Section 7.16. Sanctions. Directly or indirectly, use the proceeds of any Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Joint Lead Arranger and Bookrunner, Administrative Agent, or otherwise) of Sanctions.

Section 7.17. Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loans for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.

Section 7.18. Controlled Substances. Use the proceeds from sales of Dronabinol or any other controlled substance containing delta-9-tetrahydrocannabinol to make payments under or in connection with the Facility.

Section 7.19. Accounting Changes. Change or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by IFRS, or change the fiscal year of the Borrower or of any of its Subsidiaries.

Section 7.20. Business Activity in Panama. Engage in business activities in Panama or directly generate income from Panamanian sources.

Article VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three (3) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) pay within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05, 6.11, 6.12, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22 or Article VII, or (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Article X herein; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier to occur of (i) notice from the Administrative Agent (acting at the instruction of the Required Lenders) to the Borrower and (ii) a Responsible Officer of any Loan Party obtaining knowledge of such default; or

(d) Representations and Warranties. Any representation or warranty made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, in the case of any such representation or warranty qualified by materiality, such representation or warranty shall prove to have been incorrect in any respect) when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, after giving effect to applicable cure periods, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or Cash Collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; provided that for as long as Colombia’s applicable insolvency laws provide for restrictions on or sanctions associated with the ability of the Lenders, directly or indirectly, to exercise the right to declare an Event of Default under this Section 8.01(f), the Lenders and any Colombian Guarantor hereto agree that nothing in this Section 8.01(f) shall (i) prevent the commencement of any insolvency proceeding in Colombia, whether voluntary or involuntary, in respect of the Borrower, (ii) prohibit the Borrower from entering into an insolvency proceeding in Colombia, or (iii) cause an unfavorable effect (efecto desfavorable) upon a Colombian Guarantor; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, in either case, and such judgements or orders are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal; or

(i) ERISA. An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred and are continuing, could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m) Condemnation; Suspension of Payments or Moratorium. (i) Any government or Governmental Authority shall Condemn all of the Equity Interests (or a substantial portion thereof) of any Loan Party or any Subsidiary thereof or a substantial portion of the business, property or assets of any Loan Party or any Subsidiary thereof or (ii) any government or Governmental Authority shall (A) declare a general suspension of payments or a moratorium on the payment of the Loans or (ii) impose any limitation on the ability of any Loan Party to repay principal of, or pay interest on, the Loans or pay the Commitment Fee or to transfer funds abroad and such moratorium or limitation has continued for forty-five (45) consecutive days; or

(n) Forfeiture. A forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to any property of the Loan Parties or any Subsidiary thereof, or any part thereof, on the grounds that the property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any person pursuant to any Applicable Laws, including, without limitation, under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the property shall become subject to forfeiture or seizure in connection therewith.

(o) Money Laundering, etc. Any Loan Party or any of its directors, officers or holders of five percent (5%) or more of such Loan Party’s capital stock is: (i) convicted of a crime involving money laundering, corruption or the financing of terrorism or terrorist activities; (ii) is the subject or target of any Sanctions; (iii) is included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority; or (iv) is the subject or target of a formal governmental investigation or proceeding involving money laundering, corruption or the financing of terrorism or terrorist activities.

Section 8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, with notice to the Borrower, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders any or all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an event described in Section 8.01(f) or Section 8.01(g), the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.11, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and Collateral Agent and amounts payable under Article III) payable to each of the Administrative Agent and Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal or interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Article IX

ADMINISTRATIVE AGENT

Section 9.01. Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints The Bank of New York Mellon to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article IX (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02. Rights as a Lender. With respect to any Commitment and Loan made by it, the Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03. Exculpatory Provisions. The Administrative Agent or the Joint Lead Arrangers and Bookrunners, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Joint Lead Arrangers and Bookrunners, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Joint Lead Arrangers and Bookrunners or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, (vii) the validity or perfection of any lien, mortgage or security interest, including in respect of the filing of financing statements or continuation statements or the maintaining of such interests purported to be created as described herein or in any other Loan Document or (viii) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders;

(f) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution; and

(g) shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any party to this Agreement unless such party shall have offered to the Administrative Agent sufficient funds and security or indemnity sufficient to the Administrative Agent against the costs, expenses and liabilities which might be incurred by it in compliance with any such request or direction.

Notwithstanding anything to the contrary herein, whenever reference is made in any Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that in all cases each of the Administrative Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) solely as directed in writing by, in the case of the Administrative Agent, the Required Lenders (or such other Lenders or percentage thereof as shall be expressly required hereunder). The Administrative Agent may at any time request instructions from the Required Lenders (or such other Lenders or percentage thereof as shall be expressly required hereunder) with respect to any actions, determinations or approvals which, by the terms of this Agreement or any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any such action or to withhold any such approval and shall not be under any liability whatsoever as a result thereof until it shall have received such instructions from the Required Lenders (or other specified Lenders under this Agreement). No party hereto shall have any right of action whatsoever against the Administrative Agent as a result of such Person acting or refraining from acting under the Loan Documents in accordance with instructions from the Required Lenders (or other specified Lenders under this Agreement). The Administrative Agent shall not have any liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the requisite Lenders to provide such instruction.

The powers conferred on the Administrative Agent in its capacity as Collateral Agent hereunder or under any Loan Document are solely to protect the Collateral Agent’s interests (on behalf of the Secured Parties) in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document, the Collateral Agent shall have no duty or liability as to the taking of any necessary steps to preserve or protect the Collateral or to preserve rights against prior parties. It is understood and agreed that any rights granted to the Collateral Agent hereunder on behalf of the Secured Parties under the Dutch Share Pledge Agreement (or otherwise in respect of Collateral located in or governed by any non-U.S. jurisdiction) are solely for purposes of protecting the rights of the Secured Parties, and the Collateral Agent shall have no obligation to take enforcement actions outside of the United States; provided that the Required Lenders shall be entitled to appoint (or direct the Collateral Agent to appoint) a sub-collateral agent or co-collateral agent in the relevant jurisdiction for any such purpose, including as described in Section 9.05 herein. The Collateral Agent shall have no (i) obligation to monitor or supervise any such agent or provide any instruction to such agent except to the extent directed to provide an instruction by the Required Lenders or (ii) liability for any failure or delay in the exercise or enforcement of such rights resulting from the acts or omission of any such agent. The Collateral Agent shall be entitled to open and maintain an account for the purpose of maintaining any of the Collateral (or any proceeds thereof) under the Dutch Share Pledge Agreement. For purposes of the Dutch Share Pledge, the Collateral Agent is hereby authorized and directed to provide a power of attorney to an attorney in the Netherlands for purposes of such attorney representing the Collateral Agent in the acceptance and execution thereof. The Administrative Agent is hereby authorized and directed to execute and deliver the Mexican Collateral Agency Agreement on behalf of the Secured Parties; provided that it is is understood and agreed that, the Administrative Agent is entering into such agreement solely for purposes of the appointment of the Mexican Collateral Agent on behalf of the Secured Parties, and the Administrative Agent shall have no (i) obligation to monitor or supervise the Mexican Collateral Agent, (ii) obligation to provide any instruction or consent to the Mexican Collateral Agent, in each case except to the extent directed to do so by the Required Lenders in accordance with the terms of this Agreement, or (iii) liability for any delay, acts or omission of the Mexican Collateral Agent thereunder in the performance of duties, or exercise of rights, on behalf of, or at the direction of, the Administrative Agent in accordance with this Agreement. For the avoidance of doubt, as between the Borrower and the Secured Parties, nothing in this paragraph shall be deemed to limit, diminish or restrict the rights of the Secured Parties in respect of the Collateral.

Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint (or petition a court of competent jurisdiction for the appointment of) a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any corporation or association into which the Administrative Agent may be merged or converted or with which the Administrative Agent may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Administrative Agent, shall be the successor of the Administrative Agent hereunder and under the other Loan Documents, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 9.07. Non-Reliance on the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor the Joint Lead Arrangers and Bookrunners has made any representation or warranty to it, and that no act by the Administrative Agent or the Joint Lead Arrangers and Bookrunners hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Joint Lead Arrangers and Bookrunners to any Lender as to any matter, including whether the Administrative Agent or the Joint Lead Arrangers and Bookrunners have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Joint Lead Arrangers and Bookrunners that it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers and Bookrunners, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers and Bookrunners, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers and Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.09. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.06 and 11.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to require the Required Lenders to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 11.01 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.10. Recovery of Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender, or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.10 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within three (3) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.10(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 11.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 9.11. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.12. Parallel Liability.

(a) Each Loan Party irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to, but not in addition to, the aggregate amount of its Corresponding Liabilities (as these may exist from time to time). The payment undertakings of each Loan Party under this Section 9.12 are each referred to as a “Parallel Liability”.

(b) Each of the parties hereto agree that:

(i) a Loan Party’s Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as, its Corresponding Liabilities;

(ii) a Loan Party’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged, and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;

(iii) a Loan Party’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of that Loan Party to the Collateral Agent, and an independent and separate claim of the Collateral Agent to receive payment of that Parallel Liability (in its capacity as an independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities);

(iv) for purposes of this Section 9.12, the Collateral Agent acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly holds neither its claim resulting from a Parallel Liability nor any Liens securing a Parallel Liability on trust;

(v) for purposes of the Loan Documents governed by Dutch law, any resignation by the Collateral Agent is not effective with respect to its rights under the Parallel Liabilities until all rights and obligations under the Parallel Liabilities have been assigned to and assumed by the successor agent appointed in accordance with Section 9.06 of this Agreement; and

(vi) the Administrative Agent (acting at the instructions of the Required Lenders) will reasonably cooperate in assigning its rights and obligations under the Parallel Liabilities to a successor agent in accordance with Section 9.06 of this Agreement and will reasonably cooperate in transferring all rights and obligations under any Loan Document governed by Dutch law to such successor agent. All other Loan Parties hereby, in advance, irrevocably grant their cooperation (medewerking) to the transfer of all rights and obligations by the Administrative Agent to a successor agent in accordance with Section 9.06 of this Agreement.

All amounts received or recovered by the Collateral Agent in connection with this Section 9.12, to the extent permitted by Applicable Law, shall be subject to Sections 2.09 and 2.10.

Article X

CONTINUING GUARANTY

Section 10.01. Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than a filing for, or a commencement of, an insolvency process of a Colombian Guarantor pursuant to Law 1116 of 2006 or Decree 560 of 2020, while the effects set forth under article 16 of Law 1116 of 2006 (or other similar under other bankruptcy law in Colombia) apply) or the filing for, or commencement of, an insolvency process of a Salvadoran Guarantor pursuant to Applicable Law. Furthermore, to the extent applicable, each Guarantor hereby waives the benefits of orden, excusión, división, quita and espera and any right specified in articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2827, 2829, 2830, 2837, 2838, 2839, 2840, 2845, 2846, 2847 and any other related or applicable articles of the Código Civil Federal of Mexico, and the Código Civil of each State of Mexico and Mexico City (Ciudad de México), Mexico.

Section 10.02. Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate as provided herein or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations, subject to the terms of this Agreement and any applicable Share Pledge Agreement; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine, subject to the terms of this Agreement and any applicable Share Pledge Agreement; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any such Guarantor.

Section 10.03. Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

Section 10.04. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

Section 10.05. Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

Section 10.06. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

Section 10.07. Subordination. To the fullest extent permitted by law, each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to any Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to any Guarantor as subrogee of the Secured Parties or resulting from any Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to any such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

Section 10.08. Stay of Acceleration. Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Secured Parties, on the other hand, if acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any other Person under any Debtor Relief Laws, or the payment of any of the Obligations by such other Person is otherwise subject to a stay, injunction, or other prohibition preventing such acceleration against such other Person, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

Section 10.09. Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as any Guarantor requires, and that none of the Secured Parties has any duty, and each such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Section 10.10. Maltese Limitations. Any Guarantee provided by Guarantors registered under the laws of Malta (including the Maltese Guarantor), does not apply to any liability to the extent that it would result in such Guarantee being illegal, in breach of law or regulation, or constituting unlawful financial assistance within the meaning of article 110 of the Maltese Companies Act (Chapter 386 of the laws of Malta).

Section 10.11. Swiss Limitations.

(a) If and to the extent that a Swiss Guarantor under this Agreement (directly or indirectly) guarantees, secures or indemnifies obligations other than obligations of one of its wholly-owned direct or indirect subsidiaries (i.e. obligations of such Swiss Guarantor’s direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Restricted Obligations”) and the making of a payment in fulfilling the obligations pursuant to this Agreement with respect to Restricted Obligations would under Swiss law (inter alia, prohibiting capital repayments or restricting distributions), at the time payment is due, not be permitted, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid under Swiss law (the “Maximum Amount”); provided that such Maximum Amount shall at no time be less than such Swiss Guarantor’s distributable capital and reserves at the time or times such payment is requested from such Swiss Guarantor, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release such Swiss Guarantor from payment obligations hereunder in excess of the Maximum Amount, but shall postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and other financial undertakings assumed by a Swiss Guarantor under or in connection with this Agreement shall be construed in a manner consistent with the provisos of this Section.

(b) If a demand for payment has been issued to a Swiss Guarantor in respect of Restricted Obligations and such Swiss Guarantor is obliged to withhold Swiss Withholding Tax in respect of such payment, the relevant Swiss Guarantor shall:

(i) use reasonable efforts to make such payments without deduction of Swiss Withholding Tax, or to reduce the rate of Swiss Withholding Tax required to be deducted, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(ii) if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (i) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such Tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such Taxes to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung);

(iii) notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such Taxes deducted have been paid to the Swiss Federal Tax Administration;

(iv) in the case of a deduction of Swiss Withholding Tax:

(A) use reasonable efforts to ensure that any person other than a Secured Party, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (A) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (B) pay to the Administrative Agent upon receipt any amounts so refunded; and

(B) if a Secured Party is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Administrative Agent, shall provide the Administrative Agent (on its behalf or on behalf of any Secured Party) those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Secured Party, to prepare a claim for refund of Swiss Withholding Tax,

(c) If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with paragraph (b) above, the Administrative Agent shall be entitled to further enforce the Guaranty, any indemnity and other financial undertaking granted by such Swiss Guarantor under this Agreement and/or further apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the Maximum Amount from time to time.

(d) If and to the extent requested by the Administrative Agent or required under Swiss law applicable at the relevant time, in order to allow the Administrative Agent (and the other Secured Parties) to obtain a maximum benefit under the Guaranty, any indemnity or other financial undertaking assumed by the Swiss Guarantor under this Agreement, the Swiss Guarantor shall, and any direct or indirect shareholder of such Swiss Guarantor being a party hereto, shall procure that such Swiss Guarantor will, promptly upon notification by the Administrative Agent or becoming aware of the requirement under Swiss law, implement all measures and/or promptly procure the fulfilment of all prerequisites allowing it to promptly make payment(s) under this Agreement from time to time, including (but not limited to):

(i) preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(ii) obtain a confirmation of the auditors of the Swiss Guarantor confirming the maximum amount of the freely distributable capital and reserves;

(iii) approval by a shareholders’ meeting of the Swiss Guarantor of the (resulting) distribution;

(iv) to the extent permitted by mandatory Swiss law, reduce the Swiss Guarantor’s share capital or reallocation of reserves to freely distributable reserves;

(v) to the extent permitted by applicable law write up or realize any of the Swiss Guarantor’s assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, provided that, in case of realization such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig); and

(vi) taking all such other measures necessary or useful to allow the Swiss Guarantor to make the payments and perform the obligations under the Guaranty and any Loan Documents with a minimum of limitations.

Article XI

MISCELLANEOUS

Section 11.01. Amendments, Etc. Subject to Section 3.03 and the last paragraph of this Section 11.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive or amend any condition set forth in Section 4.01, in each case, without the written consent of each Lender;

(b) increase the Commitment of any Lender without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Commitment hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender entitled to such amount;

(e) change (i) Section 8.03 or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.03(a) or 2.03(b), respectively, in any manner that materially and adversely affects the Lenders without the written consent of each Lender;

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

(i) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of such Lender; or

(j) waive or amend any provision of Section 7.16, Section 7.17, or Section 11.15 without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or Collateral Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

No amendment, waiver or consent shall without the prior written consent of each Lender directly affected thereby, (i) modify Section 8.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments otherwise required hereunder, (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, (iii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, (iv) release, or have the effect of releasing, all or substantially all of the Collateral securing the Obligations, or (v) release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations.

The Administrative Agent shall promptly notify each Lender of, and provide a copy of, any waiver, amendment or consent that the Administrative executes or consents to in accordance with this Section 11.01.

Section 11.02. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, each Guarantor or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Each of the Administrative Agent and the Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement and related Loan Documents and delivered using Electronic Means; provided, however, that the Borrower and/or the related Lender, as applicable, shall provide to the Administrative Agent and the Collateral Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower and/or the related Lender, as applicable, whenever a person is to be added or deleted from the listing.  If the Borrower and/or the related Lender, as applicable, elects to give the Administrative Agent or the Collateral Agent Instructions using Electronic Means and the Administrative Agent or the Collateral Agent, as applicable, in its discretion elects to act upon such Instructions, the Administrative Agent and the Collateral Agent’s understanding of such Instructions shall be deemed controlling.  The parties hereto understand and agree that the Administrative Agent and the Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Administrative Agent and the Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Administrative Agent and the Collateral Agent have been sent by such Authorized Officer.  The Borrower and/or the related Lender, as the case may be, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Administrative Agent and the Collateral Agent and that the Borrower and/or the related Lender and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower and/or the related Lender, as applicable.  The Administrative Agent and the Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Administrative Agent and the Collateral Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Borrower and/or the related Lender agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Administrative Agent and the Collateral Agent, including without limitation the risk of the Administrative Agent and the Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Administrative Agent and the Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower and/or the related Lender, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Administrative Agent and the Collateral Agent immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of the foregoing, “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Administrative Agent and the Collateral Agent, or another method or system specified by the Administrative Agent and the Collateral Agent as available for use in connection with its services hereunder.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Guarantors, the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Guarantors, the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Notice of Borrowings) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent, as applicable, in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.09, or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers and Bookrunners, the Lenders and their respective Affiliates (including any fees due under the applicable Fee Letter as set forth therein, the fees and expenses of Clifford Chance US LLP, special New York Counsel to the Lenders, and any other counsel or advisors to the Administrative Agent, the Collateral Agent or the Lenders), in connection with the syndication of the Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), the Joint Lead Arrangers and Bookrunners, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the documented fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of each of the Administrative Agent and the Collateral Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in its bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower or any of its Subsidiaries and that is brought by an Indemnitee against another Indemnitee (other than against Joint Lead Arrangers and Bookrunners, the Collateral Agent or the Administrative Agent in their capacities as such). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to any of the Administrative Agent or the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to each of the Administrative Agent or the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Administrative Agent or the Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or the Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.09(c).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (any attempt to do so shall be null and void ab initio). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans (including for purposes of this Section 11.06(b)) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Facility provided hereunder and any separate term loan facilities provided pursuant to the last paragraph of Section 11.01 on a non-pro rata basis;

(iii) Required Consents. Subject to clauses (b)(v) and (f) of this Section 11.06, no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06; provided that the Administrative Agent shall provide notice to the Borrower of any assignment at least five (5) Business Days prior to such assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,000; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons), or (C) prior to the occurrence and continuance of an Event of Default only, to any fund which is a “distressed debt”, “restructuring”, “work out” or similar fund engaged in or established for the purpose of making, purchasing, holding or otherwise investing in distressed commercial loans, bonds and other similar extensions of credit.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections Section 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.06.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and entitlements to stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.14 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and entitlements to stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Disqualified Institutions.

(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii) If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in the case of outstanding Loans held by Disqualified Institutions, prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and the other Loan Documents.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

Section 11.07. Preservation of Collateral. The benefit of the Collateral and of the Dutch Share Pledge Agreement of a transferor of part or all of the obligations expressed to be secured by the Collateral shall automatically transfer to any assignee or transferee (by way of novation or otherwise) of such obligations pursuant to the terms hereof. For the purpose of Article 1278 of the Luxembourg Civil Code (and, to the extent applicable, any similar provisions of foreign law), the Administrative Agent, the other Secured Parties and each of the Loan Parties hereby expressly reserve the preservation of the Collateral and of the Dutch Share Pledge Agreement in case of assignment, novation, amendment or any other transfer or change of the obligations expressed to be secured by the Collateral (including, without limitation, an extension of the term or an increase of the amount of such obligations or the granting of additional credit) or of any change of any of the parties to this Agreement or any other Loan Document.

Section 11.08. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee or prospective assignee, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.08, (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.08. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 11.08, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

Section 11.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section 11.09 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11. Integration; Effectiveness. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied shall remain outstanding.

Section 11.13. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.14. Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with Applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.14 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 11.14 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

Section 11.15. Governing Law; Jurisdiction; Etc. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (a) OF THIS SECTION 11.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT ON THE BASIS OF ITS CURRENT OR FUTURE DOMICILE OR OTHERWISE.

(c) SERVICE OF PROCESS. (i) THE BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY DESIGNATES AND APPOINTS (A) COGENCY GLOBAL INC. (THE “PROCESS AGENT”), WITH AN OFFICE ON THE CLOSING DATE AT 122 EAST 42ND STREET, 18TH FLOOR, NEW YORK, NY 10168, AS ITS AGENT AND TRUE AND LAWFUL ATTORNEY-IN-FACT IN ITS NAME, PLACE AND STEAD TO ACCEPT ON ITS BEHALF SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY COURT REFERRED TO IN CLAUSE (a) ABOVE, AND (B) AS ITS CONVENTIONAL ADDRESS THE ADDRESS OF THE PROCESS AGENT REFERRED ABOVE OR ANY OTHER ADDRESS NOTIFIED IN WRITING IN THE FUTURE BY THE PROCESS AGENT TO THE BORROWER OR EACH OTHER LOAN PARTY, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY PROCEEDINGS BROUGHT PURSUANT TO THE LOAN DOCUMENTS IN ANY COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE BORROWER AND EACH OTHER LOAN PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND AGREES THAT THE FAILURE OF THE PROCESS AGENT TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO IT SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ENFORCEMENT OF ANY JUDGMENT BASED THEREON. THE BORROWER AND EACH OTHER LOAN PARTY SHALL MAINTAIN SUCH APPOINTMENT UNTIL THE DATE THAT OCCURS SIX MONTHS AFTER THE DATE ON WHICH ALL OBLIGATIONS HAVE BEEN SATISFIED IN FULL, EXCEPT THAT IF FOR ANY REASON THE PROCESS AGENT APPOINTED HEREBY CEASES TO BE ABLE TO ACT AS SUCH, THEN THE BORROWER AND EACH OTHER LOAN PARTY SHALL, BY AN INSTRUMENT REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT, APPOINT ANOTHER PERSON IN THE BOROUGH OF MANHATTAN AS SUCH PROCESS AGENT SUBJECT TO THE APPROVAL OF THE ADMINISTRATIVE AGENT. THE BORROWER AND EACH OTHER LOAN PARTY COVENANTS AND AGREES THAT IT SHALL TAKE ANY AND ALL REASONABLE ACTION, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL DOCUMENTS, THAT MAY BE NECESSARY TO CONTINUE THE DESIGNATION OF THE PROCESS AGENT PURSUANT TO THIS PARAGRAPH IN FULL FORCE AND EFFECT AND TO CAUSE THE PROCESS AGENT TO ACT AS SUCH, AND (ii) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.16.

Section 11.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each of the Guarantors acknowledge and agree, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders are arm’s-length commercial transactions between the Borrower, the Guarantors and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders, on the other hand, (B) the Borrower and each of the Guarantors have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each of the Guarantors are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Guarantors or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers and Bookrunners nor any Lender has any obligation to the Borrower, the Guarantors or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and Bookrunners, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Guarantors and their respective Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers and Bookrunners nor any Lender has any obligation to disclose any of such interests to the Borrower, the Guarantors or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each of the Guarantors hereby waive and release any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and Bookrunners and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.18. Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed.pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender hereby waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and any other Loan Document based solely on the lack of paper original copies of this Agreement and such other Loan Document.

Section 11.19. USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act.

Section 11.20. Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 11.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.23. Representation of Dutch Loan Parties. If a Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of the Loan Documents or any deed, agreement or document referred to in the Loan Documents or made pursuant to the Loan Documents, it is hereby expressly acknowledged and accepted by the other parties hereto that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his authority shall be governed by the laws of the Netherlands.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PROCAPS GROUP, S.A.,
as Borrower

By:	/s/ Carlos Alberto Piocuda Russo
	Name:	Carlos Alberto Piocuda Russo
	Title:	Vice President of Corporate Finance

[Signature Page to Procaps Credit Agreement]

PROCAPS S.A.,
as a Guarantor

By:	/s/ Carlos Alberto Piocuda Russo
	Name:	Carlos Alberto Piocuda Russo
	Title:	Alternate of the General Manager

[Signature Page to Procaps Credit Agreement]

PROCAPS, S.A. DE C.V.,
as a Guarantor

By:	/s/ Francisco Javier Picart Laurenz
	Name:	Francisco Javier Picart Laurenz
	Title:	General Manager

[Signature Page to Procaps Credit Agreement]

DIABETRICS HEALTHCARE S.A.S.,
as a Guarantor

By:	/s/ Carlos Alberto Piocuda Russo
	Name:	Carlos Alberto Piocuda Russo
	Title:	Alternate of the General Manager

[Signature Page to Procaps Credit Agreement]

SOFGEN PHARMACEUTICALS LLC,
as a Guarantor

By:	/s/ Ruben Minski
	Name:	Ruben Minski
	Title:	Chief Executive Officer and President

[Signature Page to Procaps Credit Agreement]

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:	/s/ John D. Bowman
	Name:	John D. Bowman
Title:

[Signature Page to Procaps Credit Agreement]

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By:	/s/ John D. Bowman
	Name:	John D. Bowman
Title:

[Signature Page to Procaps Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Jorge Ortiz de la Pena
	Name:	Jorge Ortiz de la Pena
	Title:	Managing Director

[Signature Page to Procaps Credit Agreement]

BOFA SECURITIES, INC.,
as Joint Lead Arranger and Bookrunner

By:	/s/ Jorge Ortiz de la Pena
	Name:	Jorge Ortiz de la Pena
	Title:	Managing Director

[Signature Page to Procaps Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Lender and Joint Lead Arranger and Bookrunner

By:	/s/ Christophe Vohmann
	Name:	Christophe Vohmann
	Title:	Executive Director

[Signature Page to Procaps Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender and Joint Lead Arranger and Bookrunner

By:	/s/ Jennifer DeFazio
	Name:	Jennifer DeFazio
	Title:	Authorized Signatory

[Signature Page to Procaps Credit Agreement]

BANCOLOMBIA (PANAMÁ) S.A.,
as Lender and Arranger

By:	/s/ Andrés Hincapié Molina
	Name:	Andrés Hincapié Molina
	Title:	General Agent

[Signature Page to Procaps Credit Agreement]

BANCO DAVIVIENDA S.A.,
as Lender and Arranger

By:	/s/ Rodrigo Arango
	Name:	Rodrigo Arango
	Title:	VP Comericial

[Signature Page to Procaps Credit Agreement]

BANCO BTG PACTUAL S.A. - CAYMAN BRANCH,
as Lender and Manager

By:	/s/ Ana Alice Antunes Haddad
	Name:	Ana Alice Antunes Haddad
	Title:	Procuradora

By:	/s/ Amanda Senna
	Name:	Amanda Senna
	Title:	Attorney-in-fac

[Signature Page to Procaps Credit Agreement]

BANCO DE CRÉDITO DEL PERÚ,
as Lender and Manager

By:	/s/ Hector Juliao Villalobos
	Name:	Hector Juliao Villalobos
	Title:	Apoderado Especial del BCP

[Signature Page to Procaps Credit Agreement]

GLOBAL BANK CORPORATION,
as Lender and Manager

By:	/s/ Otto Wolfschoon
	Name:	Otto Wolfschoon
	Title:	Attorney

[Signature Page to Procaps Credit Agreement]